SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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Filed by a Party other than the Registrant   ☐
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material pursuant to §240.14a-12

STANDARD AVB FINANCIAL CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Title of each class of securities to which transaction applies:
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Aggregate number of securities to which transaction applies:
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Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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4.
Proposed maximum aggregate value of transaction:
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Total fee paid:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PROXY STATEMENT
MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT
Dear Fellow Standard AVB Financial Corp. Stockholder:
Your Board of Directors has agreed unanimously on a proposed transaction that, if completed, will result in the merger of Standard AVB Financial Corp. (“Standard”) with and into Dollar Mutual Bancorp (“Dollar”). You are being asked to approve the merger by approving an Agreement and Plan of Merger, dated September 24, 2020 (which we refer to as the “merger agreement”), among Standard, Dollar and Dollar Acquisition Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Dollar at a special meeting of stockholders to be held on January 19, 2021. Following the consummation of the proposed transaction, Standard Bank will operate as a wholly owned subsidiary of Dollar for some time.
Due to the public health impact of the coronavirus outbreak and to support the health and well-being of our stockholders, the special meeting will be held in a virtual meeting format only, on January 19, 2021 at 9:00 a.m., Eastern time. You will be able to attend the special meeting virtually and vote and submit questions during the virtual special meeting by visiting www.meetingcenter.io/204307764.
If the merger agreement is approved at the special meeting, and subject to the other conditions of the merger agreement, Standard will be merged into Merger Sub, with Standard as the surviving entity. As a result, Standard stockholders will receive $33.00 in cash for each share of outstanding Standard common stock.
In addition to the merger agreement, you will be asked to consider and vote, on an advisory (non-binding) basis, on a proposal to approve the compensation that may be paid or become payable to our named executive officers in connection with the merger and a proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are insufficient votes at the time of the special meeting to approve the merger agreement.
After careful consideration, our Board of Directors unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable to, and in the best interests of, Standard and our stockholders and has unanimously approved the merger agreement. Our Board of Directors unanimously recommends that you vote “FOR” the merger proposal and “FOR” each of the other items to be considered at the special meeting.
Your vote is very important, regardless of the number of shares you own. The merger cannot be completed unless the merger agreement is approved by the affirmative vote of the holders of a majority of the outstanding shares of Standard common stock entitled to vote. Your failure to vote will have the same effect as a vote against the merger agreement. Please indicate your vote by using the enclosed proxy card or by voting by telephone or internet, even if you currently plan to attend the virtual special meeting. This will not prevent you from voting at the virtual special meeting, but will ensure that your vote is counted. Instructions regarding all three methods of voting are provided on the proxy card.
Andrew W. Hasley
President and Chief Executive Officer
Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the attached proxy statement. Any representation to the contrary is a criminal offense.
This proxy statement is dated December 8, 2020 and is first being mailed to Standard stockholders on or about December 14, 2020.

2640 Monroeville Boulevard
Monroeville, Pennsylvania 15146
(412) 856-0363
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
A special meeting of stockholders of Standard AVB Financial Corp. will be held at 9:00 a.m., Eastern time, on Tuesday, January 19, 2021. Due to the public health impact of the coronavirus outbreak and to support the health and well-being of our stockholders, the special meeting will be held in a virtual meeting format only. You will be able to attend the special meeting virtually and vote and submit questions during the virtual special meeting by visiting www.meetingcenter.io/204307764. To participate in the virtual meeting, you will need the 15-digit control number on your proxy card.
At the special meeting, you will be asked to:
1.
Consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of September 24, 2020, by and among Dollar, Standard and Merger Sub, and the transactions contemplated thereby;

2.
Consider and vote upon a non-binding, advisory proposal to approve the compensation to be paid to the named executive officers of Standard if the merger contemplated by the merger agreement is consummated (the “Merger-Related Executive Compensation”); and

3.
Consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement (the “Adjournment Proposal”).

A copy of the Agreement and Plan of Merger, as amended, which is referred to as the “merger agreement,” is included as Annex A to the accompanying proxy statement. The proxy statement describes the merger agreement and the proposed merger in detail. We urge you to read it carefully. The proxy statement forms a part of this notice.
The Board of Directors of Standard unanimously recommends that Standard stockholders vote “FOR” the proposal to approve the merger agreement, “FOR” the proposal to approve the Merger-Related Executive Compensation, and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies to vote in favor of the merger agreement.
To vote, you must have been a stockholder of Standard as of the close of business on November 18, 2020.
Your vote is very important. Your proxy is being solicited by Standard’s Board of Directors. The proposal to approve the merger agreement must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Standard common stock entitled to vote in order to complete the proposed merger. Please indicate your vote by using the enclosed proxy card or by voting by telephone or internet, even if you currently plan to attend the virtual special meeting. This will not prevent you from voting at the virtual special meeting, but will ensure that your vote is counted.
If you have questions about the merger, or how to submit your proxy, please contact our proxy solicitor, Equiniti (US) Services LLC at (516) 220-8356.
By Order of the Board of Directors
Andrew W. Hasley
President and Chief Executive Officer
Monroeville, Pennsylvania
December 8, 2020

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SUMMARY TERM SHEET
This summary term sheet, together with the “Questions and Answers About the Merger and the Special Meeting,” highlights selected information in this proxy statement and may not contain all of the information important to you. To understand the merger more fully, you should read this entire document carefully, including the documents attached to this proxy statement.
Parties to the Merger
Dollar Mutual Bancorp
340 Fourth Ave
Pittsburgh, Pennsylvania 15222
(412) 261-4988
Headquartered in Pittsburgh, Pennsylvania, Dollar Mutual Bancorp is the mutual holding company of Dollar Bank. Dollar Bank was chartered by the Commonwealth of Pennsylvania on July 19, 1855 and is the oldest financial institution headquartered in Pittsburgh. Dollar Bank’s original vision remains unchanged — to serve every person, individual by individual, regardless of race, gender or denomination. Dollar Bank operates 76 branch locations in western Pennsylvania, northeast Ohio and Hampton Roads, Virginia.
At September 30, 2020, Dollar, on a consolidated basis, had total assets of $9.8 billion, total deposits of $7.8 billion and total equity capital of $1.1 billion. Dollar Bank is a “well capitalized” bank under the regulations of the Office of the Comptroller of the Currency.
Standard AVB Financial Corp.
2640 Monroeville Boulevard
Monroeville, Pennsylvania 15146
(412) 856-0363
Standard AVB Financial Corp. is the parent company of Standard Bank, PaSB, a Pennsylvania chartered savings bank that operates 17 offices serving individuals and small to mid-sized businesses in Allegheny, Westmoreland and Bedford Counties, in Pennsylvania and Allegany County in Maryland. Standard Bank, founded in 1913, is a member of the FDIC and an Equal Housing Lender.
At September 30, 2020, Standard, on a consolidated basis, had total assets of $1.1 billion, total deposits of $807.6 million and stockholders’ equity of $144.3 million. Standard Bank is a “well capitalized” bank under the regulations of the FDIC.
Special Meeting of Stockholders (page 13)
A special meeting of Standard stockholders is scheduled to be held at 9:00 a.m., Eastern time, on January 19, 2021. Due to the public health impact of the coronavirus outbreak and to support the health and well-being of our stockholders, the special meeting will be held in a virtual meeting format only. You will be able to attend the special meeting virtually and vote and submit questions during the virtual special meeting by visiting www.meetingcenter.io/204307764. To participate in the virtual meeting, you will need the 15-digit control number included on your proxy card.
At the special meeting, you will be asked to vote on a proposal to approve the merger agreement between Dollar and Standard and on a non-binding, advisory proposal to approve the Merger-Related Executive Compensation. You also will be asked to vote on a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the merger agreement.
Only Standard stockholders of record as of the close of business on November 18, 2020 are entitled to notice of, and to vote at, the Standard special meeting and any adjournments or postponements of the meeting.

Quorum; Required Vote (page 13)
We may conduct business at the special meeting only if holders of a majority of the outstanding shares of Standard common stock entitled to vote are represented virtually or by proxy at the meeting. Approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Standard common stock entitled to vote. As of the record date, there were 4,774,165 shares of Standard common stock issued and outstanding. Approval of the non-binding, advisory proposal to approve the Merger-Related Executive Compensation and the Adjournment Proposal is determined by a majority of the votes cast, without regard to broker non-votes or abstentions.
Shares Held by Standard’s Executive Officers and Directors (page 14)
The directors and executive officers of Standard (and their affiliates), as a group, owned 525,007 shares of Standard common stock (excluding shares that may be acquired upon the exercise of stock options), representing 11% of the outstanding shares of Standard common stock, as of the record date. The directors and certain executive officers of Standard have agreed to vote their shares in favor of the merger agreement at the special meeting.
The Merger Agreement (page 44)
The merger of Standard with and into Dollar is governed by a merger agreement. The merger agreement provides that Standard will merge with and into Merger Sub with Standard being the surviving corporation, after which Standard will merge with and into Dollar, with Dollar being the surviving corporation. Following the transaction, Standard Bank will operate as a wholly owned subsidiary of Dollar. We encourage you to read the merger agreement, which is included as Annex A to this document.
Consideration to be Received in the Merger (page 44)
The merger agreement provides that each holder of Standard common stock as of the closing of the merger will be entitled to receive $33.00 in cash for each of his or her shares.
As of the effective time of the merger, each stock option granted under the Allegheny Valley Bancorp, Inc. 2007 Stock Incentive Plan, the Allegheny Valley Bancorp, Inc. 2011 Stock Incentive Plan and the Standard Financial Corp. 2012 Equity Incentive Plan that is outstanding and unexercised , whether or not then vested , will be cancelled and converted into the right to receive a cash payment equal to the product of (1) the number of shares of Standard common stock subject to the stock option, multiplied by (2) the amount by which $33.00 exceeds the exercise price of such stock option, less any required tax withholding. Cash payments will be made as of the effective time of the merger.
As of the effective time of the merger, each outstanding share of Standard restricted stock will vest in full and will be converted into the right to receive the merger consideration (less applicable tax withholding), payable as soon as reasonably practicable following the effective time of the merger.
Standard’s Reasons for the Merger; Recommendation of the Board of Directors (page 24)
The Standard Board of Directors has unanimously approved the merger agreement and the proposed merger. The Standard Board of Directors believes that the merger agreement, including the merger contemplated by the merger agreement, is advisable and is in the best interests of Standard and its stockholders, and therefore recommends that Standard stockholders vote “FOR” the proposal to approve the merger agreement and “FOR” the non-binding proposal regarding the Merger-Related Executive Compensation. In reaching this decision, Standard’s Board of Directors considered many factors, which are described in the section captioned “Description of the Merger — Standard’s Reasons for the Merger; Recommendation of the Board of Directors.”
Opinion of Standard’s Financial Advisor in Connection with the Merger (page 27)
In connection with the merger, Standard’s financial advisor, Keefe, Bruyette & Woods, Inc. (“KBW”), delivered a written opinion, dated September 24, 2020, to the Standard Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Standard common stock of the merger consideration in the merger. The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion, is attached as Annex B to this document. The opinion was for the information of, and was directed to, the Standard Board of Directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, of the merger consideration in the merger to the holders of Standard common stock. It did not address the underlying business decision to engage in the merger or enter into the merger agreement or constitute a recommendation to the Standard Board of Directors in connection with the merger, and it does not constitute a recommendation to any holder of Standard common stock as to how to vote in connection with the merger or any other matter.
Regulatory Matters Relating to the Merger (page 38)
Under the terms of the merger agreement, the merger cannot be completed unless it is approved by the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Pennsylvania Department of Banking and Securities (the “PDBS”) and the Federal Deposit Insurance Corporation (the “FDIC”). Dollar has filed the required application with the Federal Reserve and the PDBS, and Standard has filed the required application with the FDIC. As of the date of this document, Dollar and Standard have not received the required regulatory approvals, but do not know of any reason why the parties would not be able to obtain these approvals in a timely manner.
Conditions to Completing the Merger (page 45)
The completion of the merger is subject to the fulfillment of a number of conditions, including but not limited to:
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approval of the merger agreement by Standard stockholders;

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no party to the merger agreement being subject to any proceeding that seeks to prohibit the merger or subject any order, decree or injunction, and no statute, rule or regulation having been enacted, entered, promulgated, interpreted, applied or enforced, that enjoins or prohibits the consummation of the transactions contemplated by the merger agreement;

•
receipt of all required regulatory approvals and the expiration of all statutory waiting periods, and no such required approvals including any condition or requirement that would so materially and adversely impact the economic or business benefits to Dollar of the transactions contemplated by the merger agreement that, had such condition or requirement been known, Dollar would not, in its reasonable judgment, have entered into the merger agreement; and

•
on the business day prior to the closing, Dollar depositing the aggregate merger consideration with a paying agent as set forth in the merger agreement.

Terminating the Merger Agreement (page 53)
The merger agreement may be terminated by mutual written consent of Dollar and Standard at any time prior to the completion of the merger. Additionally, subject to conditions and circumstances described in the merger agreement, either Dollar or Standard may terminate the merger agreement if, among other things, any of the following occur:
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Standard stockholders do not approve the merger agreement at the special meeting, provided, in the case that Standard intends to terminate, Standard has complied with certain fiduciary and other obligations pursuant to the merger agreement;

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any required regulatory approval has been denied and such denial has become final and non-appealable, or a governmental authority or court has issued a final, unappealable order prohibiting consummation of the transactions contemplated by the merger agreement;

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the merger has not been consummated by September 30, 2021, unless the failure to complete the merger by that time was due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements provided in the merger agreement; or

•
there is a breach by the non-terminating party of any covenant or agreement contained in the merger agreement, or any representation or warranty of the non-terminating party becomes untrue, in each case such that the conditions to closing would not be satisfied and such breach or untrue representation or warranty has not been or cannot be cured within 30 days after the giving of written notice to such party of such breach.

In addition, Dollar may terminate the merger agreement if Standard breaches its obligations in any material respect regarding the solicitation of third party acquisition proposals or submission of the merger agreement to Standard’s stockholders, or if the Standard Board of Directors does not publicly recommend that Standard stockholders approve the merger agreement or withdraws or revises its recommendation in a manner adverse to Dollar.
Standard may also terminate the merger agreement prior to adoption and approval of the merger agreement by its stockholders, in order for Standard to enter into an agreement with respect to a superior proposal, if the Standard Board of Directors concludes in good faith that the failure to take such action would cause the board to violate its fiduciary duties under applicable law and Standard has not breached the nonsolicitation provisions contained in the merger agreement.
Termination Fee (page 53)
Under certain circumstances described in the merger agreement, Dollar may demand from Standard a $6.3 million fee in connection with the termination of the merger agreement.
Interests of Certain Persons in the Merger that are Different from Yours (page 40)
You should be aware that some of Standard’s directors and officers may have interests in the merger that are different from, or in addition to, the interests of Standard’s stockholders generally. These include:
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the cancellation and conversion of stock options into the right to receive a cash payment equal to $33.00 minus the exercise price for each option;

•
the acceleration of vesting of outstanding restricted stock awards, for which the holder thereof will be entitled to receive the per share merger consideration on the same terms as holders of unrestricted Standard common stock;

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provisions in the merger agreement relating to indemnification of directors and officers and insurance for directors and officers of Standard for events occurring before the merger;

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cancellation payments that certain executive officers may receive under their new offer letters with Standard and Standard Bank;

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as contemplated by the merger agreement, the execution of offer letter and cancellation agreements between Standard Bank and certain officers, each of which provide that, following the closing of the merger, Standard Bank, as a wholly-owned subsidiary of Dollar, will provide the officers with continuing employment at Standard Bank and with certain severance payments if the executives are terminated within specified time periods following the effective time of the merger; and

•
Standard and Standard Bank must use reasonable efforts to enter into cancellation agreements prior to the occurrence of the merger with certain employees that have change in control agreements with Standard Bank.

Standard’s Board of Directors was aware of these interests and took them into account in approving the merger. See “Interests of Certain Persons in the Merger that are Different from Yours.”
Material United States Federal Income Tax Considerations (page 36)
Standard stockholders as of the closing will generally recognize a gain (or loss) for federal income tax purposes on each share of Standard common stock surrendered in an amount equal to the difference between your adjusted tax basis in that share and $33.00 upon completion of the merger. Standard stockholders are strongly urged to consult their own tax advisor for a full understanding of the tax consequences of the merger.

Determining the actual tax consequences of the merger to Standard stockholders can be complicated. Standard stockholders should consult their own tax advisor for a full understanding of the merger’s tax consequences that are particular to each stockholder.
No Rights of Appraisal (page 39)
No appraisal rights are available under Maryland law or under our articles of incorporation to any stockholder who dissents from any proposal described in this proxy statement.
Litigation Related to the Merger (page 39)
On December 3, 2020, a purported shareholder of Standard filed a putative class action lawsuit against Standard and its directors in the United States District Court for the Southern District of New York, captioned Philip A. Pochinsky vs. Standard AVB Financial Corp., et al., Docket No. 1:20-cv-10176. The plaintiff generally alleges that the defendants breached their fiduciary duties and violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder by disclosing materially incomplete and misleading information about the merger to Standard stockholders. The plaintiff seeks injunctive relief, unspecified damages and an award of attorneys’ fees and expenses. At this early stage of the litigation, it is not possible to assess the probability of a material adverse outcome or reasonably estimate any potential financial impact of the lawsuits on Standard. The defendants believe the claims against them are without merit and intend to contest the matter vigorously.

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING
Q:
When and where is the Standard special meeting?

A:
The special meeting of Standard stockholders is scheduled to take place at 9:00 a.m., Eastern time, on January 19, 2021. The special meeting will be held in a virtual meeting format only. You will be able to attend the special meeting virtually and vote and submit questions during the virtual special meeting by visiting www.meetingcenter.io/204307764. To participate in the virtual meeting, you will need the 15-digit control number included on your proxy card.

Q:
Why are you holding a virtual meeting instead of a physical meeting?

A:
Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders, our employees and our community members, the special meeting will be held in a virtual meeting format only as a live webcast. There will not be any attendance at this meeting at any physical location. Whether or not you plan to attend the special meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy statement for the special meeting.

Q:
Who is entitled to vote at the Standard special meeting?

A:
Holders of shares of Standard common stock at the close of business on November 18, 2020, which is the record date, are entitled to vote at the special meeting. As of the record date, 4,774,165 shares of Standard common stock were outstanding and entitled to vote.

Q.
How do I vote my shares in the Standard Bank Employee Stock Ownership Plan and Standard Bank or the 401(k) Plan?

A.
If you are a participant in the Standard Bank Employee Stock Ownership Plan (the “ESOP”) or the Standard Bank 401(k) Plan (the “401(k) Plan”), the voting instructions you select on your proxy card will be given to the ESOP or the 401(k) plan trustees, as applicable. All shares held by the ESOP or the 401(k) are voted by the ESOP or 401(k) trustee, respectively, but each participant may direct the trustee on how to vote the shares of Standard common stock credited to his or her account in the ESOP or in the 401(k) Plan. Unallocated shares and allocated shares in the ESOP or the 401(k) Plan for which no timely voting instructions are received will be voted by the trustee in the same ratio as to those shares for which participant instructions are received. The deadline for returning your proxy card in order to deliver voting instructions to the ESOP and 401(k) Plan trustees is January 12, 2021 at 10:00 a.m. Eastern time.

Q:
What am I being asked to vote on? What is the proposed transaction?

A:
You are being asked to vote on the approval of a merger agreement that provides for the merger of Standard with and into Dollar, a non-binding, advisory proposal regarding the Merger-Related Executive Compensation and the Adjournment Proposal. The Standard Board of Directors has unanimously determined that the proposed merger is in the best interests of Standard stockholders, has unanimously approved the merger agreement, and unanimously recommends that Standard stockholders vote “FOR” the approval of the merger agreement, “FOR” the approval of the non-binding, advisory proposal regarding the Merger-Related Executive Compensation and “FOR” the Adjournment Proposal. Following the consummation of the proposed transaction, Standard Bank will operate as a wholly owned subsidiary of Dollar for some time.

Q:
What will I be entitled to receive in the merger?

A:
Under the merger agreement, Standard stockholders as of the closing of the merger will have the right to receive $33.00 in cash for each share of Standard common stock that they own. See “The Merger Agreement — Consideration to be Received in the Merger.”

Q:
How will Standard’s stock options be treated in the merger?

A:
Upon completion of the merger, each outstanding stock option to purchase shares of Standard common stock, whether or not then exercisable, will be converted into the right to receive a cash payment equal to the product of (1) the number of shares of Standard common stock subject to the stock option, multiplied by (2) the amount by which $33.00 exceeds the exercise price of such stock option. Cash payments will be made as of the effective time of the merger (minus any applicable tax withholding).

Q:
How will Standard’s restricted stock be treated in the merger?

A:
Each outstanding unvested share of Standard restricted stock will become fully vested at the effective time of the merger and be converted into the right to receive merger consideration (less applicable tax withholding), payable as soon as reasonably practicable following the effective time of the merger.

Q:
Should I send in my stock certificates?

A:
No. Please do not send in your stock certificates at this time. Standard stockholders will receive separate written instructions for surrendering their shares of Standard common stock in exchange for the merger consideration promptly following the effective date of the merger. In the meantime, you should retain your stock certificate(s) because they are still valid. Please do not send your Standard stock certificates with your proxy card.

Q:
What do I do if I lost my stock certificates?

A:
If you have lost your stock certificates, the letter of transmittal will contain specific instructions.

Q:
What are the tax consequences of the merger to me?

A:
Standard stockholders as of the closing will generally recognize a gain (or loss) for federal income tax purposes on each share of Standard common stock surrendered in an amount equal to the difference between their adjusted tax basis in that share and $33.00 upon completion of the merger. Standard stockholders are strongly urged to consult their own tax advisor for a full understanding of the tax consequences of the merger.

Q:
Am I entitled to appraisal rights?

A:
No appraisal rights are available under Maryland law or under our articles of incorporation to any stockholder who dissents from any proposal described in this proxy statement.

Q:
Does Standard’s Board of Directors recommend approval of the merger agreement?

A:
Yes. Our Board of Directors unanimously recommends that our stockholders vote to adopt the merger agreement. At a meeting held on September 24, 2020, our Board of Directors reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated thereby, including the merger, and unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable to, and in the best interests of, our stockholders. Our Board of Directors unanimously recommends that you vote “FOR” the merger agreement. Our Board of Directors also unanimously recommends that you vote “FOR” the Merger-Related Executive Compensation proposal and “FOR” the Adjournment Proposal.

Q:
How will Standard’s directors and executive officers vote on the merger proposal?

A:
Each of our directors and certain of our executive officers entered into a voting agreement with Dollar, pursuant to which they agreed, solely in their capacity as stockholders of Standard, to vote all of their shares of our common stock in favor of the adoption of the merger agreement, among other things. As of the record date for the special meeting, these directors and executive officers beneficially owned, in the aggregate, 483,188 shares (excluding shares that may be acquired upon the exercise of stock options), or approximately 10.12% of our outstanding common stock entitled to vote at the special meeting.

Q:
What vote is required to approve the merger agreement?

A:
The holders of a majority of the outstanding shares of Standard common stock entitled to vote must vote in favor of the proposal to approve the merger agreement.

Q:
Why are Standard stockholders being asked to approve, on a non-binding advisory basis, the Merger-Related Executive Compensation?

A:
The federal securities laws require Standard to seek a nonbinding advisory vote with respect to certain payments that may be made to Standard’s named executive officers in connection with the merger.

Q:
What will happen if Standard stockholders do not approve the Merger-Related Executive Compensation at the special meeting?

A:
The vote with respect to the Merger-Related Executive Compensation is an advisory vote and will not be binding on Standard. Therefore, if the merger agreement is approved by Standard’s stockholders, the Merger-Related Executive Compensation will still be paid to the Standard named executive officers if and to the extent required or allowed under applicable law even if Standard stockholders do not approve the Merger-Related Executive Compensation.

Q:
Will the Merger-Related Executive Compensation be paid if the merger is not consummated?

A:
No.

Q:
If I plan to attend the Standard special meeting virtually, should I still return my proxy?

A:
Yes. Please indicate your vote by using the enclosed proxy card or by voting by telephone or internet, even if you currently plan to attend the virtual special meeting. This will not prevent you from voting at the virtual special meeting, but will ensure that your vote is counted. The failure of a Standard stockholder to vote at the virtual special meeting, by proxy, or by telephone or internet will have the same effect as a vote “AGAINST” the merger agreement.

Q:
What do I need to do now to vote my shares of Standard common stock?

A:
You may vote your shares by completing and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope or you may vote at the virtual special meeting. Alternatively, you may choose to vote your shares using the internet or telephone voting options explained on your proxy card. You should complete and return the proxy card accompanying this document, or vote using the internet or telephone voting options, in order to ensure that your vote is counted at the virtual special meeting, or at any adjournment or postponement of the virtual special meeting, regardless of whether you plan to attend the virtual special meeting.

Stockholders whose shares are held in the name of a broker, bank or other holder of record must vote in the manner directed by such holder. Check your proxy card or the information forwarded by your broker, bank or other holder of record to see which options are available to you.

If you do not return a properly executed proxy card or vote via telephone or the Internet and do not vote at the virtual special meeting, this will have the same effect as a vote against the merger agreement. If you sign, date and return your proxy card, but you do not indicate how you want to vote, your proxy will be voted in favor of approval of the merger agreement, the non-binding, advisory proposal regarding Merger-Related Executive Compensation and the Adjournment Proposal. You may change your vote or revoke your proxy before the special meeting by filing with the Corporate Secretary of Standard a duly executed revocation of proxy, submitting a new proxy card with a later date, voting again via telephone or the Internet or voting at the virtual special meeting.

You may also vote your shares online when attending the special meeting virtually at www.meetingcenter.io/204307764. For more information on how to attend the meeting virtually and vote your shares through the virtual meeting portal, see “The Special Meeting of Standard

Stockholders — How to Attend the Special Meeting Virtually” and “The Special Meeting of Standard Stockholders — How to Register to Attend the Special Meeting Virtually.”
Q:
If my shares are held in “street name” by my broker, will my broker automatically vote my shares for me?

A:
No. Your broker will not be able to vote your shares of Standard common stock on either the proposal to approve the merger agreement or the proposal to approve the Merger-Related Executive Compensation unless you provide instructions on how to vote. Please instruct your broker how to vote your shares, following the directions that your broker provides. If you do not provide instructions to your broker on the proposal to approve the merger agreement or the non-binding, advisory proposal to approve the Merger-Related Executive Compensation, your shares will not be voted, and this will have the effect of voting against the merger agreement, but will not affect the non-binding, advisory proposal regarding Merger-Related Executive Compensation or the Adjournment Proposal. Please check the voting form used by your broker to see if your broker allows you to vote by telephone or via the Internet.

Q:
What happens if I sell my shares of common stock before the special meeting?

A:
The record date for the special meeting will be earlier than the effective time of the merger. If you transfer your shares of common stock after the record date but before the special meeting, you will, unless other arrangements are made, retain your right to vote at the special meeting but will not be entitled to receive the per share merger consideration for such shares. You will be entitled to receive the per share merger consideration only if the merger is completed and only if you own shares of our common stock at the time the merger is completed.

Q:
When is the merger expected to be completed?

A:
In order to consummate the merger, the merger agreement must be approved by Standard’s stockholders and we must obtain the necessary regulatory approvals. Assuming holders of at least a majority of the outstanding shares of Standard common stock entitled to vote thereon vote in favor of the merger agreement and we obtain all necessary regulatory approvals, we expect to complete the merger in the first half of 2021; however, there can be no assurance that we will be able to do so.

Q:
Is completion of the merger subject to any conditions besides Standard stockholder approval?

A:
Yes. The transaction must receive the required regulatory approvals, and there are other customary closing conditions that must be satisfied. To review the conditions of the merger in more detail, see “The Merger Agreement — Conditions to Completing the Merger.”

Q:
What happens if the merger is not consummated?

A:
If the merger proposal is not adopted by our stockholders or if the merger is not consummated for any other reason, you will not receive any payment for your shares in connection with the merger. Instead, we will remain an independent public company and our common stock will continue to be listed and traded on NASDAQ. In addition, if the merger is not consummated, we expect that management will operate our business in a manner similar to the manner in which it currently is being operated and that our stockholders will continue to be subject to the same risks and opportunities as they currently are. Furthermore, the market price of our common stock increased significantly following the announcement of the merger, and as of the date of this proxy statement, our stock price continues to trade at a price that is close to the value of the merger consideration. As a result, while it is not possible to accurately predict the future market price of our common stock, in the event that the merger is not consummated, we believe that the market price of our common stock could decline below its current level. On September 24, 2020, the last trading day before the announcement of the merger, the high and low sales prices per share were $19.38 and $18.59, respectively. On December 3, 2020, the most recent practicable trading day before the printing of this proxy statement, the high and low sales prices per share were $32.90 and $32.84, respectively. You should obtain current market quotations for Standard common stock because the market price of Standard common stock may fluctuate between the date of this document and the date on which the merger is completed. You can obtain these quotations from a newspaper, on the Internet or by calling your broker.
Q:
Who can answer my other questions?

A:
If you have more questions about the merger, or about how to submit your proxy, please contact our proxy solicitor, Equiniti (US) Services LLC, at (516) 220-8356.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this proxy statement that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (referred to as the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (referred to as the Securities Exchange Act). The sections of this proxy statement that contain forward-looking statements include, but are not limited to, “Summary Term Sheet,” “Questions And Answers About the Merger and the Special Meeting,” “Description of the Merger — Background of the Merger” and “Description of the Merger — Standard’s Reasons for the Merger; Recommendation of the Board of Directors.” You can identify these statements from the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These forward looking statements are found at various places throughout this proxy statement and relate to a variety of matters, including, but not limited to, effects on Standard if the merger is not completed, the anticipated closing date, our expected financial position, future actions and financial performance, overall trends, liquidity and capital needs, and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts.
Such forward-looking statements are necessarily estimates reflecting the judgment of our management and are subject to numerous assumptions, risks and uncertainties, which change over time and could cause our actual results to differ materially from those suggested by the forward-looking statements.
These forward-looking statements should, therefore, be considered in light of various important factors set forth from time to time in our filings with the Securities and Exchange Commission (the “SEC”), including those set forth under the heading “Risk Factors” in our Current Reports on Form 8-K, Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. In addition to other factors and matters contained in this document, these statements are subject to risks, uncertainties and other factors, including, among others:
•
the ability to obtain regulatory approvals and other closing conditions to the merger, including approval by our stockholders, on the expected terms and schedule;

•
delays in closing the merger;

•
disruptions and uncertainty, including diversion of management attention, resulting from the merger, which may make it more difficult for us to maintain relationships with our customers, employees or suppliers, and may cause our business to suffer;

•
the restrictions on our conduct prior to closing contained in the merger agreement, which may have a negative effect on our flexibility and our business operations;

•
the possibility that alternative acquisition proposals will or will not be made;

•
the outcome of any legal proceedings that have been or may be instituted against us or Dollar and others related to the merger agreement;

•
changes in asset quality and credit risk;

•
the inability to sustain revenue and earnings growth;

•
changes in interest rates, capital markets and inflation;

•
customer borrowing, repayment, investment and deposit practices;

•
customer disintermediation;

•
the introduction, withdrawal, success and timing of business initiatives;

•
changes in the competitive environment in which we operate;

•
the impact, extent and timing of technological changes, capital management activities, and legislative and regulatory actions and reforms; and

•
the adverse impact of the COVID-19 pandemic on Standard, Dollar and other financial institutions, their customers and the communities they serve; the difficulty in predicting the full impact of the

COVID-19 outbreak on the business of Standard, Dollar and other financial institutions; the extent of the pandemic’s impact; and the effect of future developments which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be reopened or remain reopened.
The forward-looking statements contained in this proxy statement speak only as of the date the statement is made, and we undertake no obligation to publicly update or revise forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. You are cautioned that our forward-looking statements could be wrong in light of these and other risks, uncertainties and assumptions, which change over time. Actual results, developments and outcomes may differ materially from those expressed in, or implied by, our forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed above and under the heading “Cautionary Note Regarding Forward-Looking Statements” in this proxy statement and in our most recent filings on Forms 10-Q and 10-K. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict these new risk factors, nor can we assess the impact, if any, of the new risk factors on our business or the extent to which any factor or combination of factors may cause actual results or outcomes to differ materially from those expressed or implied by any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this proxy statement might not occur.

SPECIAL MEETING OF STANDARD STOCKHOLDERS
This proxy statement is being provided to holders of Standard common stock in connection with the solicitation of proxies by and on behalf of its Board of Directors to be voted at the special meeting of Standard stockholders to be held on January 19, 2021, and at any adjournment or postponement of the special meeting.
Date, Place and Time of the Meeting
Standard’s Board of Directors is sending you this document for the purpose of requesting that you allow your shares of Standard common stock to be represented at the special meeting by the persons named in the enclosed proxy card. The special meeting will be held at 9:00 a.m., Eastern time, on January 19, 2021. The special meeting will be held in a virtual meeting format only. You will be able to attend the special meeting virtually and vote and submit questions during the virtual special meeting by visiting www.meetingcenter.io/204307764.
Matters to be Considered
At the special meeting, Standard stockholders will vote on a proposal to approve the merger agreement and a non-binding, advisory proposal to approve the Merger-Related Executive Compensation. You also may be asked to vote on a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the merger agreement.
Who Can Vote at the Meeting
You are entitled to vote if the records of Standard showed that you held shares of Standard common stock as of the close of business on November 18, 2020. As of the close of business on that date, a total of 4,774,165 shares of Standard common stock were issued and outstanding. Each share of Standard common stock has one vote. If you are a beneficial owner of shares of Standard common stock held by a broker, bank or other nominee (i.e., in “street name”) and you want to vote your shares at the virtual special meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.
Quorum; Vote Required
We may conduct business at the special meeting only if holders of a majority of the outstanding shares of Standard common stock entitled to vote are represented virtually or by proxy at the meeting. If you return valid proxy instructions, vote via telephone or the Internet or attend the meeting virtually, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares of Standard common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
Approval of the merger agreement will require the affirmative vote of the holders of a majority of the outstanding shares of Standard common stock entitled to vote at the meeting. Failure to return a properly executed proxy card, to vote via telephone or internet, or to vote at the virtual special meeting will have the same effect as a vote against the merger agreement. Broker non-votes and abstentions from voting will have the same effect as voting against the merger agreement.
Approval of the non-binding, advisory proposal to approve the Merger-Related Executive Compensation is determined by a majority of the votes cast. Broker non-votes and abstentions from voting will have no effect on this matter.
The affirmative vote of the majority of votes cast by holders of Standard common stock is required to approve the proposal to adjourn the meeting, if necessary, to permit further solicitation of proxies on the proposal to approve the merger agreement. Broker non-votes and abstentions from voting will have no effect on this matter.

Shares Held by Standard’s Executive Officers and Directors
As of November 18, 2020, directors and executive officers of Standard beneficially owned 525,007 shares of Standard common stock (excluding shares that may be acquired upon the exercise of stock options). This equals 11% of the issued and outstanding shares of Standard common stock.
Voting Agreements
In connection with the execution of the merger agreement, the directors and certain officers of Standard, who collectively own approximately 10.12% of Standard’s issued and outstanding common stock, have entered into voting agreements with Dollar pursuant to which such individuals, in their capacities as stockholders, have agreed, among other things, to vote their respective Standard common shares in favor of the approval of the merger agreement and the transactions contemplated thereby. The form of voting agreement is included in Annex A as an exhibit to the merger agreement.
Voting at the Special Meeting
You may vote when attending the virtual special meeting, or vote by telephone, internet or proxy. To ensure your representation at the virtual special meeting, Standard recommends that you vote by telephone, internet or proxy even if you plan to attend the virtual special meeting. You can always change your vote at the virtual special meeting.
Stockholders whose shares are held in the name of a broker, bank or other holder of record must vote in the manner directed by such holder. Check your proxy card or the information forwarded by your broker, bank or other holder of record to see which options are available to you.
Voting instructions are included on your proxy form. If you properly complete and timely submit your proxy, or if you vote by telephone or the Internet, your shares will be voted as you have directed. You may vote for, against, or abstain with respect to the approval of the merger agreement, the non-binding, advisory proposal to approve the Merger-Related Executive Compensation and the Adjournment Proposal. If you are the record holder of your shares of Standard common stock and submit your proxy without specifying a voting instruction, your shares will be voted “FOR” the proposal to approve the merger agreement, “FOR” the non-binding, advisory proposal to approve the Merger-Related Executive Compensation and “FOR” the proposal to adjourn the meeting, if necessary, to permit further solicitation of proxies on the proposal to approve the merger agreement. Standard’s Board of Directors unanimously recommends a vote “FOR” approval of the merger agreement, “FOR” the non-binding, advisory Merger-Related Executive Compensation proposal and “FOR” approval of the proposal to adjourn the meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement.
How to Attend the Special Meeting Virtually
The special meeting will be a completely virtual meeting of stockholders. No physical meeting will be held.
You will be able to attend the special meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/204307764. You also will be able to vote your shares online at the virtual special meeting.
To participate in the special meeting virtually, you will need to review the information included on your notice, on your proxy card or on the instructions that accompanied your proxy materials, and have the 15-digit control number included on your proxy card. The password for the meeting is STND2021.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.
The special meeting will begin promptly at 9:00 a.m., Eastern time. If you are attending virtually, we encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How to Register to Attend the Special Meeting Virtually
If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the virtual special meeting. Please follow the instructions on the proxy card that you received.
If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the virtual special meeting.
To register to attend the special meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Standard holdings along with your name and email address to Computershare.
Requests for registration by mail should be directed to:
Computershare
Standard AVB Financial Corp. Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
To register by email:
Forward the email from your broker, or attach an image of your legal proxy to legalproxy@computershare.com.
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern time, on January 14, 2021.
You will receive a confirmation of your registration by email after your registration materials have been received.
Revocation of Proxy
You may revoke your proxy before it is voted by:
•
submitting written notice of revocation to the Corporate Secretary of Standard prior to the voting of such proxy;

•
submitting a properly executed proxy bearing a later date;

•
using the internet or telephone voting options explained on the proxy card; or

•
voting at the virtual special meeting; however, simply attending the special meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:
Standard AVB Financial Corp.
2640 Monroeville Boulevard
Monroeville, Pennsylvania 15146
Attention: Kim J. Davis, Corporate Secretary
If your shares are held in street name, your broker votes your shares and you should follow your broker’s instructions regarding the revocation of proxies.
Participants in the Standard Bank Employee Stock Ownership Plan or the Standard Bank 401(k) Plan
If you are a participant in the ESOP or the 401(k) Plan, the voting instructions you select on your proxy card will be given to the ESOP or the 401(k) Plan trustees, as applicable. All shares held by the ESOP or the 401(k) are voted by the ESOP or 401(k) trustee, respectively, but each participant may direct the trustee on how to vote the shares of Standard common stock credited to his or her account in the ESOP or in the 401(k) Plan. Unallocated shares and allocated shares in the ESOP or the 401(k) Plan for which no timely voting instructions are received will be voted by the trustee in the same ratio as to those shares for which participant instructions are received. The deadline for returning your proxy card to deliver your voting instructions to the ESOP and 401(k) Plan trustees is January 12, 2021 at 10:00 a.m. Eastern time.
Solicitation of Proxies
This proxy solicitation is made by the Board of Directors of Standard. Standard has paid the cost and expenses incurred in the production of this proxy statement. Proxies will be solicited through the mail. Additionally, officers and directors of Standard may solicit proxies personally or by telephone or other means of communication, without additional compensation. Standard has also engaged Equiniti US Services LLC (“EQ”), a proxy solicitation firm, to assist in the solicitation of proxies for a fee of $6,500, plus reimbursement of reasonable out-of-pocket expenses and certain other charges. Standard will reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the proxy materials to beneficial owners of Standard common stock.

DESCRIPTION OF THE MERGER
The following summary of the merger agreement is qualified by reference to the complete text of the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. You should read the merger agreement completely and carefully as it, rather than this description, is the legal document that governs the merger.
Background of the Merger
Since completing the strategic merger of Standard Financial Corp. and Allegheny Valley Bancorp in 2017, the Standard Board of Directors and management have regularly reviewed and discussed Standard’s business strategy, performance and financial prospects in the context of the national and local economic environment, developments in the regulation of financial institutions and the competitive landscape. In this connection, Standard’s Board of Directors, its Strategic Planning Committee and Standard’s executive management team undertook extensive efforts to develop and budget for Standard’s mid-to-long business prospects on a standalone basis with the goal of maximizing value for Standard’s stockholders and serving the best interests of Standard’s customers, employees and other constituents. Among other things, these reviews and discussions have included possible strategic initiatives available to Standard for increasing long-term value for Standard’s stockholders, including capital management strategies, potential acquisitions and business combinations involving other financial institutions, or remaining independent. These reviews and discussions also included consideration of the mergers and acquisitions environment, including the multiples and premiums being paid, and an assessment of potential merger partners for Standard. In connection with the evaluation of these strategic alternatives, Timothy Zimmerman who served as Chief Executive Officer of Standard until July 1, 2020, and as Senior Executive Vice President and Chief Operating Officer thereafter, and Andrew Hasley, who served as President of Standard until July 1, 2020, and as President and Chief Executive Officer thereafter, have had, from time to time, informal discussions with representatives of other financial institutions, and have regularly updated the Standard Board of Directors regarding such discussions. Messrs. Zimmerman and Hasley also regularly sought the advice of Standard’s legal advisors throughout the course of these conversations. Ultimately, these efforts resulted in the Standard Board’s determination that maximizing value for all of Standard’s stakeholders would be best achieved through a business combination.
In May 2019, representatives of another financial institution (referred to in this proxy statement as “Company A”) contacted representatives of Standard to express interest in discussing a potential business combination with Standard. On May 8, 2019, Company A provided Standard with a presentation regarding a potential business combination with Standard that contemplated that Company A would acquire all of Standard’s outstanding shares for cash and stock merger consideration having an implied value of $30.00 per share. At that time, no indication of interest accompanied the presentation. On May 19, 2019, the Standard Board of Directors held a regular meeting following its annual meeting of stockholders at which Company A’s presentation was discussed. The Board determined to request that an investment banking firm be consulted to assist with its evaluation of the potential business combination described in the presentation and with Standard’s potential additional strategic alternatives.
At its regularly scheduled board meeting on June 25, 2019, an investment banking firm provided the Board with a review of the current market for bank mergers, industry trends, the economic environment, and discussed possible institutions with which Standard could pursue a strategic business combination.
Over the next few months, the Standard Board continued to evaluate Standard’s strategic alternatives, including at a meeting held on September 24, 2019 at which representatives of the investment banking firm Keefe, Bruyette & Woods, Inc. were present, and at the Board’s annual strategic planning meeting that was held on October 18, 2019 at which representatives of another investment banking firm were present. At those meetings, the Board received presentations from the investment banking firms regarding Standard’s strategic alternatives, including a discussion of a potential strategic combination with Company A. Other potential business combination partners and acquisition candidates were also discussed. Standard also considered a separate update regarding the banking industry from a third bank consulting firm. At that point, Standard’s Board of Directors did not determine to pursue a business combination process, but authorized executive management to continue discussions with Company A, and to have informal discussions with other potential merger of equal partners, as part of the Board’s effort to gather information to evaluate Standard’s strategic alternative options.
At the instruction of the Board, in November 2019, representatives of Standard’s executive management met with representatives of KBW to discuss Standard’s strategic alternatives. Also, during that month, at the instruction of the Board, representatives of Standard’s executive management had informal discussions with representatives of three financial institutions (such institutions being referred to in this proxy statement as “Company B”, “Company C” and “Company D”, respectively). Company B and Company D were potential merger of equal partners. Company C had contacted Standard to have informal discussions and to make Standard aware that it would be interested in being considered as a potential business combination partner should Standard determine to pursue such a strategic path. Each of these companies had been previously identified during discussions between Standard’s executive management and KBW as potential partners for a business combination should the Standard Board determine to pursue such a strategic path.
Following these initial discussions and presentations, the Standard Board requested additional information to assist it with evaluating the potential financial impact to Standard’s stockholders of potential mergers of equals and potential upstream mergers. The Board also requested that executive management, in consultation with Standard’s legal and financial advisors, identify and compile information on Company A, Company B and Company D, so that the Board could better compare these institutions as potential merger of equal partners.
On November 26, 2019, at a regularly scheduled meeting of the Standard Board of Directors, the Board held discussions with representatives of KBW regarding the merger market. Based on its prior discussions with Standard’s executive management, its substantial experience in financial institution mergers and its familiarity with Standard, KBW discussed potential business combination partners for Standard that the Standard Board of Directors might consider. A group of 21 financial institutions was discussed based on geography as well as their apparent financial capacity to enter into a business combination with Standard. This group included potential merger of equal candidates and potential “upstream” merger candidates, and included Company A, Company B, Company C and Company D. On December 17, 2019, at a regularly scheduled meeting of Standard’s Board of Directors, the Standard Board received an update from KBW. The Board also discussed the information previously requested of executive management regarding Company A, Company B and Company D. This included information on corporate culture, structure, the impact a strategic partnership might have on Standard’s employees and communities, dividends and management. Standard’s Board of Directors authorized executive management to continue discussions with these institutions regarding a potential merger of equals as part of the Board’s effort to further evaluate Standard’s strategic alternatives.
In early 2020, Standard continued to evaluate its strategic alternatives. At the instruction of the Board, and after consultation with Standard’s legal advisors, members of executive management continued informal discussions with Company A and Company B. On February 7, 2020, representatives of Standard’s executive management met with a representative of another financial institution’s (“Company E”) executive management at Company E’s request. Company E had been identified by investment bankers as a potential partner for Standard for a business combination. The meeting with Company E focused on an unrelated business opportunity that Company E had identified. During this meeting Standard asked Company E if it would be interested in pursuing discussions with Standard should Standard determine to pursue a business combination. The representatives of Company E expressed an interest in having such discussions with Standard should those circumstances present themselves.
On February 10, 2020, Company A requested the opportunity to perform due diligence on Standard and submitted a due diligence request list. As the Board had instructed executive management to continue to explore discussions with Company A and to obtain additional financial information about Company A, on February 11, 2020, Company A and Standard entered into a nondisclosure agreement to enable the two companies to exchange confidential information.
On February 11, 2020, representatives of Standard’s executive management met with representatives of Company B. The representatives of Company B continued to express an interest in a potential business combination with Standard.

In March 2020, the Standard Board selected KBW to act as Standard’s financial advisor in connection with a potential business combination. The decision to engage KBW was made by the Board of Directors after reviewing the qualifications of KBW, KBW’s expertise with respect to the banking industry as a whole and familiarity with the community banking industry, including Standard, and its reputation in numerous similar transactions, as well as Standard’s previous familiarity with KBW.
On March 4, 2020, Standard engaged another third party financial advisor to conduct an independent financial review of Company A to better understand the value of Company A’s business and, in turn, the potential value of its stock as currency.
In April 2020, as a result of the uncertainties associated with the COVID-19 pandemic, Standard temporarily discontinued all discussions regarding a potential business combination.
In May 2020, Company B contacted Standard to resume discussions regarding a potential business combination.
At the instruction of the Board and in consultation with KBW and Standard’s legal advisors, in early June 2020, Standard resumed discussions with Company A and Company B.
On June 13, 2020, representatives of Standard’s executive management and Board of Directors held discussions with members of Company B’s executive management and board of directors regarding a potential business combination.
On June 16, 2020, at a meeting of the Standard Board of Directors, representatives of KBW provided the Standard Board with an update on all ongoing discussions with potential business combination partners. At that meeting, representatives of KBW updated the Board of Directors on the group of potential financial institutions who appeared to have the ability and financial capacity to potentially engage in a business combination with Standard.
On June 18, 2020, at the instruction of the Board, representatives of KBW contacted representatives of Dollar to evaluate Dollar’s interest in a potential business combination with Standard.
On June 23, 2020, KBW provided the Standard Board with an update on all ongoing discussions with potential business combination partners. The Board instructed executive management to continue discussions with Company A and Company B regarding a potential business combination.
On June 26, 2020, representatives of Standard’s executive management held discussions with members of Company A’s executive management regarding a potential business combination with Standard.
On June 28, 2020, Standard received a nonbinding term sheet from Company B that outlined a proposed transaction through which Company B and Standard would merge. Company B proposed an all-stock merger of Standard into Company B, pursuant to which Standard stockholders would become stockholders of Company B. The precise value of the merger consideration Standard stockholders would be paid was not specified but was described as being at “no premium or a slight premium to market.”
On June 30, 2020, representatives of Standard’s executive management and Board of Directors spoke with representatives of KBW to discuss Company B’s term sheet.
From July 3, 2020 through July 5, 2020, on Standard’s behalf, representatives of KBW engaged in discussions with representatives of Company B’s financial advisors regarding a potential business combination. During those communications, Company B’s financial advisor indicated that Company B was unwilling to increase the amount of merger consideration it would consider paying in the contemplated transaction and requested that Standard agree to negotiate a definitive agreement with Company B on an exclusive basis at no premium or a slight premium to market.
At the instruction of the Board, on July 8, 2020, representatives of KBW contacted Dollar and Company C, each of which had expressed interest in discussing the possibility of a business combination transaction with Standard. Representatives of KBW also communicated with Company A, Company E, and another financial institution (“Company F”) regarding their interest in a potential business combination with Standard. Company E advised that it was not interested in pursuing a potential business combination with Standard and discussions with Company E were terminated.
On July 8, 2020, Standard entered into nondisclosure agreement with Dollar to enable the two companies to exchange confidential information.
On July 9, 2020, Company A submitted an updated presentation to Standard regarding a potential business combination with Standard. The updated presentation contemplated a revised structure pursuant to which Company A stockholders would receive Standard common stock and Company A stockholders would own 65% of the pro forma company.
On July 10, 2020, Standard’s Board of Directors held a special meeting, with Standard’s executive management, legal advisors and representatives of KBW participating, to discuss Standard’s strategic options and to review the ongoing discussions with Company A, Company B, Company C, Company D, Company F and Dollar. Representatives of KBW reviewed with Standard’s Board of Directors information regarding a potential business combination with each institution. Company A’s latest presentation was also discussed. The Board instructed KBW and executive management to facilitate the review of information by these institutions so that they could submit indications of interest that would permit the Board to review a side by side comparison of the prospective business combinations with these institutions. Company B reiterated its request that Standard negotiate with Company B on an exclusive basis. Company B withdrew from the process after being advised that the Standard Board would not agree to this request.
On July 13, 2020, Standard entered into a nondisclosure agreement with Company C to enable the two companies to exchange confidential information.
On July 13, 2020, representatives of Standard executive management met with representatives of a third party financial advisor to discuss the results of the financial review it performed on Company A.
On July 14, 2020, at the instruction of the Board and in consultation with KBW, a representative of Standard’s executive management contacted a representative of Company D’s executive management to determine whether Company D remained interested in discussing a potential business combination transaction with Standard. At that time, Company D expressed some possible preliminary interest but could not commit to the timing of engaging in further discussions with Standard, and discussions with Company D were terminated. Company F also advised KBW that it did not wish to pursue a potential business combination with Standard and discussions with Company F were terminated.
On July 20, 2020, Standard made an electronic data room containing confidential information about Standard available to Dollar, Company A and Company C. On behalf of Standard, representatives of KBW instructed interested institutions to submit indications of interest regarding a potential business combination with Standard by August 6, 2020. During this process of soliciting indication of interest letters from potentially interested parties, Standard’s executive management and representatives of KBW regularly updated and received instruction from the Board of Directors.
On July 21, 2020, members of Standard’s executive management team and Board of Directors met with members of Company A’s executive management team and board of directors to discuss a potential business combination.
On July 31, 2020, Company A submitted an indication of interest pursuant to which stockholders of Company A would receive shares of Standard common stock. Each stockholder of Standard would retain their existing shares of Standard common stock and receive a special taxable cash dividend of $7.50. Following the proposed merger, Company A stockholders would own 65% of Standard’s pro forma common stock. Company A also offered to maintain Standard’s current annual dividend of $0.88 per share.
On August 5, 2020, Company C notified Standard that it would not submit an indication of interest due to economic uncertainty and the COVID-19 pandemic, and discussions with Company C were terminated.
On August 6, 2020, Dollar submitted an indication of interest to acquire each share of Standard common stock outstanding for a range of $28.00 — $31.00 per share in cash.

On August 10, 2020, representatives of Standard executive management and Dollar executive management participated in conference call to discuss Dollar’s indication of interest. This discussion included: facts regarding the history and cultures of the two institutions; the pro forma structure of the parties following the consummation of the proposed transaction, including Dollar holding Standard Bank as a separate bank for at least one year; the contemplated transaction’s impact on Standard’s employees, including that Dollar was interested in retaining all of Standard Bank’s employees and officers in capacities similar to that which they were then currently serving Standard Bank; the impact of the transaction on Standard Bank’s branch network, including Dollar’s intent to retain all of Standard Bank’s branches; and that Dollar would request that all Standard’s board members serve on an advisory board following consummation of the transaction.
On August 11, 2020, Standard’s Board of Directors held a special meeting to review the ongoing discussions with Company A and Dollar. Standard’s legal advisors were present and provided a detailed presentation regarding the Board of Directors’ fiduciary duties and responsibilities in the context of a change in control or other potential business combination transactions. The Board of Directors reviewed and discussed with Standard’s legal advisors and representatives of KBW a side-by-side comparison of the nonbinding preliminary indication of interest letters received from Dollar and Company A. Company A’s preliminary nonbinding indication of interest letter contemplated a strategic business combination that included a special cash dividend of $7.50 to be paid to Standard’s stockholders. Company A’s proposal contemplated a reverse merger whereby stockholders of Company A would receive shares of Standard common stock in the merger and stockholders of Standard would retain their existing shares of Standard common stock. Following the proposed merger, Company A stockholders would continue to own 65% of Standard’s pro forma common stock and Standard’s stockholders would own 35% of Standard’s pro forma common stock. Company A’s nonbinding proposal offered to add four members of Standard’s Board of Directors to each of Company A’s holding company and bank boards, two of which could serve on both boards, and to honor all existing contracts of Standard’s officers. Company A’s indication of interest reflected Company A’s intent that Company A’s management would remain in place following the consummation of the contemplated transaction. Dollar’s preliminary nonbinding indication of interest letter reflected an all-cash transaction valued at between $28.00 and $31.00 per share, with a specific price to be determined later based on completion of due diligence. Dollar’s nonbinding proposal offered to honor all management employment agreements and change in control agreements, reflected an intent to retain as many Standard Bank employees as possible, and indicated an intent for certain members of the Standard executive management team to be retained for at least one year to assist with the transition. The Board of Directors was informed that all of the other institutions with which Standard and KBW had communicated regarding a potential business combination had declined to submit a nonbinding indication of interest letter. Representatives of KBW then reviewed with the Board of Directors assumed pro forma capital levels, selected financial metrics and other information with respect to each of the potential strategic partners. The Standard Board also considered the presentation from a third party financial advisor regarding its financial review of Company A.
Following the Board of Directors’ review and consideration of the two preliminary indication of interest letters, the other information reviewed by KBW and the financial review of Company A performed by a third party financial advisor, and after discussions with representatives of KBW, the Board noted that the potential upside long-term value of Company A’s all-stock nonbinding offer was relatively close in value to Dollar’s all-cash nonbinding offer, but that the transactions were very different in nature. The Board discussed and weighed those differences with Standard’s legal advisors and KBW, including the value of Dollar’s all-cash proposal on a tax effected basis, as well as the absence of future dividends to be paid to Standard’s stockholders after the proposed transaction closed. The Board of Directors also discussed the execution risk inherent in Company A’s proposal, that the value of Company A’s nonbinding offer was more speculative than Dollar’s nonbinding offer, that Company A was a non-SEC reporting company, that Company A’s stockholders would own 65% of the pro forma company, and that Company A’s offer would need to be partially financed through a debt offering. The Board also considered the potential for long-term earnings accretion of the pro forma strategic business combination with Company A relative to the dilutive effect on tangible book value resultant of undertaking the reverse merger and paying the cash dividend. The prospect of undertaking either transaction during the pandemic was also considered, as was the impact that each transaction was expected to have on Standard’s customers, employees and communities.

The Board of Directors instructed representatives of KBW to contact Dollar and Company A to ascertain if they would submit updated indication of interest letters by August 14, 2020 with increased offers to better differentiate themselves from other potential acquirers. Immediately following the August 11, 2020 board meeting, representatives of KBW contacted representatives of the two institutions and instructed them to submit updated indication of interest letters by August 14, 2020.
On August 14, 2020, the Board of Directors reviewed and discussed with Standard’s legal advisors and representatives of KBW a side-by-side comparison of the two revised nonbinding preliminary indication of interest letters received from Dollar and Company A. Dollar submitted an updated bid on August 12, 2020, which it then further updated on August 14, 2020 to a range of $30.00 to $31.00 per share for each outstanding share of Standard common stock, subject to completion of due diligence. In a letter dated August 13, 2020, Company A stated that it would not increase the merger consideration proposed in its July 31, 2020 letter, but indicated that it remained open to discussion regarding possible adjustments to the special dividend, and/or ownership percentages following a robust, credit and cost savings focused due diligence review.
Representatives of KBW then reviewed with the Board of Directors the implied value of the merger consideration being offered by each institution, assumed pro forma capital levels, selected financial metrics and other information with respect to each of the potential acquirers. Following this review and upon further discussion that addressed, among other things, the generally more favorable tax impact that Company A’s offer represented for Standard’s stockholders, it being noted that the $7.50 special dividend was taxable to Standard’s stockholders, the fact that Standard’s stockholders would continue to receive an annual dividend of $0.88 per share, and that Standard’s stockholders could benefit from the potential upside of an investment in the pro forma merged institution, including the potential for synergistic earnings accretion of the combined entity, the Board determined to further pursue the proposed business combination contemplated in the Company A indication of interest.
On August 14, 2020, after being notified of the Board’s decision to pursue a transaction with another institution, Dollar further updated its indication of interest letter, increasing to $33.00 per share the price it would pay for each share of Standard, subject to confirmatory due diligence. Representatives of KBW contacted representatives of Company A and inquired whether Company A would increase the value of Company A’s offer. Company A declined to increase the value of its offer. Later that day, Standard’s Board of Directors reconvened to discuss Dollar’s updated indication of interest with its legal counsel and KBW. Representatives of KBW informed the Board that Company A declined to increase the value of its offer. Representatives of KBW reviewed a side-by-side financial comparison of the latest Dollar and Company A proposals, including the increased value of the merger consideration being offered by Dollar and the implied value of Company A’s offer that Company A had declined to increase. In consultation with KBW, the Board of Directors weighed the certainty of securing for Standard’s stockholder a 61% premium to Standard’s then-current market price, relative to the more speculative nature of the value that could be created through the strategic business combination with Company A. Following the review by KBW, and upon further discussion that included further consideration of the benefits of the Dollar proposal to the employees and customers of Standard and to the communities served by Standard, the Board of Directors unanimously resolved to further pursue the merger transaction with Dollar and unanimously authorized Standard’s management to continue negotiations towards a business combination with Dollar. In reaching its determination, the Board of Directors considered the fact that, with KBW’s assistance, Standard had actively solicited indications of interest from those institutions that potentially would be interested in and financially capable of acquiring Standard and the strength of Dollar’s final indication of interest letter. At the instruction of the Board of Directors, Standard’s President and Chief Executive Officer executed and delivered to Dollar its proposed nonbinding indication of interest.
From August 14, 2020 to September 23, 2020, Standard provided supplemental due diligence materials to Dollar. On September 9, 2020, Andrew Hasley, the President and Chief Executive Officer of Standard, met with James McQuade, the President and Chief Executive Officer of Dollar. At that meeting, Mr. Hasley and Mr. McQuade discussed certain logistical matters regarding a potential business combination between Standard and Dollar.
On September 11, 2020, Dollar’s legal advisors Luse Gorman, PC (referred to in this proxy statement as “Luse Gorman”) sent Standard’s legal advisors Kilpatrick Townsend & Stockton LLP (referred to in this proxy statement as “Kilpatrick Townsend”) an initial draft of the definitive agreement.

On September 11, 2020, Dollar provided Standard with access to an electronic data room containing confidential information about Dollar. Standard conducted due diligence on Dollar until September 24, 2020.
From September 11, 2020 to September 23, 2020, Standard and Dollar, with the assistance of their respective legal and financial advisors, negotiated the terms of the definitive merger agreement and conducted further due diligence with respect to each other.
On September 14, 2020, the management teams of Standard and Dollar met in person for management interviews and to conduct due diligence. Representatives of the parties’ respective financial advisors were also present.
On September 15, 2020, Luse Gorman sent Kilpatrick Townsend an initial draft of the voting agreement to be executed by each member of the Standard Board of Directors and by Standard’s Chief Financial Officer. From September 15, 2020 to September 23, 2020, Standard and Dollar, with the assistance of their respective legal advisors, negotiated the terms of the voting agreement.
On September 17, 2020, Luse Gorman sent Kilpatrick Townsend an initial draft term sheet for offer letters setting forth the terms of each of Andrew W. Hasley’s, Timothy K. Zimmerman’s and Susan A. Parente’s employment with Standard Bank as of the effective date of the proposed merger, and for the terms of the cancellation agreements to provide Messrs. Hasley and Zimmerman and Ms. Parente with payments in connection with the cancellation of their existing agreements with Standard and Standard Bank. Luse Gorman also sent proposed terms for the cancellation of change in control agreements with four other Standard officers. From September 15, 2020 to September 23, 2020, Standard, Dollar and the Standard officers, with the assistance of their respective legal advisors, negotiated the terms of these documents. The offer letters and cancellation agreements were executed simultaneously with the execution of the definitive merger agreement. See “Interests of Certain Persons in the Merger that are Different from Yours — Offer Letter and Cancellation Agreements.”
On September 17, 2020, Standard’s Board of Directors met with representatives of Kilpatrick Townsend and KBW to discuss the definitive merger agreement and ancillary documents and the ongoing process.
On September 21, 2020, Dollar sent Standard a draft press release announcing the execution of a definitive agreement and a draft of communications with employees.
On September 22, 2020, Standard held a regular board meeting, at which representatives of KBW and its legal advisors were present, to discuss the definitive merger agreement and ancillary documents and the ongoing process.
On September 23, 2020, members of Standard’s executive management met with members of Dollar’s management team to coordinate the announcement of the transaction.
On September 24, 2020, the Standard Board of Directors met to consider approval of the merger. Representatives of Kilpatrick Townsend and KBW were in attendance. Kilpatrick Townsend reviewed with the Board of Directors its fiduciary obligations, the legal standards applicable to its decisions and actions with respect to the proposed transaction and reviewed in detail the merger agreement and all related documents, including the voting agreement that would have to be executed by the directors and certain officers of Standard, copies of which were delivered to each director before the date of the meeting. Following the presentation, the Board of Directors engaged in discussions about the proposed transaction, the proposed merger agreement and other transaction documents and the effect of the transaction on Standard’s stockholders, as well as the customers and employees of Standard Bank. Also at this meeting, KBW reviewed the financial aspects of the proposed merger and rendered to the Standard Board an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the merger consideration to be received by the holders of Standard common stock in the merger was fair, from a financial point of view, to the holders of Standard common stock. After further reviewing the consideration per share offered by Dollar, and after giving full and detailed consideration to the other factors described under “— Standard’s Reasons for the Merger; Recommendations of the Board of Directors,” the members of the Board of Directors of Standard unanimously voted to approve the merger agreement.

On September 24, 2020, parties executed the merger agreement and exchanged signature pages.
On September 25, 2020, parties issued a joint press release via Globe Newswire to announce execution of the definitive agreement.
Standard’s Reasons for the Merger; Recommendation of the Board of Directors
The discussion of the information and factors considered by the Standard Board of Directors is not intended to be exhaustive, but rather includes the principal material information, factors and analyses considered by the Board in reaching its conclusions and recommendation in relation to the merger agreement and the transactions. The Board evaluated the various factors listed below in light of its knowledge of the business, financial condition and prospects of Standard, in consultation with Standard’s executive management and outside legal and financial advisors. The Board did not provide a specific assessment of, quantify or otherwise assign any relative weights to, the factors considered in determining its recommendation. Instead, the Board conducted an overall analysis of the factors and reasons described above and determined in its business judgment that, in the aggregate, the potential benefits of the merger to the stockholders of Standard outweighed the risks or potential negative consequences. Individual members of the Board may have given different weight to different factors. In addition, in arriving at its recommendation, the directors of Standard were aware of the interests of certain officers and directors of Standard as described “Interests of Certain Persons in the Merger that are Different from Yours” beginning on page 40 of this proxy statement.
In evaluating the merger agreement and reaching its decision to approve the merger agreement and recommend that Standard stockholders approve the merger agreement, the Standard Board of Directors considered a number of factors, including the following, which are not intended to be exhaustive and are not presented in any relative order of importance:
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the belief of the Board of Directors that the merger consideration of $33.00 per share in cash represents fair value for shares of Standard common stock, taking into account Standard’s current and historical financial condition, results of operations, business, competitive position and prospects, particularly in comparison to Standard’s near-term and long-term standalone plan in the event Standard were to remain an independent public company, and the future prospects and risks associated with remaining an independent public company and the risks and uncertainties associated with the execution of the standalone plan, including the scope and duration of the COVID-19 pandemic and actions taken by governmental authorities to contain the spread of the virus, and the impact of COVID-19 and such actions on Standard and its business and prospects;

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the opportunity for Standard’s stockholders to realize substantial value based on the merger consideration offered by Dollar, which represents: 134.0% of Standard’s tangible book value per share; 22.4x of Standard’s trailing twelve month earnings; a 6.3% core deposit premium; and a 76.0% premium over the one day prior Standard common stock trading price;

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the fact that the merger consideration consists solely of cash, which provides certainty of value and liquidity to the stockholders of Standard and does not expose them to any future risks related to the business or the financial markets generally, as compared to a transaction in which stockholders receive equity or other securities, or as compared to remaining an independent, standalone company;

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the fact that the merger consideration Dollar agreed to pay to the holders of Standard common stock was increased from a range of $28.00 to $31.00, to $33.00 per share as a result of extensive negotiations following the initial indication submitted by Dollar;

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the merger consideration offered by Dollar equaled or exceeded the consideration that was presented by other parties throughout the process or that could reasonably be expected from other potential acquirers with the apparent ability to consummate the acquisition of Standard;

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the fact that Standard stockholders would no longer receive dividends on shares of Standard common stock, and their ability to reinvest the cash they received as merger consideration, following Standard’s acquisition by Dollar;

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the fact that Standard had preliminary discussions with respect to a potential business combination transaction involving Standard with numerous other potential strategic or financial counterparties in

2019 and 2020, none of which provided any indication that it was interested in proceeding with a transaction on terms as favorable as the terms Dollar agreed to, including with respect to the value of the merger consideration and the impact on Standard’s employees, customers and communities;
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the understanding of Standard’s Board of Directors of the strategic options available to Standard and the Board of Directors’ assessment of those options with respect to the prospects and estimated results of the execution by Standard of its business plan as an independent entity under various scenarios and the determination that none of those options or the execution of the business plan were more likely to create greater present value for Standard’s stockholders than the value to be paid by Dollar;

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the challenges facing Standard’s management to grow Standard’s franchise and enhance stockholder value given current market conditions, increased operating costs resulting from regulatory initiatives and compliance mandates, significant interest rate pressure and competition;

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the historical stock market performance for Standard common stock and the common stock performance of others in the banking industry;

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the extensive efforts made to solicit interest from a broad range and large number of institutions considered to have the ability and potential interest in acquiring Standard and the low probability of securing a more attractive proposal from another institution capable of consummating the transaction;

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the Standard Board of Directors’ views with respect to other potential strategic alternatives, including remaining independent, making acquisitions, pursuing other similarly-sized merger partners and pursuing larger merger partners;

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the ability of Dollar to execute a merger transaction from a financial and regulatory perspective;

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the geographic fit and increased customer convenience of the expanded branch network of Dollar;

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the benefits to Standard and its customers of operating as a significantly larger organization, the wider array of financial products and services that would be available to customers of Standard and the communities served by Standard, including enhancements in products and services, the ability to grow its commercial and residential lending, higher lending limits that would enable Standard to serve customers whose lending relationships were approaching Standard’s legal lending limit, and greater financial resources;

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Dollar’s business, operations, financial condition, asset quality, earnings and prospects, taking into account the results of Standard’s due diligence review of Dollar, and information provided by Dollar’s financial advisor;

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the financial presentation, dated September 24, 2020, of KBW to the Standard Board of Directors and the opinion, dated September 24, 2020, of KBW to the Standard Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Standard common stock of the merger consideration, as more fully described below under “— Opinion of Standard’s Financial Advisor in Connection with the Merger”;

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the terms of the merger agreement, including the representations and warranties of the parties, the covenants, the consideration, the circumstances under which Standard’s Board of Directors may consider a superior proposal and the absence of burdensome contingencies in the merger agreement;

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the review by the Standard Board of Directors, with Kilpatrick Townsend, of the material terms of the merger agreement, including (i) the Board’s ability, under certain circumstances, to consider an unsolicited acquisition proposal, and (ii) the Board’s ability to terminate the merger agreement in order to enter into a definitive agreement with respect to a superior proposal (subject to payment of a $6.3 million termination fee), as well as the nature of the covenants, representations and warranties and other termination provisions in the merger agreement;

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the effects of the merger on Standard employees, including the prospects for continued employment in a larger organization, including the likelihood of Dollar continuing to employ most of if not all of Standard’s employees for at least 12 months following the transaction;

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that Standard employees would receive separation benefits if they are separated from Dollar, other than for cause, at any time during the two year period following the consummation of the merger;

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the ability of Standard employees to participate in the employee benefit plans of Dollar at some point following the consummation of the transaction;

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the likelihood of expeditiously obtaining the necessary regulatory approval without unusual or burdensome conditions;

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the long-term and short-term interests of Standard and its stockholders, the interests of the employees, customers, creditors and suppliers of Standard, and community and societal considerations, including those of the communities in which Standard maintains offices;

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its knowledge of Standard’s business, operations, regulatory and financial condition, asset quality, earnings, loan portfolio, capital and prospects both as an independent organization and as a part of a combined company with Dollar;

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the uncertainty surrounding potential legal, regulatory and policy changes by new presidential administrations and/or changes in congressional leadership in the United States that may directly affect financial institutions and the global economy; and

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the increasing importance of operational scale and financial resources in maintaining efficiency and remaining competitive over the long term and in being able to capitalize on technological developments that significantly impact industry competitive conditions.

The Standard Board of Directors also considered a number of potential risks and uncertainties associated with the merger in connection with its deliberation of the proposed transaction, including, without limitation, the following:
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the potential risk of diverting management attention and resources from the operation of Standard’s business and towards the completion of the merger;

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the fact that the merger agreement restricts the conduct of Standard’s business prior to the completion of the merger which, subject to specific exceptions, could delay or prevent Standard from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of Standard absent the pending merger;

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the fact that Dollar is in the mutual holding company form of corporate organization;

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the fact that the interests of certain of Standard’s directors and executive officers may be different from, or in addition to, the interests of Standard’s other stockholders;

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that, while Standard expects that the merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the merger agreement will be satisfied, including the risk that necessary regulatory approvals or Standard’s stockholder approval might not be obtained and, as a result, the merger may not be consummated;

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the risk of potential employee attrition and/or adverse effects on business and customer relationships as a result of the pending merger;

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certain anticipated merger-related costs;

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the fact that: (i) Standard would be prohibited from affirmatively soliciting acquisition proposals after execution of the merger agreement; and (ii) Standard would be obligated to pay to Dollar a termination fee of $6.3 million if the merger agreement is terminated under certain circumstances, which may discourage other parties potentially interested in a business combination with Standard from pursuing such a transaction;

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that the Board of Directors is required to submit the merger to the vote of the Standard stockholders at the Special Meeting even if the Board has made a change of recommendation, unless the amended merger agreement is terminated;

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that the gain likely to be realized by Standard stockholders as a result of the merger generally will be taxable to such stockholders for U.S. federal income tax purposes if they are not otherwise exempt from the payment of such taxes; and

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the possibility of litigation challenging the merger, and its belief that any such litigation would be without merit.

Standard’s Board of Directors unanimously recommends that Standard’s stockholders vote “FOR” the adoption of the merger proposal, “FOR” the Merger-Related Executive Compensation proposal and “FOR” the Adjournment Proposal. Standard’s stockholders should be aware that Standard’s directors and executive officers have interests in the merger that are different from, or in addition to, those of other Standard stockholders. The Standard Board of Directors was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement, and in recommending that the merger proposal be approved by the stockholders of Standard. See “Interests of Certain Persons in the Merger that are Different from Yours.”
This summary of the reasoning of Standard’s Board of Directors and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Note Regarding Forward-Looking Statements.”
Opinion of Standard’s Financial Advisor in Connection with the Merger
Standard engaged KBW to render financial advisory and investment banking services to Standard, including an opinion to the Standard Board of Directors as to the fairness, from a financial point of view, to the holders of Standard common stock of the merger consideration to be received by such stockholders in the merger. Standard selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, KBW is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.
As part of its engagement, representatives of KBW attended the meeting of the Standard Board of Directors held on September 24, 2020, at which the Standard Board of Directors evaluated the proposed merger. At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered to the Standard Board of Directors an opinion to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW as set forth in its opinion, the merger consideration to be received by the holders of Standard common stock in the merger was fair, from a financial point of view, to the holders of Standard common stock. The Standard Board of Directors approved the merger agreement at this meeting.
The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex B to this document and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing the opinion.
KBW’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the Standard Board of Directors (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, of the merger consideration in the merger to the holders of Standard common stock. It did not address the underlying business decision to engage in the merger or enter into the merger agreement or constitute a recommendation to the Standard Board of Directors in connection with the merger, and it does not constitute a recommendation to any holder of Standard common stock as to how to vote in connection with the merger or any other matter, nor does it constitute a recommendation regarding whether or not any such stockholder should enter into a voting, stockholders’, or affiliates’ or similar agreement with respect to the merger or exercise any dissenters’ or appraisal rights that may be available to such stockholder.
KBW’s opinion was reviewed and approved by KBW’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.
In connection with the opinion, KBW reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Standard and bearing upon the merger, including among other things:

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a draft of the merger agreement dated September 21, 2020 (the most recent draft made available to KBW);

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the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2019 of Standard;

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the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020 of Standard;

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certain regulatory filings of Standard and its subsidiaries, including the quarterly reports on Form FR Y-9SP and quarterly call reports required to be filed with respect to each quarter during the three year period ended December 31, 2019 and the quarters ended March 31, 2020 and June 30, 2020;

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certain other interim reports and other communications of Standard to its stockholders; and

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other financial information concerning the business and operations of Standard that was furnished to KBW by Standard or that KBW was otherwise directed to use for purposes of KBW’s analyses.

KBW’s consideration of financial information and other factors that it deemed appropriate under the circumstances or relevant to its analyses included, among others, the following:
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the historical and current financial position and results of operations of Standard;

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the assets and liabilities of Standard;

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the nature and terms of certain other merger transactions and business combinations in the banking industry;

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a comparison of certain financial and stock market information for Standard with similar information for certain other companies the securities of which were publicly traded; and

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financial and operating forecasts and projections of Standard that were prepared by Standard management, provided to and discussed with KBW by such management and used and relied upon by KBW at the direction of such management and with the consent of the Standard Board of Directors.

KBW also performed such other studies and analyses as it considered appropriate and took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. KBW also participated in discussions that were held with the management of Standard regarding the past and current business operations, regulatory relations, financial condition and future prospects of Standard and such other matters as KBW deemed relevant to its inquiry. In addition, KBW considered the results of the efforts undertaken by Standard, with KBW’s assistance, to solicit indications of interest from third parties regarding a potential transaction with Standard.
In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to it or that was publicly available and did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the management of Standard as to the reasonableness and achievability of the financial and operating forecasts and projections of Standard referred to above (and the assumptions and bases therefor), and KBW assumed that such forecasts and projections were reasonably prepared and represented the best currently available estimates and judgments of such management.
It is understood that the forecasts and projections provided to KBW and used and relied upon by it were not prepared with the expectation of public disclosure and that such information was based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions and, in particular, assumptions regarding the ongoing COVID-19 pandemic) and, accordingly, actual results could vary significantly from those set forth in such forecasts and projections. KBW assumed, based on discussions with Standard management and with the consent of the Standard Board of Directors, that the forecasts and projections of Standard that were prepared and provided to KBW by Standard management provided a reasonable basis upon which KBW could form its opinion and KBW expressed no view as to any such information or the assumptions or bases therefor. Among other things, such information assumed that the ongoing COVID-19 pandemic could have a significant adverse impact on Standard. KBW relied on all such information without independent verification or analysis and did not in any respect assume any responsibility or liability for the accuracy or completeness thereof.
KBW also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Standard since the date of the last financial statements that were made available to KBW. KBW is not an expert in the independent verification of the adequacy of allowances for loan and lease losses and KBW assumed, without independent verification and with Standard’s consent, that the aggregate allowances for loan and lease losses for Standard are adequate to cover such losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Standard, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did KBW examine any individual loan or credit files, nor did it evaluate the solvency, financial capability or fair value of Standard or Dollar under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Such estimates are inherently subject to uncertainty and should not be taken as KBW’s view of the actual value of any companies or assets.
KBW assumed that, in all respects material to its analyses:
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the merger and any related transaction would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which KBW assumed would not differ in any respect material to KBW’s analyses from the draft of the merger agreement reviewed by KBW referred to above) with no adjustments to the merger consideration and with no other payments in respect of Standard common stock;

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the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement were true and correct;

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each party to the merger agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

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there were no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger or any related transaction and that all conditions to the completion of the merger and any related transaction would be satisfied without any waivers or modifications to the merger agreement or any of the related documents; and

•
in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the merger or the future results of operations or financial condition of Standard.

KBW assumed that the merger would be consummated in a manner that complies with all applicable federal and state statutes, rules and regulations. KBW was further advised by Standard that Standard relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Standard, Dollar, Merger Sub, the merger and any related transaction, and the merger agreement. KBW did not provide advice with respect to any such matters.
KBW’s opinion addressed only the fairness, from a financial point of view, as of the date of such opinion, to the holders of Standard common stock of the merger consideration to be received by such holders in the merger. KBW expressed no view or opinion as to any other terms or aspects of the merger or any term or aspect of any related transaction (including the second-step merger of Standard with and into Dollar (with Dollar as the surviving corporation) immediately following the consummation of the merger and the actions relating to the Standard Bank, PaSB Amended and Restated Employee Stock Ownership Plan to be undertaken in connection with the merger as provided in the merger agreement), including without limitation, the form or structure of the merger or any such related transaction, any consequences of the merger or any such related transaction to Standard, its stockholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger, any such related transaction, or otherwise. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through such date. There has been widespread disruption, extraordinary uncertainty and unusual volatility arising from the effects of the COVID-19 pandemic, including the effect of evolving governmental interventions and non-interventions. Developments subsequent to the date of KBW’s opinion may have affected, and may affect, the conclusion reached in KBW’s opinion and KBW did not and does not have an obligation to update, revise or reaffirm its opinion. KBW’s opinion did not address, and KBW expressed no view or opinion with respect to:
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the underlying business decision of Standard to engage in the merger or enter into the merger agreement;

•
the relative merits of the merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by Standard or the Standard Board of Directors;

•
the fairness of the amount or nature of the compensation to any of Standard’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of Standard common stock;

•
the effect of the merger or any related transaction on, or the fairness of any consideration to be received by, holders of any class of securities of Standard (other than the holders of Standard common stock (solely with respect to the merger consideration, as described in KBW’s opinion and not relative to any consideration to be received by holders of any other class of securities)) or any other party to any transaction contemplated by the merger agreement;

•
whether Dollar has sufficient cash, available lines of credit or other sources of funds to enable the aggregate merger consideration to be paid to the holders of Standard common stock at the closing of the merger;

•
any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the merger agreement; or

•
any legal, regulatory, accounting, tax or similar matters relating to Standard or its stockholders, or relating to or arising out of or as a consequence of the merger or any related transaction.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW and Standard. Any estimates contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the KBW opinion was among several factors taken into consideration by the Standard Board of Directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Standard Board of Directors with respect to the fairness of the merger consideration. The type and amount of consideration payable in the merger were determined through negotiation between Standard and Dollar, and the decision of Standard to enter into the merger agreement was solely that of the Standard Board of Directors.
The following is a summary of the material financial analyses presented by KBW to the Standard Board of Directors in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by KBW to the Standard Board of Directors, but summarizes the material analyses performed and presented in connection with such opinion. The financial analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.
Selected Companies Analysis.   Using publicly available information, KBW compared the financial performance, financial condition and market performance of Standard and 29 selected major exchange-traded banks headquartered in Pennsylvania, Ohio, New York (excluding the New York City metropolitan statistical area) and West Virginia with total assets between $750 million and $2.5 billion. Merger targets were excluded from the selected companies.
The selected companies were as follows:
ACNB Corporation	CB Financial Services, Inc.
MVB Financial Corp.	Norwood Financial Corp.
Codorus Valley Bancorp, Inc.	Riverview Financial Corporation
Evans Bancorp, Inc.	Middlefield Banc Corp.
Chemung Financial Corporation	AmeriServ Financial, Inc.
ESSA Bancorp, Inc.	Malvern Bancorp, Inc.
Premier Financial Bancorp, Inc.	SB Financial Group, Inc.
Penns Woods Bancorp, Inc.	Prudential Bancorp, Inc.
Fidelity D & D Bancorp, Inc.	Pathfinder Bancorp, Inc.
Farmers & Merchants Bancorp, Inc.	CF Bankshares Inc.
Citizens & Northern Corporation	Ohio Valley Banc Corp.
LCNB Corp.	United Bancshares, Inc.
Meridian Corporation	Emclaire Financial Corp
Franklin Financial Services Corporation	Cortland Bancorp
FNCB Bancorp, Inc.
To perform this analysis, KBW used profitability data and other financial information for the most recent fiscal quarter (“MRQ”) or the latest 12 months (“LTM”) available or as of the end of such periods and market pricing data as of September 23, 2020. KBW also used 2020, 2021 and 2022 EPS estimates taken from consensus “street estimates” per FactSet Research Systems for the selected companies to the extent publicly available (2020 and 2021 consensus “street” estimates were not publicly available for 18 of the selected companies and 2022 consensus “street” estimates were not publicly available for 24 of the selected companies).Where consolidated holding company level financial data was unreported, subsidiary bank level data was utilized to calculate ratios. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in Standard’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.
KBW’s analysis showed the following concerning the financial performance of Standard and the selected companies:
		Selected Companies
	STND	25th Percentile	Median	Average	75th Percentile
MRQ Core Return on Average Assets (%)(1)	0.51	0.59	0.91	0.98	1.21
MRQ Core Return on Average Tangible Common Equity (%)(1)	4.58	7.31	10.18	11.19	11.99
MRQ Net Interest Margin (%)	2.82	3.05	3.26	3.21	3.49
MRQ Fee Income / Operating Revenue (%)(2)	17.6	14.1	19.0	24.9	24.7
MRQ Efficiency Ratio (%)	61.9	68.3	63.9	63.9	59.5

(1)
Core income excluded extraordinary items, gains/losses on sale of securities, non-recurring revenues/expenses, and amortization of intangibles and goodwill impairment.

(2)
Excludes gains/losses on sale of securities.

KBW’s analysis also showed the following concerning the financial condition of Standard and the selected companies:
		Selected Companies
	STND	25th Percentile	Median	Average	75th Percentile
Tangible Common Equity / Tangible Assets (%)	11.15	7.78	8.98	9.06	10.25
Total Risk Based Capital Ratio (%)	17.93	12.64	14.01	14.35	15.67
Loans / Deposits (%)	94.7	81.4	89.9	90.2	93.0
Loan Loss Reserve / Deposits (%)	0.93	0.96	1.04	1.05	1.13
Nonperforming Assets / Loans + OREO (%)	0.71	1.49	1.19	1.17	0.56
MRQ Net Charge-Offs / Average Loans (%)	0.02	0.08	0.04	0.10	0.01
In addition, KBW’s analysis showed the following concerning the market performance of Standard and, to the extent publicly available, the selected companies (excluding the impact of the LTM earnings per share (“EPS”) multiple for one of the selected companies, which multiple was considered to be not meaningful because it was negative):
		Selected Companies
	STND	25th Percentile	Median	Average	75th Percentile
One-Year Stock Price Change (%)	(33.0)	(41.2)	(33.6)	(31.3)	(23.0)
Year-to-Date Stock Price Change (%)	(37.4)	(45.4)	(38.1)	(36.2)	(30.5)
One-Year Total Return (%)	(30.6)	(38.9)	(30.3)	(29.2)	(21.0)
Stock Price / Tangible Book Value per Share (x)	0.76	0.72	0.82	0.85	0.93
Stock Price / LTM EPS (x)	12.8	8.0	9.1	9.6	11.4
Price / 2020 EPS (x)	—	8.7	10.1	11.0	12.4
Price / 2021 EPS (x)	—	9.1	11.4	11.2	13.2
Price / 2022 EPS (x)	—	9.6	12.1	11.7	13.9
Dividend Yield (%)	4.7	2.9	3.8	3.7	5.1
LTM Dividend Payout Ratio (%)	60.1	21.4	37.5	35.3	46.7
No company used in the above selected companies analysis is identical to Standard. Accordingly, an analysis of these results is not mathematical. Rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
Selected Transactions Analysis.   KBW reviewed publicly available information related to five selected U.S. bank transactions announced since March 1, 2020 with deal values greater than $100 million. Transactions with undisclosed deal values were excluded from the selected transactions.

The selected transactions were as follows:
Acquiror	Acquired Company
Bridge Bancorp, Inc.	Dime Community Bancshares, Inc.
Provident Financial Services, Inc.	SB One Bancorp
United Community Banks, Inc.	Three Shores Bancorporation, Inc.
Enterprise Financial Services Corp	Seacoast Commerce Banc Holdings
Blue Ridge Bankshares, Inc.	Bay Banks of Virginia, Inc.
For each selected transaction, KBW derived the following implied transaction statistics, in each case based on the transaction consideration value paid for the acquired company and using financial data based on the latest publicly available financial statements for the acquired company available prior to the announcement of the respective transaction:
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Price per common share to tangible book value per share of the acquired company;

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Price per common share to LTM EPS of the acquired company; and

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Tangible equity premium/(discount) to core deposits (total deposits less time deposits greater than $100,000) of the acquired company, referred to as core deposit premium.

KBW also reviewed the price per common share paid for the acquired company for each selected transaction as a premium/(discount) to the closing price of the acquired company one day prior to the announcement of the respective transaction (expressed as a percentage and referred to as the one-day market premium). The above transaction statistics for the selected transactions were compared with the corresponding transaction statistics for the proposed merger based on the merger consideration of $33.00 and an implied transaction value for the proposed merger (inclusive of the implied value of in-the-money Standard stock options) of $157.8 million and using historical financial information for Standard as of and for the 12-month period ended June 30, 2020 and the closing price of Standard common stock on September 23, 2020.
The results of the analysis are set forth in the following table (excluding the impact of the LTM EPS multiple for one of the selected transactions):
	Dollar / STND	Selected Transactions
		Median	Average
Transaction Value / Tangible Book Value (x)	1.34	1.21	1.17
Transaction Value / LTM EPS (x)	22.4	11.5	12.1
Core Deposit Premium (%)	6.3	3.3	1.9
One-Day Market Premium (%)	76.0	21.4	13.3
No company or transaction used in the selected transaction analysis is identical to Standard or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.
Discounted Cash Flow Analysis.   KBW performed a discounted cash flow analysis to estimate a range for the implied equity value of Standard. In this analysis, KBW used financial forecasts and projections relating to the earnings and assets of Standard provided by Standard management, and assumed discount rates ranging from 11.0% to 15.0%. The range of values was determined by adding (i) the present value of the estimated excess cash flows that Standard could generate over the 5.25-year period from October 1, 2020 to December 31, 2025 as a standalone company and (ii) the present value of implied terminal values of the Standard at the end of such period. KBW assumed that Standard would maintain a tangible common equity to tangible asset ratio of 8.00% and would retain sufficient earnings to maintain that level. In calculating implied terminal values for Standard, KBW applied a range of 8.0x to 12.0x to Standard’s estimated 2026 earnings. This discounted cash flow analysis resulted in a range of implied values per share of Standard common stock of approximately $21.72 to $28.67 per share.

The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions, including asset and earnings growth rates, dividend payout rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Standard.
Miscellaneous.   KBW acted as financial advisor to Standard and not as an advisor to or agent of any other person. As part of KBW’s investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its and their broker-dealer businesses (and in the case of Standard, further to an existing sales and trading relationship with KBW), KBW and its affiliates may from time to time purchase securities from, and sell securities to, Standard, Dollar and their respective affiliates. In addition, as market makers in securities, KBW and its affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Standard.
Pursuant to the KBW engagement agreement, Standard has agreed to pay KBW a total cash fee equal to 1.05% of the aggregate merger consideration, $150,000 of which became payable to KBW with the rendering of KBW’s opinion and the balance of which is contingent upon the consummation of the merger. Standard also agreed to reimburse KBW for reasonable out-of-pocket expenses and disbursements incurred in connection with its engagement and to indemnify KBW against certain liabilities relating to or arising out of KBW’s engagement or KBW’s role in connection therewith. Other than in connection with the present engagement, during the two years preceding the date of its opinion, KBW did not provide investment banking or financial advisory services to Standard. During the two years preceding the date of its opinion, KBW did not provide investment banking or financial advisory services to Dollar. KBW may in the future provide investment banking and financial advisory services to Standard or Dollar and receive compensation for such services.
Certain Prospective Financial Information Provided by Standard
Standard does not, as a matter of course, publicly disclose forecasts or internal projections as to its future performance, earnings or other results due to, among other things, the inherent uncertainty of certain underlying assumptions and estimates. However, in connection with the proposed merger, Standard provided Dollar with unaudited financial forecasts for Standard on a stand-alone basis. These unaudited financial forecasts were prepared by Standard’s management as part of the annual budget process and reforecast for July 2020 and are summarized below because such forecasts were provided to Dollar. They were also provided to KBW, along with other prospective financial information provided below.
The unaudited financial forecasts described below were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for Prospective Financial Information, or generally accepted accounting principles (“GAAP”), and are included in this proxy statement only because they were made available to Dollar and KBW in connection with the proposed merger. The prospective financial information included in this proxy statement has been prepared by, and is the responsibility of, Standard’s management. Standard’s independent registered public accounting firm, S.R. Snodgrass, P.C., did not examine, compile or perform any procedures with respect to the prospective financial information described below and, accordingly, such firm does not express an opinion or any other form of assurance with respect thereto.
The unaudited financial forecasts described below are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from such estimates and should be read with caution. Although presented with numerical specificity, these estimates are based upon a variety of assumptions made by Standard’s management with respect to, among other things, industry performance, general economic, market, interest rate, and financial conditions, the timing and level of new loan originations and deposit generation, operating and other revenues and expenses, effective tax rates, capital expenditures, working capital and other matters. Some or all of the assumptions may not be realized, and as historical performance suggests, they are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of Standard. In addition, some of these assumptions, by their nature, are subjective in many respects.
Accordingly, the assumptions made in preparing these estimates may prove to be inaccurate and actual results may differ materially from these estimates. In addition, the forecasts do not take into account any of the expense savings or charges expected to result from the merger or any other matters contemplated by the merger agreement, including limitations imposed in the merger agreement on Standard’s ability to engage in certain activities pending completion of the merger without Dollar’s consent.
For these reasons, the description of the unaudited financial forecasts in this proxy statement should not be regarded as an indication that they are necessarily predictive of actual future performance and they should not be relied on as such. No one has made, or makes, any representation regarding these estimates by their inclusion in this proxy statement and, except as may be required by applicable securities laws, Standard does not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrences of future events even if any or all of the assumptions underlying the projections are shown to be in error. For additional information on factors that may cause future financial results to materially vary from those reflected in the projections prepared by Standard’s management, see the section entitled “Cautionary Statement Regarding Forward-Looking Information.”
Below are certain financial projections that were prepared by Standard’s management and were provided to Dollar in connection with the proposed merger.
Standard AVB Financial Corp
Projected Consolidated Balance Sheet
At December 31, 2020 (in thousands)
Cash and equivalents	$44,176
Securities	169,178
Total loans	723,426
Allowance for loan losses	(7,756)
Loans receivable, net	715,670
Other assets	75,087
Total Assets	$1,004,109
Noninterest-bearing deposits	$149,791
Interest bearing deposits	612,641
Total deposits	762,432
Borrowed funds	92,275
Other liabilities	4,266
Stockholders’ equity	145,136
Total Liabilities & Equity	$1,004,109

Projected Income Statement
For the Year Ended December 31, 2020 (in thousands)
Total interest income	$36,493
Total interest expense	7,343
Provision for loan losses	2,958
Net interest income after provision for loan losses	26,192
Noninterest income	4,349
Noninterest expense	21,507
Net income before taxes	9,034
Provision for income	1,588
Net income	$7,446
The prospective financial information for Standard that was provided to KBW and Dollar by Standard’s management and utilized and relied upon by KBW, as described in “— Opinion of Standard’s Financial Advisor in Connection with the Merger,” included additional information from the financial projections disclosed above. Specifically, KBW was provided with and used the following estimates: (1) Standard’s earnings would be $7.4 million for the calendar year ending December 31, 2020 and $9.0 million for the calendar year ending December 31, 2021, with 2.0 – 4.0% annual growth thereafter; and (2) that Standard’s balance sheet would be $1.004 billion at December 31, 2020, with 3.0 – 5.0% annual growth thereafter. The uncertainty created by the COVID-19 pandemic significantly limited Standard’s ability to prepare projections for periods after December 31, 2021.
Surrender of Stock Certificates
After the completion of the merger, the exchange agent will mail to Standard stockholders a letter of transmittal, together with instructions for the exchange of their Standard stock certificates for the merger consideration. After the completion of the merger, there will be no further transfers of Standard common stock. Standard stock certificates presented for transfer after the completion of the merger will be cancelled and exchanged for the merger consideration.
If your Standard stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of these certificates, that they were lost, stolen or destroyed, and post a bond in such amount as the exchange agent may direct before you receive any consideration for your shares. The letter of transmittal will include instructions on how to provide evidence of ownership and post bond.
Please do not send your Standard stock certificates at this time.
Material United States Federal Income Tax Considerations
The following summary is a general discussion of the material U.S. federal income tax consequences to holders of our common stock whose shares of common stock are converted into the right to receive cash in the merger. This summary is based on the current provisions of the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations, judicial authority, and administrative rulings, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences to Standard stockholders as described herein. No ruling from the Internal Revenue Service, or the IRS, has been or will be sought with respect to any aspect of the merger. This summary is for the general information of Standard stockholders only and does not purport to be a complete analysis of all potential tax effects of the merger. For example, it does not consider the effect of any applicable state, local, or foreign income tax laws, or of any non-income tax laws. In addition, this discussion does not address the tax consequences of transactions effectuated prior to or after the completion of the merger (whether or not such transactions occur in connection with the merger), including, without limitation, the acquisition or disposition of shares of common stock other than pursuant to the merger, or the tax consequences to holders of stock options issued by Standard which are canceled or converted, as the case may be, in connection with the merger. Furthermore, this summary only applies to Standard stockholders that hold their shares of common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, it does not address all aspects of U.S. federal income taxation that may affect particular Standard stockholders in light of their particular circumstances, including Standard stockholders:
•
who are subject to special tax rules under the U.S. federal income tax, such as dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, mutual funds, regulated investment companies, real estate investment trusts, partnerships, financial institutions, insurance companies, tax-exempt entities, certain expatriates or former long-term residents of the United States, or persons that have a functional currency other than the U.S. dollar;

•
who hold their shares of common stock through a partnership or another pass-through entity;

•
who are subject to the alternative minimum tax provisions of the Code;

•
who acquired their shares of common stock in connection with stock option or stock purchase plans or in other compensatory transactions; or

•
who hold their shares of common stock as part of a hedging, straddle, or other risk reduction strategy.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner and on the activities of the partner and the partnership. We encourage partners of partnerships holding our common stock to consult their own tax advisors.
For purposes of this summary, a “U.S. Holder” is a Standard stockholder that is, for U.S. federal income tax purposes:
•
An individual citizen or resident of the United States;

•
A corporation, or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States, or the District of Columbia;

•
An estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
A trust, (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has validly elected to be treated as a U.S. person for U.S. federal income tax purposes, under the applicable regulations.

Payments with Respect to Common Stock.   The conversion of our common stock into the right to receive cash in the merger will be a taxable transaction for U.S. federal income tax purposes. Generally, this means that each U.S. Holder will recognize capital gain or loss, if any, equal to the difference between the amount of cash received by such U.S. Holder in the merger and the U.S. Holder’s adjusted tax basis in its shares of common stock (generally the purchase price paid by the U.S. Holder to acquire such shares of common stock). For this purpose, U.S. Holders who acquired different blocks of shares of common stock at different times for different prices must calculate gain or loss separately for each identifiable block of shares of common stock surrendered in the merger. Any such capital gain or loss will be long-term capital gain or loss if the holding period for the shares of common stock exceeds one year as of the date of the completion of the merger. For non-corporate U.S. Holders, short-term capital gains are taxable at the ordinary income tax rate of up to 37% and long-term capital gains generally are taxable at a reduced rate (either 20% for individuals in the 37% income tax bracket or up to 15% for other individuals). The deductibility of capital losses is subject to certain limitations. Certain U.S. Holders may be subject to an additional 3.8% tax on “net investment income,” which generally includes capital gains from the sale of stock.
Backup Withholding Tax.   U.S. Holders may be subject to “backup withholding” at a rate of 24% with respect to the cash received in the merger for the U.S. Holder’s shares of common stock. Backup withholding will generally not apply, however, to a U.S. Holder who furnishes the disbursing agent with a correct taxpayer identification number on Form W-9 (and who does not subsequently become subject to backup withholding) or who otherwise establishes a basis for exemption from backup withholding (such as a corporation). Each U.S. Holder should complete and sign an IRS Form W-9 in order to provide the information and certification necessary to avoid the imposition of backup withholding, unless an exemption applies and is established in a manner satisfactory to the disbursing agent. Backup withholding is not an additional tax and any amounts withheld from payments to a U.S. Holder under the backup withholding rules generally will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the U.S. Holder furnishes the required information to the IRS. U.S. Holders who fail to provide the correct taxpayer identification numbers and the appropriate certifications, or to establish an exemption as described above, will be subject to backup withholding on cash they receive in the merger and may be subject to a penalty imposed by the IRS. If the exchange agent withholds on a payment to a U.S. Holder and the withholding results in an overpayment of taxes by that U.S. Holder, a refund may be obtained from the IRS, provided that the U.S. Holder furnishes the required information to the IRS.
BECAUSE YOUR INDIVIDUAL CIRCUMSTANCES MAY DIFFER, WE ENCOURAGE YOU TO CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Regulatory Matters Relating to the Merger
The completion of the merger is subject to prior receipt of certain approvals and consents required to be obtained from applicable governmental and regulatory authorities. These approvals include approvals from the FDIC, the PDBS and the Federal Reserve. To facilitate the merger, Standard is required to, in consultation with Dollar, either (i) convert Standard Bank from a Pennsylvania-chartered savings bank to a federal stock savings association or (ii) make an election under section 10(l) of the Home Owners’ Loan Act (the “HOLA”), to have Standard Bank be deemed a savings association and Standard deemed a savings and loan holding company. It is currently expected that Standard Bank will make an election under section 10(l) of the HOLA. Following these steps, Merger Sub will merge with and into Standard, after which Standard will merge with and into Dollar. Following the transaction, Standard Bank will operate as a wholly owned subsidiary of Dollar.
Subject to the terms of the merger agreement, both Standard and Dollar have agreed to cooperate with each other and use their reasonable best efforts to prepare and file all applications, notices, and filings to obtain all regulatory approvals necessary or advisable to complete the transactions contemplated by the merger agreement, including the mergers.
The merger of Standard with and into Dollar requires the approval of the Federal Reserve and of the PDBS. The election under section 10(l) of the HOLA for Standard Bank to be deemed a savings association requires the approval of the FDIC. In addition, Standard Bank’s election under section 10(l) of the HOLA requires notice to the PDBS. Dollar has filed all necessary applications and notifications to obtain the required regulatory approvals, consents and waiver for the merger, and Standard Bank has filed all necessary applications and notifications to obtain the required approval of the election under section 10(l) of the HOLA. In the event that Standard Bank elects to effect a conversion from a Pennsylvania-chartered savings bank to a federal stock savings association, in lieu of making an election under section 10(l) of the HOLA, the charter conversion would require the approval of the Office of the Comptroller of the Currency and Standard Bank will file a subsequent application with the Office of the Comptroller of the Currency to obtain its approval of the charter conversion.
The merger cannot proceed in the absence of the requisite regulatory approvals. See “The Merger Agreement — Conditions to Completing the Merger” and “— Terminating the Merger Agreement.” There can be no assurance that the requisite regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of any approval. There can also be no assurance that any regulatory approvals will not contain a condition or requirement that causes the approvals to fail to satisfy the condition set forth in the merger agreement and described under “The Merger Agreement — Conditions to Completing the Merger.”

No Rights of Appraisal
No appraisal rights are available under Maryland law or under our articles of incorporation to any stockholder who dissents from any proposal described in this proxy statement.
Litigation Related to the Merger
On December 3, 2020, a purported shareholder of Standard filed a putative class action lawsuit against Standard and its directors in the United States District Court for the Southern District of New York, captioned Philip A. Pochinsky vs. Standard AVB Financial Corp., et al., Docket No. 1:20-cv-10176. The plaintiff generally alleges that the defendants breached their fiduciary duties and violated Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder by disclosing materially incomplete and misleading information about the merger to Standard stockholders. The plaintiff seeks injunctive relief, unspecified damages and an award of attorneys’ fees and expenses. At this early stage of the litigation, it is not possible to assess the probability of a material adverse outcome or reasonably estimate any potential financial impact of the lawsuits on Standard. The defendants believe the claims against them are without merit and intend to contest the matter vigorously.

INTERESTS OF CERTAIN PERSONS IN THE MERGER THAT ARE DIFFERENT FROM YOURS
In considering the recommendation of the Standard Board of Directors with respect to the merger agreement, Standard stockholders should be aware that certain persons, including the directors and executive officers of Standard, have interests in the merger that are in addition to their interests as stockholders of Standard generally. The Standard Board of Directors was aware of these interests as well as others and considered them in adopting the merger agreement and the transactions contemplated thereby. As described in more detail below, these interests include certain payments and benefits that may be provided to the executive officers upon completion of the merger, including cash severance payments. The dates and share prices used below to quantify these interests have been selected for illustrative purposes only. They do not necessarily reflect the dates on which certain events will occur and do not represent a projection about the future value of Standard common stock.
Cash Payment for Outstanding Options.
Under the terms of the merger agreement, all Standard stock options that are outstanding and unexercised at the time of the merger, whether or not vested, will be converted into the right to receive a cash amount equal to the product of (i) the number of shares of Standard common stock subject to such option at the closing and (ii) an amount equal to the excess, if any, of $33.00 over the exercise price per share of such option, net of any cash which must be withheld under federal and state income and employment tax requirements. As of the record date, the directors and executive officers of Standard and Standard Bank as a group held options to purchase an aggregate of 7,995 shares of Standard common stock. If none of such options are exercised prior to completion of the merger, the directors and executive officers of Standard and Standard Bank as a group will receive an aggregate of approximately $131,917 upon conversion of their stock options.
Acceleration of Vesting of Restricted Stock Awards.
Under the terms of the merger agreement, each outstanding share of Standard restricted stock will vest in full as of the effective time of the merger and will be entitled to receive the merger consideration, net of any cash which must be withheld under federal and state income and employment tax requirements.. As of the record date, the directors and executive officers of Standard and Standard Bank as a group held unvested restricted stock awards representing an aggregate of 8,172 shares of Standard common stock. See “— Merger-Related Executive Compensation for Standard’s Named Executive Officers” for the amounts payable to the named executive officers for unvested restricted stock, based on assumptions described in that section.
Change in Control Agreements with Standard Bank.
John P. Kline, Christian M. Chelli, Sheila D. Crystaloski and Susan M. DeLuca are parties to change in control agreements, effective as of January 25, 2018, except for Mr. Kline, whose agreement was effective as of September 28, 2018. The change in control agreements contain substantially similar terms and provide for a two-year term. The term renews annually, provided that the Board of Directors elects to extend the term. If the Board of Directors elects not to extend the term of the agreement, the term will end on the second anniversary of the date of the non-renewal.
In the event of a change in control, followed by the executive’s termination of employment for a reason other than for cause or if the executive terminates voluntarily under specified circumstances that constitute a good reason (as defined in the agreements), the executive will receive an amount equal to two times the sum of the executive’s annual base salary as of the date of termination of employment plus two times the highest bonus earned by the executive in the three calendar years immediately preceding the year of termination of employment, payable in a lump sum within ten (10) days following the date of termination. Standard, or its successor, will also continue to pay the executive’s medical, vision and dental coverage for eighteen (18) months.
Assuming an effective time of the merger of January 1, 2021, the executives with change in control agreements would be entitled to cash severance estimated as follows, assuming an applicable termination of employment occurred immediately following the merger: $571,380 (for Mr. Kline), $532,000 (for Mr. Chelli), $400,400 (for Ms. Crystaloski), and $309,400 (for Ms. DeLuca).
Indemnification and Continued Director and Officer Liability Coverage.
From the effective time of the merger through the sixth anniversary of the effective time of the merger, Dollar has agreed to indemnify and hold harmless the current or former directors, officers or employees of Standard or its subsidiaries against any costs or expenses incurred in connection with claims arising out of matters existing or occurring at or prior to the effective time of the merger that relate to their positions with Standard or the transactions contemplated by the merger agreement, to the fullest extent such persons would have been indemnified pursuant to Standard’s articles of incorporation and bylaws. In addition, Dollar has agreed to provide directors’ and offices’ liability insurance coverage for a period of six years following the effective time of the merger to the officers and directors of Standard under the directors’ and officers’ liability insurance policy currently maintained by Standard or under a policy with comparable coverage, except that the aggregate premium for such coverage cannot exceed 225% of the annual premium currently paid by Standard for such insurance.
Supplemental Executive Retirement Agreements.
Standard Bank maintains a supplemental executive retirement agreement with each of Messrs. Zimmerman and Hasley (collectively the “SERP”). Pursuant to the terms of the SERP and the merger agreement, Standard Bank will continue to provide SERP benefits to Messrs. Zimmerman and Hasley following the closing of the merger.
The benefit formula under the SERP provides that on December 31st of each calendar year, Standard Bank will credit each executive’s account balance with an amount equal to: (i) five percent (5.0%) of the executive’s base salary, plus (ii) an additional discretionary contribution that is targeted at fifteen percent (15.0%) of the executive’s base salary (for a total target SERP benefit of twenty percent (20%) of executive’s base salary). Contributions will be made only if the executive is employed with Standard Bank on the date of such contribution. The account balance will be credited with interest as of each December 31 at a rate equal to the average of the Moody’s AAA Corporate Bond Index over the prior one-year period. For Mr. Hasley only, Standard Bank will not be obligated to make any contributions, other than interest crediting, on and after the date that Mr. Hasley attains age sixty-five (65).
Mr. Zimmerman’s account balance vested in full as of June 30, 2020. Mr. Hasley is forty percent (40%) vested in his account balance and will continue to vest at a rate of 20% per calendar year. Notwithstanding the foregoing, if Mr. Hasley’s employment with Standard Bank terminates without cause in connection with or within two years from a change in control, Mr. Hasley will receive 100% of his account balance, whether vested or unvested at the time of his termination of employment. The merger is considered a change in control under the SERP.
Offer Letter and Cancellation Agreements.
As previously noted in this proxy statement, Standard Bank will become a separate wholly-owned subsidiary of Dollar upon the consummation of the merger. Therefore, simultaneously with the signing of the merger agreement, and effective as of the date of the merger, Standard Bank entered into an offer letter with each of Andrew W. Hasley, Timothy K. Zimmerman and Susan A. Parente which sets forth the terms of their employment with Dollar’s wholly-owned subsidiary, Standard Bank. In addition, the three executives each entered into cancellation agreements with Standard Bank which will be effective as of, and contingent upon the closing of the merger. The cancellation agreements provide for payments to Messrs. Hasley and Zimmerman and Ms. Parente of $1,505,919, $1,594,689 and $852,360, respectively, in connection with the cancellation of their existing employment agreements with Standard and Standard Bank. The amounts payable for the cancellation of the executives’ employment agreements may be reduced, to the extent necessary, so that the sum of the cancellation consideration and any other “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (“Section 280G”) that are payable to or with respect to the executive and contingent upon a “change in control” within the meaning of Section 280G do not exceed three times the executive’s “base amount” within the meaning of Section 280G.

In addition, under the offer letters, each of Messrs. Hasley and Zimmerman and Ms. Parente have been offered positions with Standard Bank following the effective time of the merger. Mr. Hasley has been offered the position of President of Standard Bank, with a base salary of $345,000; Mr. Zimmerman has been offered the position of Senior Vice President and Chief Operating Officer of Standard Bank, with a base salary of $250,000; and Ms. Parente has been offered the position of Senior Vice President and Chief Financial Officer of Standard Bank, with a base salary of $212,000 (or, if higher, her base salary as in effect on the effective date of the merger). Under the offer letters, if an executive’s employment is involuntarily terminated by Standard Bank prior to the first anniversary of the Effective Date for any reason other than for cause as defined in the agreement, then, subject to the executive signing a release of claims, the executive will be entitled to a lump sum severance payment equal to the base salary the executive would have received for the remainder of the 12-month period ending on the first anniversary of the effective date of the merger. Assuming the executives’ employment is terminated immediately following the effective time of the merger, the executive would be entitled to a lump sum severance payment equivalent to the base salary the executive would have received through the 12-month period ending on the first anniversary of the effective date of the merger of $345,000 (for Mr. Hasley), $250,000 (for Mr. Zimmerman) and $212,000 (for Ms. Parente).
In addition, if the executives’ employment is involuntarily terminated by Standard Bank prior to the third anniversary of the effective date of the merger for reasons other than cause as defined in the offer letter and cancellation agreements, then, subject to the executive’s signing of a release of claims, the executive will receive a lump sum severance payment equal to the product of (a) the total monthly premium for medical, vision, and dental coverage (including any employer contributions to a health savings account) for the executive and any dependents covered at termination, and (b) the number of full months remaining in the 36-month period beginning on the effective time of the merger. Assuming the executives’ employment is terminated immediately following the effective time of the merger, the lump sum severance payments equivalent to each executives’ estimated aggregate monthly health coverage premiums for 36 months are estimated to be $55,620 (for Mr. Hasley), $39,780 (for Mr. Zimmerman) and $55,440 (for Ms. Parente).
The offer letters for Messrs. Zimmerman and Hasley, as well as Ms. Parente also contain employment and post-employment restrictive covenants. While employed with Standard Bank and for 18 months following termination of employment for any reason, the executives are prohibited, without written consent of Standard Bank, to solicit employees and customers of Standard Bank, Dollar or any subsidiaries or affiliates of Dollar (the “Bank Group”). In addition, while employed by Standard Bank, solely for the period thereafter, if any, with respect to which severance is being paid in accordance with the respective offer letters, the executives will not, without the written consent of Standard Bank, directly or indirectly perform services for any financial services entity that competes with the business of the Bank Group and has headquarters or offices within twenty-five (25) miles of Pittsburgh, Pennsylvania.
Merger-Related Executive Compensation for Standard’s Named Executive Officers
The following table sets forth the amount of payments and benefits that each of Standard’s named executive officers would receive in connection with the merger, assuming: (i) that the effective time of the merger is January 1, 2021, which is the assumed date of the closing solely for purposes of the disclosure in this section; (ii) a per share price of Standard common stock of $33.00; and (iii) that the employment of each named executive officer of Standard is terminated without cause or due to resignation with good reason (as such terms are defined in the relevant Standard agreement) immediately following the assumed effective time of January 1, 2021. This table does not include the value of benefits in which the named executive officers are vested without regard to the occurrence of a change in control. The amounts shown below are estimates based on multiple assumptions that may or may not actually occur, and as a result of the foregoing assumptions, the actual amounts to be received by a named executive officer may differ materially from the amounts shown below.
Named Executive Officers	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC($)(3)	Perquisites/ Benefits ($)	Total ($)
Andrew W. Hasley	1,906,539	—	49,067	—	1,955,606
Timothy K. Zimmerman	1,884,469	—	—	—	1,884,469
Susan A. Parente	1,119,800	39,072	—	—	1,158,872

(1)
Cash.   The amounts in this column reflect the following amounts as described above under “— Offer Letter and Cancellation Agreements: (a) the cash payments equal to $1,505,919 (for Mr. Hasley), $1,594,689 (for Mr. Zimmerman), and $852,360 (for Ms. Parente) to which the named executive officers are entitled in connection with the merger pursuant to their cancellation agreements, (b) the potential cash severance equal to $345,000 (for Mr. Hasley), $250,000 (for Mr. Zimmerman) and $212,000 (for Ms. Parente) that would be paid under the named executive officers’ offer letters as severance if the executive officers’ employment were terminated immediately following the effective time, and (c) the potential cash payment for health coverage premiums equal to $55,620 (for Mr. Hasley), $39,780 (for Mr. Zimmerman), and $55,440 (for Ms. Parente) that would be paid under the named executive officers’ offer letters if the executive officers’ employment were terminated immediately following the effective time. The amounts described in (b) and (c) would not be payable if the named executive officer voluntarily resigns or if the named executive officer is involuntarily terminated more than 12 months (for the severance) or 36 months (for the health coverage premiums) after the effective time.

(2)
Equity.   The amounts in this column reflect the value of unvested Standard restricted stock awards that will vest at the effective time of the merger. For purposes of this table, the value of unvested restricted stock was determined by multiplying the number of unvested shares by $33.00, which is the per share merger consideration. The following table sets forth the value of unvested Standard restricted stock.

Restricted Stock ($)
Andrew W. Hasley	—
Timothy K. Zimmerman	—
Susan A. Parente	39,072

(3)
Pension and nonqualified deferred compensation.   The amount in the table reflects the aggregate dollar value of pension and nonqualified deferred compensation benefit enhancements. Set forth below is the benefit enhancement under Mr. Hasley’s supplemental executive retirement agreement, equivalent to the unvested account balance for Mr. Hasley.

Individual SERP ($)
Andrew W. Hasley	49,067

THE MERGER AGREEMENT
The following describes certain material provisions of the merger agreement, but does not describe all of the terms of the merger agreement and may not contain all of the information about the merger agreement that is important to you. The following is not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.
The merger agreement has been included to provide you with information regarding its terms and provisions. The merger agreement contains, among other things, representations, warranties and covenants of Standard and Dollar, which are solely for the benefit of the parties to the merger agreement. These representations, warranties and covenants may be subject to important limitations and qualifications agreed to by the contracting parties, including being qualified by confidential disclosures exchanged between the parties, and qualifications with respect to materiality and knowledge. Furthermore, these representations and warranties in the merger agreement were used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters as facts and may be subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to stockholders and are qualified in some cases by confidential disclosures which are not reflected in the merger agreement. Factual disclosures about Standard or its affiliate contained in this proxy statement or in Standard’s public reports filed with the SEC, which are available without charge at www.sec.gov, may supplement, update or modify the factual disclosures about Standard or its affiliate contained in the merger agreement.
Structure of the Merger
Under the terms and subject to the conditions of the merger agreement, among other things, (i) Standard will merge with and into Merger Sub with Standard continuing as the surviving corporation (which transaction we refer to as the merger) and (ii) immediately following the merger, Standard will merge with and into Dollar, with Dollar continuing as the surviving corporation (which transaction we refer to as the second step merger).
Consideration to be Received in the Merger
At the effective time of the merger, each outstanding share of Standard common stock, except for shares held by (i) the Company or Dollar (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), and (ii) shares remitted to Standard prior to the effective time of the merger for repayment of a loan made to Standard Bank’s Employee Stock Ownership Plan (which we refer to as the ESOP), shall be converted into the right to receive from Dollar $33.00 in cash, without interest (which we refer to as the merger consideration). In addition, each share of unvested Standard restricted stock will fully vest and will be converted into the right to receive the merger consideration. Each outstanding stock option for Standard common stock, whether vested or unvested, will be cancelled and converted into the right to receive a cash payment equal to (i) the number of Standard shares subject to the option, times (ii) the difference, if positive, between $33.00 and the per share exercise price of the stock option.
Standard Bank, PaSB ESOP
At least five business days prior to the effective time of the merger, the ESOP will be terminated and all participant accounts will fully vest. In addition, the ESOP loan made by Standard will be repaid by the ESOP by delivering a sufficient number of unallocated shares of Standard common stock to Standard. At the effective time of the merger, all remaining shares of Standard common stock held by the ESOP will be converted into the right to receive the merger consideration, and the balance of any assets remaining in the ESOP but not allocated to the account of a participant will be allocated among all of the participants’ accounts as earnings. The remaining ESOP assets will be distributed to the participants following the receipt of a favorable determination letter from the IRS, unless Dollar consents to an earlier distribution or as required by law. Standard has agreed to take any actions necessary to effect the foregoing matters, including adopting any amendments to the ESOP.

Operations of Standard Bank after the Merger
Following the effective time of the merger, Standard Bank will continue operations as a wholly-owned subsidiary of Dollar. The directors of Dollar will be the directors of Standard Bank. After the effective time of the merger, the directors of Standard Bank prior to the effective time will be offered positions on an advisory board created by Standard Bank. Certain executive officers of Standard Bank prior to the effective time of the merger will be offered positions to continue as officers of Standard Bank after the effective time of the merger. As of the completion of the merger and as a result of the second step merger, Standard will merge into Dollar, and there will be no further trading of Standard’s common stock.
Time of Completion
Unless the parties agree otherwise and unless the merger agreement has otherwise been terminated, the closing of the merger will take place on a date designated by Dollar that is no later than five (5) business days following the date on which all of the conditions to the merger contained in the merger agreement are satisfied or (to the extent permitted by applicable law) waived. See “—  Conditions to Completing the Merger.” On the closing date, Dollar and Standard will file Articles of Merger with the Maryland State Department of Assessments and Taxation to merge Merger Sub into Standard. The merger will become effective at the time stated in the Articles of Merger.
It is currently expected that the merger will be completed in the first half of 2021. However, because completion of the merger is subject to regulatory approvals and other conditions, the parties cannot be certain of the actual timing of the completion of the merger.
Conditions to Completing the Merger
Dollar’s and Standard’s obligations to consummate the merger are conditioned on the following:
•
approval of the merger agreement by Standard stockholders;

•
no party to the merger agreement being subject to any proceeding that seeks to prohibit the merger or subject any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation having been enacted, entered, promulgated, interpreted, applied or enforced by any governmental entity or bank regulator, that enjoins or prohibits the consummation of the transactions contemplated by the merger agreement;

•
receipt of all required regulatory approvals and the expiration of all statutory waiting periods;

•
receipt of all required third party consents;

In addition, Dollar’s obligations to consummate the merger are conditioned on the following:
•
the representations and warranties of Standard contained in the merger agreement being true and correct as of the closing date of the merger (except to the extent such representations and warranties speak as of an earlier date and subject to materiality and material adverse effect standards described in the merger agreement), and the receipt by Dollar of a written certificate from Standard’s Chief Executive Officer and Chief Financial Officer to that effect;

•
Standard’s performance in all material respects of all of its obligations and covenants required to be performed at or prior to the effective time of the merger, and Dollar’s receipt of a written certificate from Standard’s Chief Executive Officer and Chief Financial Officer to that effect;

•
no material adverse effect (as defined in the merger agreement) having occurred with respect to Standard as of the date of the merger agreement;

•
none of the regulatory approvals, consents or waivers necessary to consummate the merger and the transactions contemplated by the merger agreement including any condition or requirement that would so materially and adversely impact the economic or business benefits to Dollar of the transactions contemplated by the merger agreement that, had such condition or requirement been known, Dollar would not, in its reasonable judgment, have entered into the merger agreement;

•
as of the closing of the merger, any required charter conversion approvals or Section 10(l) approvals of Standard must have been received; and

•
receipt of the resignations of the Standard and Standard Bank directors, effective as of the closing of the merger.

In addition, Standard’s obligations to consummate the merger are conditioned on the following:
•
the representations and warranties of Dollar contained in the merger agreement being true and correct as of the closing date of the merger (except to the extent such representations and warranties speak as of an earlier date and subject to materiality and material adverse effect standards described in the merger agreement), and Standard’s receipt of a written certificate from Dollar’s Chief Executive Officer and Chief Financial Officer to that effect;

•
Dollar’s performance in all material respects of all of its obligations and covenants required to be performed prior to the effective time of the merger, and Standard’s receipt of a written certificate from Dollar’s Chief Executive Officer and Chief Financial Officer to that effect; and

•
on the business day prior to the closing, Dollar depositing the aggregate merger consideration with a paying agent as set forth in the merger agreement.

Dollar and Standard cannot guarantee that all of the conditions to the merger will be satisfied or waived by the party permitted to do so.
Conduct of Business Before the Merger
Standard has agreed that, until completion of the merger and unless consented to by Dollar, or to the extent required by law or regulation of any governmental entity, neither Standard nor its subsidiaries will, among other things:
General Business
•
conduct its business other than in the regular, ordinary and usual course consistent with past practice;

•
fail to use reasonable efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees;

•
take any action that would adversely affect or delay the ability to perform its obligations under the merger agreement or to consummate the transactions contemplated by the merger agreement;

Indebtedness
•
incur, modify, extend or renegotiate any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any person, other than deposits in the ordinary course of business consistent with past practice and advances from the Federal Home Loan Bank with a maturity of not more than one year;

•
prepay any indebtedness or other similar arrangements to cause Standard to incur any prepayment penalty;

•
purchase any brokered certificate of deposits, other than in the ordinary course of business consistent with past practice;

Capital Stock
•
adjust, split, combine or reclassify its capital stock;

•
make, declare or pay any dividends or make any other distribution on its capital stock, except regular quarterly cash dividends on Standard common stock of no greater than $0.221 per share;

•
redeem or otherwise acquire any shares of its capital stock or any securities or obligations convertible or exchangeable for shares of its capital stock, other than as provided in the merger agreement;

•
grant any person any right to acquire any shares of its capital stock or make any grant or award under the Standard’s equity plans;

•
issue any additional shares of capital stock or any securities or obligations convertible or exercisable for any shares of its capital stock, except pursuant to the exercise of stock options outstanding as of the date of the merger agreement;

Dispositions
•
sell, transfer, mortgage, encumber or otherwise dispose of any of its real property or other assets to any person other than to its subsidiary or cancel, release or assign any indebtedness to any such person or claims held by any such person, other than in the ordinary course of business consistent with past practice;

Investments
•
other than in the ordinary course of business, consistent with past practice, and in an aggregate amount not exceeding $50,000, make any equity investment, either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other person, or form any new subsidiary;

•
other than in the ordinary course of business, consistent with past practice, purchase any debt security, including mortgage-backed and mortgage-related securities, other than U.S. government and U.S. government agency securities with final maturities of less than one year;

•
enter into any futures contract, option, swap agreement, interest rate cap, interest rate floor, interest rate exchange agreement, or take any other action for purposes of hedging the exposure of its interest-earning assets or interest-bearing liabilities to changes in market rates of interest;

Contracts
•
enter into, renew, amend or terminate any contract or make any change in its leases or material contracts, other than those involving aggregate payments of less than, or services or goods with a market value of less than, $25,000 annually;

Loans
•
except for commitments issued prior to the date of the merger agreement and described in Standard’s disclosure letter, make any new loan or other credit facility commitment (including without limitation, lines of credit and letters of credit) (i) in an amount in excess of  $50,000 for unsecured loans, $2.0 million for secured loans, except that aggregate loans to a person and their affiliates or family members may not exceed $4.0 million, or (ii) loan participations in the ordinary course of business and not exceeding $2.0 million in the aggregate;

•
make a new loan or increase any loan, or commit to make a new loan or increase any loan, to any director or executive officer of Standard or Standard Bank, or any entity controlled by them, except for in accordance with Regulation O of the Federal Reserve regulations;

Benefit Plans
•
increase the compensation, bonuses or other fringe benefits payable to any employee or director other than in the ordinary course of business consistent with past practice and pursuant to policies then in effect, except for cash bonuses for 2020 performance, payment of all vacation, sick leave or personal leave accrued consistent with past practice that remains unused immediately prior to the effective time of the merger; and accrued earned time off.

•
become a party to, renew, amend, extend or commit to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment, severance, or change in control agreement with or for the benefit of any employee or director, unless required by law;

•
elect any person to office with the title of Vice President or higher who does not currently hold such office or elect any person who is not currently a board of director as of the date of the merger agreement;

Settling Claims
•
commence any action or proceeding other than to enforce any obligation owed to Standard or its subsidiaries and in accordance with past practice, or settle any claim, action or proceeding against it involving payment of money damages in excess of $50,000, or that would impose any material restrictions on Standard’s operations or that of its subsidiaries;

Governing Documents
•
amend Standard’s or its subsidiaries’ articles of incorporation or bylaws;

Deposits
•
increase or decrease the rate of interest paid on time deposits or on certificate of deposits, except in a manner and pursuant to policies consistent with past practice;

Capital Expenditures
•
make any capital expenditures in excess of $50,000 each and $250,000 in the aggregate, other than existing binding commitments as of the date of the merger agreement described in Standard’s disclosure letter and expenditures reasonably necessary to maintain existing assets in good repair;

Branches
•
establish or commit to establish any new branch or other office facilities or an automated teller machine, or file any application to relocate or terminate the operation of any banking office or automated teller machine;

Policies
•
make any changes in policies in any material respect in existence on the date of the merger agreement with regard to: the extension of credit, or the establishment of reserves with respect to possible loss thereon or the charge off of losses incurred thereon; investments; asset/liability management; or other material banking policies, in each case except as may be required by changes in applicable law or regulations, GAAP, or at the direction of a governmental entity;

Communications
•
except as described in Standard’s disclosure letter or required by law, or for communications in the ordinary course of business consistent with past practice (to the extent unrelated to the merger), issue any communication of a general nature (i) to Standard employees (including general communications relating to benefits and compensation) without prior consultation with Dollar and, to the extent relating to post-closing employment, benefit or compensation information, without the prior consent of Dollar; or (ii) to customers without the prior approval of Dollar;

Environmental Assessments
•
except with respect to foreclosures in process as of the date of the merger agreement, foreclose upon or take a deed or title to any commercial real estate (i) without providing prior notice to Dollar and conducting a Phase I environmental assessment of the property, or (ii) if the Phase I environmental assessment reflects the presence of any hazardous material or underground storage tank;

Taxes
•
make, change or rescind any material tax election concerning Standard’s taxes or tax returns, file any amended tax return, enter into any closing agreement with respect to taxes, settle or compromise any material tax claim or assessment, or surrender any right to claim a tax refund or obtain any tax ruling;

Accounting
•
implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles or regulatory guidelines;

Other Agreements
•
take any action that is intended or expected to result in any of the representations or warranties of Standard in the merger agreement being or becoming untrue in any material respect prior to the effective time of the merger, or in any conditions of the merger set forth in the merger agreement not being satisfied, or in a violation of the merger agreement; or

•
agree to take, commit to take or adopt any resolutions in support of any of the actions prohibited by the section in the merger agreement governing Standard’s conduct of business until the completion of the merger.

Dollar has agreed that, until the completion of the merger and unless permitted by Standard, or to the extent required by laws or regulation of any governmental entity, or as expressly contemplated or permitted by the merger agreement or as required by law, it will not:
•
take any action that would adversely affect or delay the ability to perform its obligations under the merger agreement or to consummate the transactions contemplated by the merger agreement;

•
take any action that is intended or expected to result in any of Dollar’s representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time prior to the effective time, or in any of the closing conditions not being satisfied or in a violation of any provision of the merger agreement; or

•
agree to take, commit to take or adopt any resolutions in support of any of the actions prohibited by the section in the merger agreement governing Dollar’s conduct of business until the completion of the merger.

Additional Covenants of Standard and Dollar in the Merger Agreement
Agreement Not to Solicit Other Proposals.   From the date of the merger agreement until the closing of the merger or the termination of the merger agreement, Standard will not, and will cause its subsidiaries and their officers, directors, employees and representatives not to, directly or indirectly: (1) solicit, initiate, induce or encourage any inquiry with respect to or the making of any proposal that constitutes or could reasonably be expected to lead to, an acquisition proposal by a third party; (2) furnish any confidential or nonpublic information relating to Standard or its subsidiaries to any person in connection with or in response to an acquisition proposal or to an inquiry or indication of interest that would reasonably be expected to lead to an acquisition proposal; or (3) engage in discussions regarding an acquisition proposal with any person, except to notify such person of the provisions of the merger agreement regarding acquisition proposals; (4) approve, endorse or recommend any acquisition proposal by a third party, or (5) enter into or consummate any agreement, arrangement, letter of intent or understanding contemplating an acquisition proposal or requiring Standard to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement.
An acquisition proposal is a proposal or offer, with respect to the following types of acquisition transactions (other than the merger agreement transactions):
•
any merger, consolidation, share exchange, business combination or other similar transaction or series of transactions involving Standard or its subsidiaries;

•
any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the consolidated assets of Standard in a single transaction or series of transactions;

•
any tender offer or exchange offer for 20% or more of the outstanding shares of Standard capital stock or the filing of a registration statement under the Securities Act in connection therewith;

•
any issuance, sale or other disposition (including by way of merger, share exchange or any similar transaction) of securities (or options, rights or warrants to purchase such securities or securities convertible into such securities) representing 20% or more of the votes attached to the outstanding securities of Standard or any of its subsidiaries; or

•
any public announcement of a proposal, plan or intention to do any of the foregoing transactions or any agreement to engage in any of the foregoing transactions.

Despite the agreement of Standard not to solicit other acquisition proposals, Standard may negotiate or have discussions with, or provide information to, a third party who makes a bona fide unsolicited written acquisition proposal prior to the adoption and approval of the merger agreement by the Standard stockholders at the meeting to vote on the merger agreement, provided that Standard has not violated the nonsolicitation provisions contained in the merger agreement, the Standard Board of Directors determines in good faith, after consultation with and based upon its outside legal counsel, that the failure to take such action would reasonably be expected to be in violation of the directors’ fiduciary obligations to Standard’s stockholders under applicable law, and that the acquisition proposal constitutes or is reasonably likely to lead to a superior proposal. A “superior proposal” is an unsolicited, bona fide written acquisition proposal made by a third party to consummate an acquisition proposal by a third party that: (i) Standard’s Board of Directors determines in good faith, after consulting with its outside legal counsel and its financial advisor, would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of Standard than the transactions contemplated by the merger agreement (taking into account all factors relating to such proposed transaction deemed relevant by Standard’s Board of Directors); (ii) is for 100% of the outstanding shares of Standard common stock; and (iii) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of such acquisition proposal. At least two business days prior to furnishing non-public information or entering into discussions with respect to a potential superior proposal, Standard must give notice of its intention to furnish information or enter into discussions with such person and receive from the third party a confidentiality agreement on terms no more favorable to the third party than the confidentiality agreement between Dollar and Standard.
If Standard receives an acquisition proposal or any inquiry that is reasonably likely to lead to an acquisition proposal, Standard must notify Dollar within one business day orally and three business days in writing of the receipt of the acquisition proposal and any inquiry that is reasonably likely to lead to an acquisition proposal and provide Dollar with information about the third party and its proposal or inquiry.
If Standard receives a superior proposal prior to the date of the special meeting that was not a result of a breach of the merger agreement, Standard’s Board of Directors may (1) make a change in recommendation to the Standard stockholders, or (2) terminate the merger agreement and concurrently enter into a definitive agreement with respect to the superior proposal, provided in each case that the Standard Board of Directors has determined in good faith, after consultation with its legal counsel, that the failure to take such action would be reasonably likely to result in a violation of the directors’ fiduciary duties under applicable law. Standard’s Board of Directors must also notify Dollar prior to making a change in recommendation of the material terms of the superior proposal and negotiate with Dollar for a term of three business days. Standard’s Board of Directors must then determine that the superior proposal continues to constitute a superior proposal after taking into account any amendments that Dollar has agreed to during the notice period.
Certain Other Covenants.
The merger agreement also contains other agreements relating to the conduct of Dollar and Standard before consummation of the merger, including the following:
•
each party will promptly advise the other party of  (i) any representation or warranty made by it contained in the merger agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the merger agreement;

•
Standard will provide Dollar reasonable access during normal business hours to its books, records, contracts, properties, personnel, information technology systems and such other information relating to Standard as may be reasonably requested;

•
Standard will provide Dollar with a copy of each report filed with a governmental entity (other than certain information regarding litigation, third party acquisition proposals, or confidential supervisory information), each periodic report furnished to its executive management, copies of all materials relating to its business or operations furnished to its Board of Directors, copies of each press release made available to the public and all other information as Dollar may reasonably request.

•
Standard and Dollar will meet on a regular basis to discuss and plan for the conversion of Standard’s data processing and related electronic information systems;

•
Dollar and Standard will cooperate with each other and use their reasonable best efforts to prepare and file all necessary applications, notices and other filings with any governmental entity, the approval of which is required to complete the merger and related transactions;

•
Dollar and Standard, and their respective subsidiaries, will use their reasonable best efforts to obtain all third party consents that are required to consummate the merger and the other transactions contemplated by the merger agreement;

•
Standard will take all steps required to exempt Dollar, the merger agreement and the merger from any provisions of an anti-takeover nature in Standard’s articles of incorporation and bylaws, or similar organizational documents, and the provisions of any federal or state anti-takeover laws;

•
Dollar and Standard will use their reasonable efforts to take promptly all actions and to do promptly all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the merger agreement;

•
Dollar and Standard will consult with one another before issuing any press release or otherwise making public statements with respect to the merger;

•
Standard will take all actions necessary to convene a meeting of its stockholders to vote on the merger agreement and any other matters required to be approved or adopted by its stockholders to carry out the terms of the merger agreement;

•
Standard’s Board of Directors will recommend at its stockholders meeting that the stockholders vote to approve the merger agreement and the merger and will use its commercially reasonable efforts to obtain stockholders approval (provided, however, that, prior to the special meeting, Standard’s Board of Directors may, if it concludes in good faith (after consultation with its outside legal advisors) that the failure to do so would be reasonably likely to result in a violation of its fiduciary duties under applicable law, withdraw, modify or change its recommendation that Standard’s stockholders approve the merger agreement in a manner adverse to Dollar provided Standard has not breached its obligations not to solicit other acquisition proposals and, Standard provided Dollar with an opportunity to revise the merger agreement in light of the third party acquisition proposal in accordance with the merger agreement). Regardless of whether the Standard Board of Directors has made a change in recommendation regarding the merger agreement, unless the merger agreement is terminated, Standard must convene the stockholders meeting and submit the merger agreement to a vote of Standard’s stockholders;

•
Standard and Standard Bank will use commercially reasonable efforts to, in consultation with Dollar, either convert from a Pennsylvania chartered stock savings bank to a federally chartered stock savings bank or make an election under section 10(l) to be deemed a savings association. Standard and Standard Bank will not take any action that would or would reasonably be expected to cause Standard Bank to not be eligible to be a qualified thrift lender or to lose eligibility to obtain approval to either convert to a federally chartered stock savings bank or to elect under section 10(l) to be a savings association;

•
during the pendency of the merger, each party will notify the other of  (1) any event of default of any material contract, and (2) any event, condition, change or occurrence that individually or in the aggregate is reasonably likely to result in a material adverse effect;

•
Dollar will indemnify Standard’s and its subsidiaries’ current and former directors, officers and employees to the fullest extent as would have been permitted under Maryland law and the Standard articles of incorporation or the Standard bylaws and advance expenses as incurred to the fullest extent permitted under applicable law;

•
Dollar will maintain for a period of six years after completion of the merger Standard’s current directors’ and officers’ liability insurance policies, or policies of at least the same coverage and amount and containing terms and conditions that are no less favorable than the current policy, with respect to facts or events occurring at or prior to the effective time of the merger, except the premium for such coverage cannot exceed 225% of the annual premium currently paid by Standard for such insurance; and;
•
Dollar will offer the directors of Standard as of the closing of the merger a position on an advisory board of Standard Bank. The terms offered on the advisory board will be for two years.

Representations and Warranties Made by Dollar and Standard in the Merger Agreement
Dollar and Standard have made certain customary representations and warranties to each other in the merger agreement relating to their businesses. The representations and warranties contained in the merger agreement were made only for purposes of such agreement and are made as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed to by Dollar or Standard, including being qualified by disclosures between the parties. These representations and warranties may have been made for the purpose of allocating risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality that differ from the standard of materiality that an investor may apply when reviewing statements of factual information.
Each of Dollar and Standard has made representations and warranties to the other regarding, among other things:
•
corporate matters, including due organization, qualification and the organizational structure of the parties to the merger agreement;

•
capitalization, including total outstanding shares and classes of stock;

•
authority relative to execution and delivery of the merger agreement and the absence of conflicts with, violations of, or a default under organizational documents or other obligations as a result of the merger;

•
governmental filings and consents necessary to complete the merger;

•
the filing of regulatory and securities reports;

•
financial statements;

•
litigation matters;

•
the absence of any event or action that would, or reasonably be expected to, constitute a material adverse effect since January 1, 2020;

•
the absence of regulatory actions;

•
compliance with applicable laws;

•
corporate documents and records;

•
indemnification;

•
community reinvestment act and regulatory compliance matters; and

•
internal controls.

In addition, Dollar has made representation regarding the availability of funds to finance the merger transaction.
Standard has made other representations and warranties about itself to Dollar as to:
•
undisclosed liabilities;

•
securities filings;

•
tax matters;

•
intellectual property and IT systems;

•
labor and employee benefit matters;

•
real and personal property;

•
opinion of financial advisor;

•
brokers or financial advisor fees;

•
compliance with applicable environmental laws;

•
anti-takeover provisions;

•
insurance matters;

•
investment portfolio matters;

•
the existence, performance and legal effect of certain contracts;

•
loan portfolio matters; and

•
related party transactions.

The representations and warranties of each of Dollar and Standard will expire upon the effective time of the merger.
Terminating the Merger Agreement
The merger agreement may be terminated by mutual written consent of Dollar and Standard at any time prior to the completion of the merger. Additionally, subject to conditions and circumstances described in the merger agreement, either Dollar or Standard may terminate the merger agreement if, among other things, any of the following occur:
•
Standard stockholders do not approve the merger agreement at the special meeting, provided, in the case that Standard intends to terminate, Standard has complied with certain obligations pursuant to the merger agreement;

•
any required regulatory approval has been denied and such denial has become final and non-appealable, or a governmental authority or court has issued a final, unappealable order prohibiting consummation of the transactions contemplated by the merger agreement;

•
the merger has not been consummated by September 30, 2021, unless the failure to complete the merger by that time was due to the failure of the party seeking to terminate the merger agreement to perform or observe the covenants and agreements provided in the merger agreement; or

•
there is a breach by the other party of any covenant or agreement contained in the merger agreement, or any representation or warranty of the other party becomes untrue, in each case such that the conditions to closing would not be satisfied and such breach or untrue representation or warranty has not been or cannot be cured within 30 days after the giving of written notice to such party of such breach.

As further descripted in the merger agreement, Dollar may also terminate the merger agreement if Standard breaches its obligations in any material respect regarding the solicitation of other acquisition proposals or submission of the merger agreement to Standard’s stockholders, or if the Standard Board of Directors does not publicly recommend that Standard stockholders approve the merger agreement or withdraws or revises its recommendation in a manner adverse to Dollar.
Standard may also terminate the merger agreement prior to adoption and approval of the merger agreement by its stockholders, in order for Standard to enter into an agreement with respect to a superior proposal, if the Standard Board of Directors concludes in good faith that the failure to take such action would cause the board to violate its fiduciary duties under applicable and Standard has not breached the nonsolicitation provisions contained in the merger agreement.
Termination Fee
The merger agreement requires Standard to pay Dollar a fee of  $6.3 million (which we refer to as the “termination fee”) if Standard terminates the merger agreement to enter into an agreement with respect to a superior proposal, if Dollar terminates the merger agreement due to Standard having materially breached the nonsolicitation or stockholder meeting provisions of the merger agreement, or if Standard did not recommend the merger agreement to stockholders or undertook a change in recommendation adverse to Dollar (so long as when Dollar terminates, Dollar is not in material breach of its representations, warranties or material covenants under the merger agreement). Standard must also pay the termination fee if  (i) Dollar terminates the merger agreement because Standard breached a covenant or agreement or if any representation or warranty of Standard has become untrue and such breach giving rise to termination was knowing and intentional or (ii) either party terminates the merger agreement because Standard’s stockholders fail to approve and adopt the merger agreement, and, in either case, both (1) an acquisition proposal was publicly announced prior to the date of the stockholder meeting (in the case of termination due to failure to obtain stockholder approval) or termination of the agreement (in the case of termination due to Standard’s breach), and (2) within 12 months after termination of the merger agreement, Standard enters into any agreement regarding, or consummates an agreement with respect to, an acquisition proposal.
Expenses
Each of Dollar and Standard will pay its own costs and expenses incurred in connection with the merger.
Changing the Terms of the Agreement and Plan of Merger
Before the completion of the merger, Dollar and Standard may agree to waive, amend or modify any provision of the merger agreement. However, after the vote by Standard stockholders, Dollar and Standard can make no amendment or modification that would reduce the amount or alter or change the kind of consideration to be received by Standard’s stockholders or that would contravene any provisions of the MGCL or applicable state and federal banking laws, rules and regulations.
Voting Agreements
Certain of Standard’s senior executive officers and each of its directors, in his or her capacity as a Standard stockholder, has entered into a separate voting agreement with Dollar, pursuant to which each such director or officer has agreed to vote all shares of Standard common stock over which he or she exercises disposition and voting rights in favor of the approval of the merger agreement and the merger and certain related matters and against alternative transactions. Under the voting agreements, Standard’s directors and officers may not, without the prior written consent of Dollar, transfer any of their shares of Standard common stock except for certain limited purposes described in the voting agreements. These voting agreements will terminate if the merger agreement is terminated. As of the record date, shares constituting 10.12% of the voting power of Standard common stock were subject to the voting agreements.

ADVISORY VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION
As required by the federal securities laws, Standard is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that may become payable to its named executive officers in connection with the completion of the merger, as disclosed in the section of this document captioned “Interests of Certain Persons in the Merger that are Different From Yours — Merger-Related Executive Compensation for Standard’s Named Executive Officers” and the related table and narratives.
Your vote is requested.   Standard believes that the information regarding compensation that may become payable to its named executive officers in connection with the completion of the merger, as disclosed in the section of this proxy statement captioned “Interests of Certain Persons in the Merger that are Different From Yours — Merger-Related Executive Compensation for Standard’s Named Executive Officers,” is reasonable and demonstrates that Standard’s executive compensation program was designed appropriately and structured to ensure the retention of talented executives and a strong alignment with the long-term interests of Standard’s stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to Standard’s named executive officers in connection with the completion of the merger. In addition, this vote is separate and independent from the vote of stockholders to approve the merger agreement. However, the compensation will not be payable in the event the merger is not completed. Standard recommends that its stockholders vote “FOR” the following resolution:
RESOLVED, that the compensation that may become payable to Standard’s named executive officers in connection with the completion of the Merger, as disclosed in the section captioned “Interests of Certain Persons in the Merger that are Different From Yours — Merger-Related Executive Compensation for Standard’s Named Executive Officers” and the related tables and narrative, is hereby approved.
This vote is advisory and, therefore, it will not be binding on Standard, nor will it overrule any prior decision of Standard or require Standard’s Board of Directors (or any committee thereof) to take any action. However, Standard’s Board of Directors values the opinions of Standard’s stockholders, and to the extent that there is any significant vote against the named executive officer compensation as disclosed in this document, Standard’s Board of Directors will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns. Standard’s Board of Directors will consider the affirmative vote of the holders of a majority of the votes cast of Standard common stock entitled to vote on the matter “FOR” the foregoing resolution as advisory approval of the compensation that may become payable to Standard’s named executive officers in connection with the completion of the merger. Standard’s Board of Directors unanimously recommends that stockholders vote “FOR” the approval of the above resolution.

ADJOURNMENT OF SPECIAL MEETING
If there are not sufficient votes to constitute a quorum or to approve the merger agreement at the time of the special meeting, the merger agreement cannot be approved unless the special meeting is adjourned to a later date or dates to permit further solicitation of proxies. To allow proxies that have been received by Standard at the time of the special meeting to be voted for an adjournment, if deemed necessary, Standard has submitted the Adjournment Proposal to its stockholders as a separate matter for their consideration. We will vote properly submitted proxy cards “FOR” approval of the Adjournment Proposal, unless otherwise indicated on the proxy card. If it is deemed necessary to adjourn the special meeting, no notice of the adjourned meeting is required to be given to stockholders, other than an announcement at the special meeting of the time and place to which the meeting is adjourned, unless the date of the adjourned meeting is more than 120 days after the record date for the original meeting, or if a new record date is fixed for the adjourned meeting, notice of the place, date and time of adjourned meeting shall be given to persons who are stockholders as of the new record date. Standard’s Board of Directors unanimously recommends that stockholders vote “FOR” the Adjournment Proposal.

STOCK OWNERSHIP
The following table provides information as of the record date about the persons known to Standard to be the beneficial owners of more than 5% of Standard’s outstanding common stock. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power or which he may acquire within 60 days.
Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding(1)
Standard Bank, PaSB Employee Stock Ownership Plan 2640 Monroeville Blvd. Monroeville, Pennsylvania 15146	253,588(2)	5.22%

(1)
Based on 4,774,165 shares of Standard’s common stock outstanding and entitled to vote as of the record date.

(2)
Based on information contained in a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on February 3, 2020.

The following table provides information about the shares of Standard common stock that may be considered to be owned by each director of Standard, by the executive officers and by all directors and executive officers of Standard as a group as of November 18, 2020. A person may be considered to own any shares of common stock over which he has, directly or indirectly, sole or shared voting or investment power or which he may acquire within 60 days. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.
	Number of Shares Owned	Number of Shares That May Be Acquired Within 60 Days By Exercising Options	Percent of Common Stock Outstanding(1)
Directors:
William T. Ferri	45,160(2)	—	*
Terence L. Graft	50,371(3)	—	1.06%
Andrew W. Hasley	49,162(4)	—	1.03%
Paul A. Iurlano	28,162(5)	—	*
John M. Lally	32,793	—	*
Jennifer H. Lunden	5,996	—	*
David C. Mathews	60,477(6)	—	1.27%
Ronald J. Mock	17,126	—	*
Thomas J. Rennie	21,426(7)	7,995	*
Gregory J. Saxon	17,824	—	*
R. Craig Thomasmeyer	28,164(8)	—	*
Dale A. Walker	26,205(9)	—	*
Timothy K. Zimmerman	82,340(10)	—	1.72%
Executive Officers Who Are Not Directors:
Susan A. Parente	17,982(11)	—	*
John P. Kline	1,147(12)	—	*
Susan M. DeLuca	9,584(13)	—	*
Christian M. Chelli	7,190(14)	—	*
Sheila D. Crystaloski	23,898(15)	—	*
All Directors and Executive Officers as a Group (18 persons)	525,007	7,995	11.16%

*
Less than 1%.

(1)
Based on 4,774,165 shares of Standard’s common stock outstanding and entitled to vote as of the record date.

(2)
Includes 4,147 shares held in an IRA for the benefit of Mr. Ferri’s spouse.

(3)
Includes 26,550 shares held in an IRA for the benefit of Mr. Graft.

(4)
Includes 1,562 shares held in the ESOP for the benefit of Mr. Hasley.

(5)
Includes 8,982 shares held in an IRA for the benefit of Mr. Iurlano, 263 shares held by Mr. Iurlano’s spouse and 1,728 held in an IRA for the benefit of Mr. Iurlano’s spouse.

(6)
Includes 20,106 shares held in an IRA for the benefit of Mr. Mathews, 5,142 in the ESOP for the benefit of Mr. Mathews and 7,971 shares held in an IRA for the benefit of Mr. Mathews spouse.

(7)
Includes 5,000 shares held in an IRA for the benefit of Mr. Rennie, 100 shares held by Mr. Rennie as custodian for two children and 2,000 shares held by Mr. Rennie as custodian for his grandchildren.

(8)
Includes 6,011 shares held by Mr. Thomasmeyer’s spouse, 4,376 shares held in a trust for the benefit of Mr. Thomasmeyer’s spouse, 1,940 held in an IRA for the benefit of Mr. Thomasmeyer’s spouse, 3,037 shares held by Mr. Thomasmeyer as custodian for his child and 955 shares held by Mr. Thomasmeyer’s child.

(9)
Includes 2,393 shares held in an IRA for the benefit of Mr. Walker’s spouse and 2,286 shares held in an IRA for the benefit of Mr. Walker.

(10)
Includes 24,279 shares held in the 401(k) Plan for the benefit of Mr. Zimmerman, 7,849 shares held in the ESOP for the benefit of Mr. Zimmerman and 5,000 shares held in an SEP for the benefit of Mr. Zimmerman’s spouse.

(11)
Includes 4,132 shares held in the ESOP for the benefit of Ms. Parente and 2,565 shares held in the 401(k) Plan for the benefit of Ms. Parente.

(12)
Includes 99 shares held in the ESOP for the benefit of Mr. Kline.

(13)
Includes 1,083 shares held in an IRA for the benefit of Ms. DeLuca and 669 shares held in the ESOP for the benefit of Ms. DeLuca.

(14)
Includes 1,297 shares held in an IRA for the benefit of Ms. Chelli and 1,017 shares held in the ESOP for the benefit of Ms. Chelli.

(15)
Includes 3,290 shares held in the ESOP for the benefit of Ms. Crystaloski and 11,000 shares held in the 401(k) Plan for the benefit of Ms. Crystaloski.

WHERE YOU CAN FIND MORE INFORMATION
Standard files annual, quarterly and current reports, proxy statements and other information with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document Standard files with the SEC at its public reference room located at 100 F Street, NE, Room 1580, Washington DC 20549. Copies of these documents also can be obtained at prescribed rates by writing to the Public Reference Section of the SEC, at 100 F Street, NE, Room 1580, Washington DC 20549 or by calling 1-800-SEC-0330 for additional information on the operation of the public reference facilities. The information contained the SEC’s website is expressly not incorporated by reference into this proxy statement.
All information concerning Dollar included in this document has been furnished by Dollar and all information concerning Standard and its subsidiaries included in this document has been furnished by Standard.
You should rely only on the information contained in this document when evaluating the merger agreement and the proposed merger. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated December 8, 2020. You should not assume that the information contained in this document is accurate as of any date other than such date, and the mailing of this document to stockholders of Standard shall not create any implication to the contrary.

Annex A
Execution Version
AGREEMENT AND PLAN OF MERGER
DATED AS OF SEPTEMBER 24, 2020
BY AND AMONG
DOLLAR MUTUAL BANCORP,
DOLLAR ACQUISITION SUB, INC.,
AND
STANDARD AVB FINANCIAL CORP.

A-i

EXHIBITS
Exhibit A Form of Voting Agreement

A-ii

Agreement and Plan of Merger
This is an Agreement and Plan of Merger, dated as of September 24, 2020 (this “Agreement”), by and among Dollar Mutual Bancorp, a federally-chartered mutual holding company (“Parent”), Dollar Acquisition Sub, Inc., a Maryland corporation and wholly owned Subsidiary of Parent (“Merger Sub”) and Standard AVB Financial Corp., a Maryland corporation (the “Company”).
Introductory Statement
The respective boards of directors of Parent and the Company unanimously have determined that this Agreement and the business combination and related transactions contemplated hereby are advisable and in the best interests of their respective corporations, constituencies, communities and stockholders, as the case may be.
Parent and the Company each desire to make certain representations, warranties and agreements in connection with the business combination and related transactions provided for herein and to prescribe various conditions to such transactions.
As a condition and inducement to Parent’s willingness to enter into this Agreement, each director and executive officer of the Company has entered into an agreement dated as of the date hereof in the form of Exhibit A pursuant to which he or she will vote his or her shares of Company Common Stock subject to the terms of such agreement in favor of this Agreement and the transactions contemplated hereby.
In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:
ARTICLE I
Definitions
For purposes of this Agreement:
“Acquisition Proposal” means any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder): (i) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, business combination, or other similar transaction involving the Company or any of its Subsidiaries; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the Company’s consolidated assets in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of the Company’s capital stock or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith; (iv) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of the Company or any of its Subsidiaries; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in an any of the foregoing.
“Agreement” means this Agreement and the exhibits and schedules hereto, as amended, modified or amended and restated from time to time in accordance with its terms.
“Articles of Merger” shall have the meaning given to that term in Section 2.3.
“Business Day” means any day other than a Saturday, Sunday or federal holiday.
“Certificate(s)” shall have the meaning given to that term in Section 2.6(a).
“Change of Recommendation” shall have the meaning given to that term in Section 5.8(b).
“Charter Conversion Approvals” shall have the meaning given to that term in Section 3.2(f).
“Closing” shall have the meaning given to that term in Section 2.2.
“Closing Date” shall have the meaning given to that term in Section 2.2.

“Company” shall have the meaning given to that term in the preamble.
“Company Charitable Foundation” means Standard Charitable Foundation, Inc.
“Company Common Stock” means the common stock, par value $0.01 per share, of the Company.
“Company Contract” shall have the meaning given to that term in Section 3.2(o).
“Company Employee Plans” shall have the meaning given to that term in Section 3.2(r)(i).
“Company Equity Awards” shall have the meaning given to that term in Section 2.5(e).
“Company Pension Plan” shall have the meaning given to the term in Section 3.2(r)(v).
“Company Preferred Stock” means the preferred stock, par value $0.01 per share, of the Company.
“Company Qualified Plan” shall have the meaning given to that term in Section 3.2(r)(vi).
“Company’s Reports” shall have the meaning given to that term in Section 3.2(g)(i).
“Company RSA” shall have the meaning given to that term in Section 2.5(d).
“Company Stock Option” shall have the meaning given to that term in Section 2.5(c).
“Company Stock Plan” shall have the meaning given to that term in Section 2.5(c).
“Confidentiality Agreement” shall have the meaning given to that term in Section 8.12.
“Continuing Employee” shall have the meaning given to that term in Section 5.11(a).
“CRA” means the Community Reinvestment Act.
“Disclosure Letter” shall have the meaning given to that term in Section 3.1(a).
“Dollar Bank” shall mean Dollar Bank, Federal Savings Bank, the wholly owned depository institution Subsidiary of Parent.
“Effective Time” shall have the meaning given to that term in Section 2.3.
“Environmental Law” means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive, executive or administrative order, judgment, decree, injunction, or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (which includes air, water vapor, surface water, groundwater, drinking water supply, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, the Endangered Species Act, the National Environmental Policy Act, the Rivers and Harbors Appropriation Act or any so-called “Superfund” or “Superlien” law, each as amended and as now in effect.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any entity that is considered one employer with the Company under Section 4001(b)(1) of ERISA or Section 414 of the IRC.
“ESOP” shall mean the Standard Bank, PaSB Amended and Restated Employee Stock Ownership Plan.

“ESOP Loan” shall have the meaning given to that term in Section 3.2(r)(xi).
“ESOP Termination Date” shall have the meaning given to that term in Section 5.17.
“Exchange Act” shall have the meaning given to that term in Section 3.2(g)(ii).
“FDIC” means the Federal Deposit Insurance Corporation.
“FRB” means the Board of Governors of the Federal Reserve System.
“GAAP” means generally accepted accounting principles.
“Governmental Entity” means the FDIC, FRB, OCC, PDBS, SEC and any court, regulatory or administrative agency, authority or commission or other governmental authority or instrumentality, or any self-regulatory authority.
“Hazardous Material” means any substance (whether solid, liquid or gas) that is detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.
“HOLA” means the Home Owners’ Loan Act, as amended.
“Indemnified Party” shall have the meaning given to that term in Section 5.12(a).
“Insurance Amount” shall have the meaning given to that term in Section 5.12(c).
“Intellectual Property” shall have the meaning given to that term in Section 3.2(p).
“IRC” means the Internal Revenue Code of 1986, as amended.
“IRS” means the Internal Revenue Service.
“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are actually known by (i) as to Parent, James J. McQuade, President and Chief Executive Officer, Gerald J. Ritzert, Executive Vice President — Chief Financial Officer, James P. Wheeler, Executive Vice President — Chief Lending Officer, and William R. Camp, Senior Vice President and General Counsel, and (ii) as to Company and Standard Bank, Timothy K. Zimmerman, Senior Executive Vice President — Chief Operating Officer, Andrew W. Hasley, President and Chief Executive Officer, Susan A. Parente, Executive Vice President — Chief Financial Officer, Susan M. DeLuca, Senior Vice President — Chief Risk Officer, and Christian M. Chelli, Senior Vice President — Chief Credit Officer, and in each case shall include any facts, matters or circumstances set forth in any written notice from any Governmental Entity or any other material written notice received by such Person.
“Letter of Transmittal” shall have the meaning given to that term in Section 2.6(a).
“Lien” means any charge, mortgage, pledge, security interest, claim, lien or encumbrance.
“Liquidation Account” shall have the meaning given to that term in Section 2.15.
“Loan” means a loan, lease, advance, credit enhancement, guarantee or other extension of credit.
“Loan Property” means any property in which the applicable party (or a subsidiary of it) holds a security interest and, where required by the context, includes the owner or operator of such property, but only with respect to such property.
“Material Adverse Effect” means an effect, circumstance, occurrence or change that (i) is material and adverse to the business, financial condition or results of operations of the Company or Parent, as the context may dictate, and its respective Subsidiaries taken as a whole or (ii) materially prevents, impairs or threatens the ability of either Parent or the Company, as the context may dictate, to perform its obligations under this Agreement or consummate the transactions contemplated by this Agreement; provided, however, that any such effect, circumstance, occurrence or change resulting from any (i) changes, after the date hereof, in laws, rules or regulations or GAAP or regulatory accounting requirements or interpretations thereof that apply to financial and/or depository institutions and/or their holding companies generally, (ii) changes, after the date hereof, in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates, (iii) actions and omissions of Parent or the Company taken or omitted to be taken with the prior written consent of the other, (iv) the announcement of this Agreement and the transactions contemplated hereby, and the direct effects of compliance with this Agreement on the operating performance of the parties and their respective Subsidiaries, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement, (v) natural disaster or other force majeure event or the declaration of any national or global epidemic, pandemic or disease outbreak (including the COVID-19 virus), or the material worsening of such conditions threatened or existing as of the date of this Agreement, (vi) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, the occurrence of any military or terrorist attack upon or within the United States, or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, and (vii) any failure, in and of itself, to meet internal or other estimates, predictions, projections or forecasts of revenue, net income or any other measure of financial performance (except to the extent that, with respect to this clause (vii), the facts or circumstances giving rise or contributing to failure to meet estimates or projections may be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect, except to the extent such facts or circumstances are themselves excepted from the definition of Material Adverse Effect pursuant to any other clause of this definition) shall not be considered in determining if a Material Adverse Effect has occurred except, with respect to clauses (i), (ii), (v) and (vi), to the extent that the effects of such change disproportionately affect such party and its Subsidiaries as compared to comparable U.S. banking organizations.
“Merger” shall have the meaning given to that term in Section 2.1.
“Merger Consideration” shall have the meaning given to that term in Section 2.5(a).
“Merger Sub” shall have the meaning given to that term in the preamble.
“Merger Sub Common Stock” means the common stock, par value $0.01 per share, of Merger Sub.
“MGCL” shall have the meaning given to that term in Section 2.1.
“New Plans” shall have the meaning given to that term in Section 5.11(c).
“OCC” means the Office of the Comptroller of the Currency.
“Parent” shall have the meaning given to that term in the preamble.
“Parent Charitable Foundation” means the Dollar Bank Foundation.
“Participation Facility” means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.
“Paying Agent” shall have the meaning given to that term in Section 2.6(c).
“PDBS” means the Pennsylvania Department of Banking and Securities.
“Permitted Liens” shall have the meaning given to that term in Section 3.2(s)(i).
“person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity.
“Proxy Statement” shall have the meaning given to that term in Section 5.9.

“Qualified Thrift Lender” means an institution that either (i) qualifies as a “domestic building and loan association” under Section 7701(a)(19) of the Internal Revenue Code or (ii) has qualified thrift investments equal to or exceeding 65% of the institution’s portfolio assets, as provided in 12 USC Section 1467a(m)(1)(A) and (B)(i) as such terms and definitions are interpreted and applied by the FDIC and OCC.
“Sarbanes-Oxley Act” shall have the meaning given to that term in Section 3.2(g)(ii).
“SDAT” shall have the meaning give to that term in Section 2.3.
“SEC” shall have the meaning given to that term in Section 3.2(f).
“Second Articles of Merger” shall have the meaning given to that term in Section 2.10.
“Second Effective Time” shall have the meaning given to that term in Section 2.10.
“Second Step Merger” shall have the meaning given to that term in Section 2.10.
“SEC Reports” shall have the meaning given to that term in Section 3.2(g)(ii).
“Section 10(l) Approvals” shall have the meaning given to that term in Section 3.2(f).
“Securities Act” shall have the meaning given to that term in Section 3.2(g)(ii).
“Standard Bank” means Standard Bank, PaSB, a Pennsylvania chartered savings bank and wholly owned Subsidiary of the Company and, that subsequent to the Merger and Second Step Merger, shall become the wholly owned subsidiary of Parent.
“Stockholder Meeting” shall have the meaning given to that term in Section 5.8(a).
“Subsidiary” means a corporation, partnership, joint venture or other entity in which the Company or Parent, as the case may be, has, directly or indirectly, an equity interest representing 50% or more of any class of the capital stock thereof or other equity interests therein.
“Superior Proposal” means an unsolicited, bona fide written offer or proposal made by a third party to consummate an Acquisition Proposal that (i) the Company’s board of directors determines in good faith, after consulting with its outside legal counsel and its financial advisor, would, if consummated, result in a transaction that is more favorable to the stockholders of the Company than the transactions contemplated hereby (taking into account all factors relating to such proposed transaction deemed relevant by the Company’s board of directors, including the amount and form of consideration, the timing of payment, the risk of consummation of the transaction, the financing thereof and all other conditions thereto (including any adjustments to the terms and conditions of such transactions proposed by Parent in response to such Acquisition Proposal)), (ii) is for 100% of the outstanding shares of Company Common Stock and (iii) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal.
“Suspense Shares” shall mean shares of Company Common Stock allocated to the suspense account pursuant to the ESOP.
“Surviving Corporation” shall have the meaning given to that term in Section 2.1.
“Taxes” shall mean any federal, state, local, foreign or provincial income, gross receipts, real and personal property, sales, service, use, license, lease, excise, franchise, employment, payroll, withholding, unemployment insurance, workers’ compensation, social security, alternative or added minimum, ad valorem, value added, stamp, business license, environmental, windfall profit, estimated, real property transfer and gains, or any other tax, governmental fee or other assessment or charge of any kind whatsoever, together with any interest, penalty or additional tax imposed by any Governmental Entity.
“Termination Fee” shall mean $6,300,000.
“Trust” shall have the meaning given to that term in Section 3.2(r)(xi).
“Trustee” shall have the meaning given to that term in Section 3.2(r)(xi).

ARTICLE II
The Merger
2.1   The Merger.   Upon the terms and subject to the conditions set forth in this Agreement, in accordance with the Maryland General Corporation Law (the “MGCL”), (a) Parent shall have formed Merger Sub as a Maryland corporation and wholly owned Subsidiary of Parent, and (b) Merger Sub shall merge with and into the Company (the “Merger”) at the Effective Time. At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall be the surviving corporation in the Merger (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”) and shall continue to be governed by the MGCL and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.
2.2   Closing.   The transactions contemplated by this Agreement shall be consummated at a closing (the “Closing”) that shall take place by the electronic (PDF), facsimile or overnight courier exchange of executed documents, or, at the option of Parent, at the offices of Luse Gorman, PC, 5335 Wisconsin Avenue, N.W., Suite 780, Washington D.C. 20015, on a date to be specified by the parties, which shall be no later than five (5) Business Days following satisfaction or waiver (subject to applicable law) of all the conditions to the Closing set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing) (such date being referred to herein as the “Closing Date”). Notwithstanding the foregoing, the Closing may take place at such other place, time or date as may be mutually agreed upon in writing by the parties hereto.
2.3   Effective Time.   On the Closing Date, as promptly as practicable after all of the conditions set forth in Article VI shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, Merger Sub and the Company shall duly execute and deliver articles of merger relating to the Merger (the “Articles of Merger”) to the State of Maryland Department of Assessments and Taxation (“SDAT”) for filing pursuant to the MGCL. The Merger shall become effective at such time as the Articles of Merger are duly filed with SDAT or at such later date or time as Parent and the Company agree and specify in the Articles of Merger (the date and time the Merger becomes effective being the “Effective Time”).
2.4   Effects of the Merger.   At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the MGCL and other applicable law. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, the Company shall possess all of the properties, rights, privileges, powers and franchises of Merger Sub and be subject to all of the debts, liabilities and obligations of Merger Sub. As a result of the Merger and Second Step Merger, Standard Bank shall become a wholly owned subsidiary of Parent.
2.5   Effect on Outstanding Shares of Company Common Stock and Treatment of Company Equity Awards.
(a)   By virtue of the Merger, automatically and without any action on the part of Parent, Merger Sub, the Company or any stockholder of the Company, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than shares of Company Common Stock to be cancelled pursuant to Section 2.5(b) and Company Stock Options to be resolved pursuant to Section 2.5(c), shall become and be converted into the right to receive $33.00 in cash, without interest (the “Merger Consideration”).
(b)   As of the Effective Time, each share of Company Common Stock, if any, held, directly or indirectly, by Parent or the Company (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), and each Suspense Share remitted to the Company prior to the Effective Time for purposes of repayment of the ESOP Loan as contemplated by Section 5.17, shall be canceled and retired and shall cease to exist, and no payment shall be made with respect thereto.
(c)   At the Effective Time, each option to purchase shares of Company Common Stock under the Company’s stock plans that allow for the issuance of stock-based compensation, the Allegheny Valley Bancorp, Inc. 2007 Stock Incentive Plan, the Allegheny Valley Bancorp, Inc. 2011 Stock Incentive Plan and the Standard Financial Corp. 2012 Equity Incentive Plan (collectively, the “Company Stock Plan”) that is outstanding and unexercised immediately prior to the Effective Time (a “Company Stock Option”), whether vested or unvested, shall, automatically be cancelled and converted into the right to receive from Parent (or the Company, as directed by Parent) an amount in cash, without interest, equal to the product of the number of shares of Company Common Stock subject to such Company Stock Option, multiplied by the excess of the Merger Consideration over the exercise price per share of such Company Stock Option; provided, however, that there shall be withheld from such cash payment any applicable taxes required to be withheld by applicable law with respect to such payment.
(d)   At the Effective Time, any vesting restrictions on each outstanding restricted stock award (a “Company RSA”) under the Company Stock Plan shall automatically lapse and such Company RSAs shall be treated as fully vested, issued and outstanding shares of Company Common Stock for the purposes of this Agreement, including but not limited to, the provisions of Section 2.5(a). The Company shall withhold any applicable taxes required to be withheld by applicable law as a result of this Section 2.5(d) through Standard Bank payroll or the withholding of shares of Company Common Stock.
(e)   Prior to the Effective Time, the compensation committee of the board of directors of the Company shall adopt any resolutions and take any actions that are necessary to effectuate the treatment of the Company Stock Options and Company RSAs (collectively, the “Company Equity Awards”) pursuant to this Section 2.5.
2.6   Payment Procedures.
(a)   Appropriate transmittal materials (“Letter of Transmittal”) in a form satisfactory to Parent and the Company shall be mailed as soon as practicable after the Effective Time, but in no event later than five (5) Business Days thereafter, to each holder of record of Company Common Stock as of the Effective Time. A Letter of Transmittal will be deemed properly completed only if, in the case of holders of certificated shares of Company Common Stock, the completed Letter of Transmittal is accompanied by one or more stock certificates representing, prior to the Effective Time, Company Common Stock relating to the ownership of shares of Company Common Stock (referred to collectively as “Certificate(s)”) (or customary affidavits and, if required by Purchaser pursuant to Section 2.6(h), indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all shares of Company Common Stock to be converted thereby. The Letter of Transmittal and instructions shall include applicable provisions with respect to delivery of an “agent’s message” or other appropriate instructions with respect to shares of Company Common Stock that are book-entry shares.
(b)   At and after the Effective Time, each Certificate and book-entry share shall represent only the right to receive the Merger Consideration (it being understood that any reference herein to “Certificate” shall be deemed to also include reference to book-entry ownership of shares of Company Common Stock) and any dividends or distributions with respect thereto or any dividends or distributions with a record date prior to the Effective Time that were declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.
(c)   Prior to the Closing, Parent shall deposit, or cause to be deposited, with a bank, trust company, transfer agent and registrar or other similar entity selected by Parent and consented to by the Company, whose consent shall not unreasonably be withheld, which shall act as paying agent (the “Paying Agent”) for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Section 2.6, an amount of cash sufficient to pay the aggregate Merger Consideration.
(d)   The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, (ii) be in a form and contain any other provisions as Parent may reasonably determine and (iii) include instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Certificates to the Paying Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Certificates shall be entitled to receive in exchange therefore a check in the amount equal to the cash that such holder has the right to receive pursuant to Section 2.5. Certificates so surrendered shall forthwith be canceled. As soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Paying Agent shall distribute the Merger Consideration as provided herein. If there is a transfer of ownership of any shares of Company Common Stock not registered in the transfer records of the Company, the Merger Consideration shall be issued to the transferee thereof if the Certificates representing such Company Common Stock are presented to the Paying Agent, accompanied by all documents required, in the reasonable judgment of Parent and the Paying Agent, to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.
(e)   The stock transfer books of the Company shall be closed immediately upon the Effective Time and from and after the Effective Time there shall be no transfers on the stock transfer records of the Company of any shares of Company Common Stock. If, after the Effective Time, Certificates are presented to Parent, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 2.6.
(f)   Any portion of the aggregate amount of cash to be paid pursuant to Section 2.5 or any proceeds from any investments thereof that remains unclaimed by the stockholders of the Company for six (6) months after the Effective Time shall be repaid by the Paying Agent to Parent upon the written request of Parent. After such request is made, any stockholders of the Company who have not theretofore complied with this Section 2.6 shall look only to Parent for the Merger Consideration deliverable in respect of each share of Company Common Stock such stockholder holds, as determined pursuant to Section 2.5 of this Agreement, without any interest thereon. If outstanding Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of Parent (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Paying Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of Company Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.
(g)   Parent and the Paying Agent shall be entitled to rely upon the Company’s stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Parent and the Paying Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.
(h)   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Paying Agent or Parent, the posting by such person of a bond in such amount as the Paying Agent may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to Section 2.5.
(i)   The Paying Agent or Parent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the transactions contemplated hereby to any holder of Company Common Stock such amounts as the Paying Agent is required to deduct and withhold with respect to the making of such payment under the IRC, or any applicable provision of U.S. federal, state, local or non-U.S. tax law. To the extent that such amounts are properly withheld by the Paying Agent or Parent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of whom such deduction and withholding were made by the Paying Agent or Parent.
2.7   Effect on Outstanding Shares of Merger Sub Common Stock.   At the Effective Time, each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01, of the Surviving Corporation.

2.8   Articles of Incorporation and Bylaws of Surviving Corporation.   The Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided therein and in accordance with applicable law. The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided therein and in accordance with applicable law.
2.9   Directors of Surviving Corporation.   The directors of Merger Sub immediately prior to the Effective Time shall be all of the directors of the Surviving Corporation, each of whom shall serve in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.
2.10   The Second Step Merger.   Immediately following the Effective Time, in accordance with the MGCL and federal laws and regulations relating to the merger of a federally chartered mutual holding company, Parent and the Company as the Surviving Corporation shall adopt an agreement and plan of merger and Company shall be merged with and into Parent (the “Second Step Merger”), with Parent surviving the Second Step Merger and continuing its corporate existence under its Charter, Bylaws and the laws of the United States and its name and separate corporate existence, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger or the Second Step Merger, and the separate corporate existence of the Surviving Corporation ceasing as of the Second Effective Time. In furtherance of the foregoing, Parent shall cause to be filed with the SDAT, in accordance with the MGCL, articles of merger (the “Second Articles of Merger”) relating to the Second Step Merger. The Second Step Merger shall become effective as of the date and time specified in the Second Articles of Merger (such date and time, the “Second Effective Time”). At and after the Second Effective Time, the Second Step Merger shall have the effects set forth in the applicable provisions of the MGCL.
2.11   No Appraisal Rights.   Holders of shares of Company Common Stock are not entitled to appraisal rights in respect of such shares provided for under Title 3, Subtitle 2 of the MGCL and the Company’s Articles of Incorporation.
2.12   Alternative Structure.   Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, Parent may specify that the structure of the transactions contemplated by this Agreement, including the method and timing of transferring the Liquidation Account to Standard Bank, be revised and the parties shall enter into such alternative transactions as Parent may reasonably determine to effect the purposes of this Agreement; provided, however, that such revised structure shall not (i) alter or change the amount or kind of the Merger Consideration or (ii) materially impede or delay consummation of the transactions contemplated by this Agreement. In the event that Parent elects to make such a revision, the parties agree to execute appropriate documents to reflect the revised structure.
2.13   Absence of Control.   It is the intent of the parties hereto that Parent and Merger Sub by reason of this Agreement shall not be deemed (until consummation of the transactions contemplated hereby) to control, directly or indirectly, the Company or any of its Subsidiaries or to exercise, directly or indirectly, a controlling influence over the management or policies of the Company or any of its Subsidiaries.
2.14   Additional Actions.   If, at any time after the Effective Time, Parent or any of its Subsidiaries shall consider or be advised that any further deeds, documents, assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Parent or any of its Subsidiaries its right, title or interest in, to or under any of the rights, properties or assets of the Company or any of its Subsidiaries, or (ii) otherwise carry out the purposes of this Agreement, the Company, its Subsidiaries and their respective officers and directors shall be deemed to have granted to Parent and its Subsidiaries an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, documents, assignments or assurances in law or any other acts as are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in Parent or any of its Subsidiaries its right, title or interest in, to or under any of the rights, properties or assets of the Company or any of its Subsidiaries or (b) otherwise carry out the purposes of this Agreement, and the officers and directors of Parent and its Subsidiaries are authorized in the name of the Company or any of its Subsidiaries or otherwise to take any and all additional actions they deem necessary or advisable.
2.15   Liquidation Account.   At the Second Effective Time, the liquidation account established by the Company in connection with the mutual to stock conversion of Standard Mutual Holding Company (the

“Liquidation Account”) will, in accordance with the Plan of Conversion of Standard Mutual Holding Company, be transferred to Standard Bank and the Liquidation Account shall be assumed by Standard Bank at which time the interests of eligible depositors who continued to have an interest in the Liquidation Account will be solely and exclusively established in the liquidation account maintained by Standard Bank.
ARTICLE III
Repesentation and Warranties
3.1   Disclosure Letters; Standard.
(a)   Prior to the execution and delivery of this Agreement, Parent and the Company have each delivered to the other a letter (each, its “Disclosure Letter”) setting forth, among other things, facts, circumstances and events the disclosure of which is required or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of their respective representations and warranties contained in Section 3.2 or Section 3.3, as applicable, or to one or more of its covenants contained in Articles IV or V (and making specific reference to the Section of this Agreement to which they relate). Disclosure in any paragraph of the Disclosure Letter shall apply only to the indicated Section of this Agreement except to the extent that it is reasonably clear on the face of such disclosure that it is relevant to another paragraph of the Disclosure Letter or another Section of this Agreement.
(b)   No representation or warranty of the Company or Parent contained in Sections 3.2 or 3.3, as applicable (other than (i) the representations and warranties contained in Sections 3.2(c), 3.2(j)(i) and 3.3(g), which shall be true in all respects, and (ii) the representations and warranties contained in Sections 3.2(a), 3.2(b), 3.2(d), 3.2(e)(i) and (ii), 3.2(u), 3.2(x), 3.3(a)(i), 3.3(b), 3.3(c) and 3.3(d)(i) and (ii), which shall be true in all material respects) will be deemed untrue or incorrect, and no party will be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance, unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Sections 3.2 or 3.3, has had or is reasonably likely to have a Material Adverse Effect with respect to the Company or Parent, as the case may be (it being understood that, except with respect to Section 3.2(j) and 3.3(g), for purposes of determining the accuracy of such representations and warranties, all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded).
3.2   Representations and Warranties of the Company.   The Company represents and warrants to Parent that, except as disclosed in the Company’s Disclosure Letter:
(a)   Organization and Qualification.   The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Maryland. The Company is on the date of this Agreement registered with the FRB as a bank holding company. As of the Closing, the Company will be registered with the FRB as a savings and loan holding company to the extent required by the FRB to obtain the Charter Conversion Approvals or Section 10(l) Approvals, as applicable, and to permit the Merger and the Second Step Merger to be effected and Parent to hold Standard Bank as its wholly owned subsidiary. The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. The Company is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on the Company. On the date of this Agreement the Company engages only in activities (and holds properties only of the types) permitted for bank holding companies under the Bank Holding Company Act of 1956, as amended, and the rules and regulations of the FRB promulgated thereunder.
(b)   Subsidiaries.
(i)   Section 3.2(b) of the Company’s Disclosure Letter sets forth with respect to each of the Company’s direct and indirect Subsidiaries its name, its jurisdiction of incorporation, the

Company’s percentage ownership, the number of shares of stock or other equity interests owned or controlled by the Company and the name and number of shares held by any other person who owns any stock of the Subsidiary. The Company owns of record and beneficially all the capital stock of each of its Subsidiaries free and clear of any Liens. There are no contracts, commitments, agreements or understandings relating to the Company’s right to vote or dispose of any equity securities of its Subsidiaries. As of the date of this Agreement the Company’s ownership interest in each of its Subsidiaries is in compliance with all applicable laws, rules and regulations relating to equity investments by bank holding companies.
(ii)   Each of the Company’s Subsidiaries is a corporation or limited liability company duly organized and validly existing under the laws of its jurisdiction of organization, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on the Company.
(iii)   The outstanding shares of capital stock of each Subsidiary have been validly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock of any Subsidiary of the Company are or may be required to be issued by virtue of any options, warrants or other rights, no securities exist that are convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary, and there are no contracts, commitments, agreements or understandings of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.
(iv)   Standard Bank is a Pennsylvania chartered savings bank. No Subsidiary of the Company other than Standard Bank is an “insured depository institution” as defined in the Federal Deposit Insurance Act, as amended, and the applicable regulations thereunder. Standard Bank’s deposits are insured by the FDIC to the fullest extent permitted by law, and, since January 1, 2017, Standard Bank has paid all premiums and assessments and filed all reports required by the Federal Deposit Insurance Act and the PDBS. Standard Bank is a member in good standing of the Federal Home Loan Bank of Pittsburgh and owns the requisite amount of stock therein. Standard Bank’s asset composition would allow it to qualify as a Qualified Thrift Lender.
(c)   Capital Structure.
(i)   The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share. As of the date of this Agreement, there are (i) 4,679,849 shares of Company Common Stock issued and outstanding, including (A) 11,150 shares of Company RSAs and (B) 253,547 shares of Company Common Stock held by the ESOP, of which 108,999 are allocated and 144,548 are unallocated, (ii) no shares of Company Common Stock held in treasury, (iii) 214,140 shares of Company Common Stock reserved for issuance upon the exercise of outstanding Company Stock Options, (iv) no shares of Company Preferred Stock are issued and outstanding and (v) no other shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No trust preferred or subordinated debt securities of the Company or any Company Subsidiary are issued or outstanding. Except as set forth in Section 3.2(c) of the Company’s Disclosure Letter, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating the Company or any Company Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire, any such securities. Except to the extent disclosed pursuant to Section 3.2(r) of the Company’s Disclosure Letter with respect to the ESOP, the Company and its Subsidiaries are not a party to any voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Company Common Stock or other equity interests of the Company.
(ii)   Set forth in Section 3.2(c) of the Company’s Disclosure Letter are: (a) a complete and accurate list of all outstanding Company Stock Options, including the names of the optionees, dates of grant, exercise prices, dates of vesting, dates of termination, shares subject to each grant, whether the optionee is an employee or non-employee, and whether stock appreciation, limited or other similar rights were granted in connection with such options; and (b) a complete and accurate list of all outstanding shares of Company RSAs, including the names of the grantees, dates of grant, dates of vesting and shares subject to each grant.
(d)   Authority.   The Company has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder, subject to the consents, approval and filings set forth in Section 3.2(f), and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of the Company’s board of directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement other than the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock. The Company’s board of directors has determined that this Agreement is advisable and has directed that this Agreement be submitted to the Company’s stockholders for approval and adoption and has unanimously adopted a resolution to the foregoing effect and recommend that the stockholders adopt this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.
(e)   No Violations.   Except as disclosed in Section 3.2(e) of the Company’s Disclosure Letter, the execution, delivery and performance of this Agreement by the Company do not, and the consummation of the transactions contemplated by this Agreement will not, (i) assuming that the consents, approvals and filings referred to in Section 3.2(f) have been obtained and the applicable waiting periods have expired, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which the Company or any of its Subsidiaries (or any of their respective properties) is subject, (ii) violate the articles of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries or (iii) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject.
(f)   Consents and Approvals.   Except for (i) the filing with the Securities and Exchange Commission (the “SEC”) of the Proxy Statement, (ii) filings of applications and notices with, receipt of approvals or no objections from, and the expiration of related statutory waiting periods required by, federal and state banking authorities, including applications and notices, as applicable, with the FRB, FDIC and PDBS (including receipt of any approval, no objections or waivers required from Governmental Entities that relate to Standard Bank either, upon consultation with Parent, (a) converting from a Pennsylvania chartered stock savings bank to a federally chartered stock savings bank (the “Charter Conversion Approvals”) or (b) making an election under section 10(l) of HOLA to be deemed a savings association and/or the Company being deemed a savings and loan holding company under section 10 of HOLA (the “Section 10(l) Approvals”), as applicable, to permit the Merger and Second Step Merger to be effected and Parent to hold

Standard Bank as a wholly owned subsidiary), (iii) the filing of the Articles of Merger with the SDAT pursuant to the MGCL, (iv) the approval by the Company’s stockholders required to approve the Merger under the MGCL, and (v) as disclosed in Section 3.2(f) of the Company’s Disclosure Letter, no consents or approvals of, or filings or registrations with, any Governmental Entity or any third party are required to be made or obtained in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the Merger and the other transactions contemplated by this Agreement. The Company has no Knowledge of any reason pertaining to the Company or Standard Bank why any of the approvals referred to in this Section 3.2(f) should not be obtained without the imposition of any material condition or restriction described in Section 6.2(e).
(g)   Governmental Filings.
(i)   The Company and each of its Subsidiaries has timely filed all reports, schedules, registration statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2017 with the FDIC, FRB, PDBS or any other Governmental Entity (collectively, the “Company’s Reports”). No administrative actions have been taken or, to the Knowledge of the Company, threatened or orders issued in connection with any of the Company’s Reports. As of their respective dates, each of the Company’s Reports complied in all material respects with all laws or regulations under which it was filed (or was amended so as to be in compliance promptly following discovery of such noncompliance). Any financial statement contained in any of the Company’s Reports fairly presented in all material respects the financial position of the Company on a consolidated basis, the Company alone or each of the Company’s Subsidiaries alone, as the case may be (subject, in the case of unaudited financial statements, to year-end audit adjustments as permitted by GAAP and immaterial in nature and amount), and was prepared in all material respects in accordance with GAAP or applicable regulations (except as may be expressly disclosed in the financial statements or notes thereto).
(ii)   The Company has filed (or furnished, as applicable) to the SEC all registration statements, prospectuses, reports, schedules and definitive proxy statements and exhibits thereto that it has been required to file (or furnish, as applicable) with the Company since January 1, 2017 (the “SEC Reports”) pursuant to the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No such SEC Report, as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed (or furnished, as applicable) as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all SEC Reports filed (or furnished, as applicable) under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) since January 1, 2017. As of the date of this Agreement, there are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of the SEC Reports.
(h)   Financial Statements.
(i)   The Company has previously made available to Parent copies of (i) the consolidated statements of financial condition of the Company and its Subsidiaries as of December 31, 2019 and 2018 and related consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for each of the three years in the three-year period ended December 31, 2019, together with the notes thereto, accompanied by the audit report of the Company’s independent registered public accounting firm, as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC, and (ii) the unaudited consolidated balance sheets of the Company and its Subsidiaries as of June 30, 2020 and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows for the six months ended June 30, 2020 and 2019, as reported in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020 filed with the SEC (collectively, the “Company Financial Statements”). The Company Financial Statements (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal and immaterial in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. S.R. Snodgrass, P.C. has not resigned (or informed the Company that it intends to resign) or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(ii)   The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse impact on the system of internal accounting controls described below in this Section 3.2(h)(ii). The Company has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company’s board of directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. These disclosures, if any, were made in writing by management to the Company’s auditor and audit committee and a copy of any such disclosure has been made available to Parent. To the Knowledge of the Company, there is no reason to believe that the Company’s chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.
(i)   Undisclosed Liabilities.   Neither the Company nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities (i) that are reflected or reserved against on the consolidated balance sheet of the Company as of December 31, 2019 (including any notes thereto), (ii) incurred in the ordinary course of business consistent with past practice since December 31, 2019, and that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company, (iii) incurred in connection with this Agreement and the transactions contemplated hereby, or (iv) arising under any contract or agreement set forth in Section 3.2(i) of the Company’s Disclosure Letter except to the extent arising from the Company’s or its applicable Subsidiary’s breach of any such contract or agreement. Except as described in the SEC

Reports and publicly available on EDGAR prior to the date hereof, none of the Company or any of its Subsidiaries is a party to any “off-balance sheet arrangements” as defined in Item 303(a)(4) of SEC Regulation S-K.
(j)   Absence of Certain Changes or Events.
(i)   Since January 1, 2020, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices and there has not been any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on the Company.
(ii)   Except as set forth in Section 3.2(j) of the Company’s Disclosure Letter, since January 1, 2020, none of the Company or any of its Subsidiaries has taken any action that would be prohibited by clauses (b), (e), (f), (g), (h), (j), (m), (o), (q), (r), (u) or (v) of Section 4.1 if taken after the date hereof.
(k)   Litigation.   Except as set forth in Section 3.2(k) of the Company’s Disclosure Letter, other than non-material litigation arising in the ordinary course of business and previously disclosed to Parent, there are no suits, actions or legal, administrative or arbitration proceedings pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries that (i) are seeking damages or declaratory relief against the Company or any of its Subsidiaries, (ii) challenge the validity or propriety of the transactions contemplated by this Agreement, or (iii) involve a Governmental Entity. There are no judgments, decrees, injunctions, orders or rulings of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries or the assets of the Company or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to Parent or any of its Subsidiaries). Since December 31, 2017, (i) there have been no subpoenas, written demands, or document requests received by the Company or any of its Subsidiaries from any Governmental Entity and (ii) no Governmental Entity has requested that the Company or any of its Subsidiaries enter into a settlement negotiation or tolling agreement with respect to any matter related to any such subpoena, written demand, or document request.
(l)   Absence of Regulatory Actions.   Since January 1, 2017, neither the Company nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by any Governmental Entity, or has adopted any board resolutions at the request of any Governmental Entity, or has been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, commitment letter, board resolutions or similar undertaking. There are no unresolved violations, criticisms or exceptions by any Governmental Entity with respect to any report or statement relating to any examinations of the Company or its Subsidiaries. Notwithstanding the foregoing, nothing in this Section 3.2(l) or this Agreement shall require the Company to provide Parent with any confidential regulatory supervisory information of the Company or any of its Subsidiaries.
(m)   Compliance with Laws.   The Company and each of its Subsidiaries conducts its business in compliance with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it or the employees conducting such business, except where noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries has all material permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is, to the Knowledge of the Company, threatened. Neither the Company nor any of its Subsidiaries has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company.

(n)   Taxes.
(i)   All federal, state, local and foreign tax returns required to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All Taxes shown on such returns, all Taxes required to be shown on returns for which extensions have been granted and all other Taxes required to be paid by the Company or any of its Subsidiaries have been timely paid in full or adequate provision has been made for any such Taxes on the Company’s balance sheet (in accordance with GAAP).
(ii)   There is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any Taxes of the Company or any of its Subsidiaries, and no claim has been made in writing by any authority in a jurisdiction where the Company or any of its Subsidiaries do not file tax returns that the Company or any such Subsidiary is subject to taxation in that jurisdiction. All Taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to the Company or any of its Subsidiaries have been timely paid in full or adequate provision has been made for any such Taxes on the Company’s balance sheet (in accordance with GAAP).
(iii)   The Company and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.
(iv)   The Company and each of its Subsidiaries has withheld and timely paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and the Company and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the IRC and similar applicable state and local information reporting requirements.
(v)   There are no liens with respect to Taxes upon any asset of the Company or its Subsidiaries other than liens for current Taxes not yet due and payable.
(vi)   The Company and its Subsidiaries have made available to Parent true, correct and complete copies of all tax returns, examination reports, and statements of deficiencies filed, assessed against, or agreed to by the Company or its Subsidiaries since December 31, 2016.
(vii)   Neither the Company nor any of its Subsidiaries have ever been a member of an “affiliated group” within the meaning of Section 1504(a) of the IRC filing a consolidated federal income tax return (other than a group of which the Company is or was the parent). Other than as disclosed in Section 3.2(n)(vii) of the Company’s Disclosure Letter, neither the Company nor any of its Subsidiaries are a party to any contractual obligation relating to Tax sharing or Tax allocation. Neither the Company nor any of its Subsidiaries has any liability for Taxes of any person under Treasury Regulations section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.
(viii)   To the Knowledge of the Company, neither the Company nor any of its Subsidiaries are or has been a party to any “reportable transaction,” as defined in Section 6707A(c)(1) of the IRC and Treasury Regulation section 1.6011-4(b).
(o)   Agreements.
(i)   Section 3.2(o) of the Company’s Disclosure Letter lists, any contract, arrangement, commitment or understanding (whether written or oral) to which the Company or any of its Subsidiaries is a party or is bound:
(A)   (1) with any director, officer or employee of the Company or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any of its Subsidiaries of the nature contemplated by this Agreement; (2) with respect to the employment of any directors, officers, employees or consultants (other than offer letters for “at will” employment that provide for no severance or other post-termination compensation); or (3) any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including the Company Stock Plan);
(B)   that (1) contains a non-compete or client, customer or employee non-solicit requirement or any other provision that restricts the conduct of, or the manner of conducting, any line of business of the Company or any of its Subsidiaries (or, following the consummation of the transactions contemplated hereby, Parent or any of its Subsidiaries); (2) obligates the Company or any of its Subsidiaries or affiliates (or, following the consummation of the transactions contemplated hereby, Parent or any of its Subsidiaries) to conduct business with any third party on an exclusive or preferential basis; or (3) requires referrals of business or requires the Company or any of its Subsidiaries (or, following the consummation of the transactions contemplated hereby, Parent or any of its Subsidiaries) to make available investment opportunities to any person on a priority or exclusive basis;
(C)   pursuant to which the Company or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity;
(D)   that relates to borrowings of money (or guarantees thereof) by the Company or any of its Subsidiaries in excess of $50,000, other than Federal Home Loan Bank borrowings;
(E)   that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or any of its Subsidiaries;
(F)   that limits the payment of dividends by the Company or any of its Subsidiaries;
(G)   that relates to a joint venture, partnership, limited liability company agreement or other similar agreement or arrangement, or to the formation, creation or operation, management or control of any partnership or joint venture with any third parties;
(H)   that relates to an acquisition, divestiture, merger or similar transaction and which contains representations, covenants, indemnities or other obligations (including indemnification, “earn-out” or other contingent obligations) that are still in effect;
(I)   that is a lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee, involving a liability or obligation as obligor in excess of $50,000 on an annual basis;
(J)   that is a consulting agreement or data processing, software programming or licensing contract involving the payment of more than $50,000 per annum;
(K)   that provides for indemnification by the Company or any of its Subsidiaries of any person or entity, except for contracts in the ordinary course of business providing for customary indemnification and provisions of the Company’s articles of incorporation, bylaws or employment agreements with executive officers of the Company providing for indemnification;
(L)   that, to the Company’s Knowledge, would prevent, materially delay or materially impede the Company’s ability to consummate the Merger or the other transactions contemplated hereby; or
(M)   that is not of the type described in clauses (A) through (L) above and which involved payments by, or to, the Company or any of its Subsidiaries in the year ended December 31, 2019, or that could reasonably be expected to involve such payments during the year ending December 31, 2020, of more than $50,000 (excluding Loans) or the termination of which would require payment by the Company or any of its Subsidiaries in excess of $50,000.
Each contract, arrangement, commitment or understanding of the type described in this Section 3.2(o), whether or not set forth in Section 3.2(o) of the Company’s Disclosure Letter, is

referred to herein as a “Company Contract”, and neither the Company nor any of its Subsidiaries has Knowledge, or has received notice of, any material violation of the above by any of the other parties thereto. The Company has previously made available to Parent true, complete and correct copies of all contracts, arrangements, commitments or understandings (whether written or oral) set forth in Section 3.2(o) of the Company’s Disclosure Letter.
(ii)   Each Company Contract is valid and binding on the Company or one of its Subsidiaries, as applicable, and in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it under each Company Contract. To the Company’s Knowledge, each third-party counterparty to each Company Contract has in all material respects performed all obligations required to be performed by it under such Company Contract, and no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of the Company or any of its Subsidiaries under any such Company Contract.
(iii)   Neither the Company nor any of its Subsidiaries is in default under (and no event has occurred that with due notice or lapse of time or both, would constitute a default under) or is in material violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the Knowledge of the Company, no other party to any such agreement (excluding any Loan or extension of credit made by the Company or any of its Subsidiaries) is in default in any respect thereunder.
(p)   Intellectual Property.   The Company and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use (in the manner and the geographic areas in which they are currently used) without payment all patents, copyrights, trade secrets, trade names, service marks and trademarks material to its business. Section 3.2(p) of the Company’s Disclosure Letter sets forth a complete and correct list of all material trademarks, trade names, service marks and copyrights owned by or licensed to the Company or any of its Subsidiaries for use in its business, and all licenses and other agreements relating thereto and all agreements relating to third party intellectual property that the Company or any of its Subsidiaries is licensed or authorized to use in its business, including any software licenses but excluding any so-called “shrink-wrap” license agreements and other similar computer software licensed in the ordinary course of business and/or otherwise resident on desktop computers (collectively, the “Intellectual Property”). With respect to each item of Intellectual Property owned by the Company or any of its Subsidiaries, the owner possesses all right, title and interest in and to the item, free and clear of any Lien. With respect to each item of Intellectual Property that the Company or any of its Subsidiaries is licensed or authorized to use, the license, sublicense or agreement covering such item is legal, valid, binding, enforceable and in full force and effect. Neither the Company nor any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation with or of any intellectual property rights of a third party (including any claims that the Company or any of its Subsidiaries must license or refrain from using any intellectual property rights of a third party). To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of the Company or any of its Subsidiaries.
(q)   Labor Matters.
(i)   Since January 1, 2017, the Company and its Subsidiaries have been in material compliance with all applicable laws respecting employment, retention of independent contractors, employment practices, terms and conditions of employment, and wages and hours. Neither the Company nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is the Company or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment nor, to the Knowledge of the Company, has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened.
(ii)   Section 3.2(q) of the Company’s Disclosure Letter identifies: (A) all present employees (including any leased or temporary employees) of the Company and its Subsidiaries and any consultants or independent contractors providing services to the Company or any of its Subsidiaries; and (B) each employee’s, consultant’s or independent contractor’s current rate of compensation, including, but not limited to, base salary, commissions and incentive compensation opportunities. Section 3.2(q) of the Company’s Disclosure Letter also names any employee who is absent from work due to a leave of absence (including but not limited to, in accordance with the requirements of the Family and Medical Leave Act or the Uniformed Services Employment and Reemployment Rights Act) or a work-related injury, or who is receiving workers’ compensation or disability compensation. There are no unpaid wages, bonuses or commissions owed to any employee (other than those accrued and not yet paid).
(r)   Employee Benefit Plans.
(i)   Section 3.2(r) of the Company’s Disclosure Letter contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance, incentive, retiree medical or life insurance, supplemental retirement, employment and change in control agreements, retention, salary continuation, accrued leave, sick leave, vacation, paid time off, health, medical, disability, fringe benefit, and other benefit plans, contracts, agreements and arrangements, including, but not limited to, “employee benefit plans,” as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of the Company or any of its Subsidiaries or pursuant to which the Company or its Subsidiaries have or may have any liability, including any liability with respect to a plan of an ERISA Affiliate (hereinafter referred to collectively as the “Company Employee Plans”). Except as set forth in Section 3.2(r) of the Company’s Disclosure Letter, there has been no announcement or commitment by the Company or any of its Subsidiaries to create an additional Company Employee Plan, or to amend any Company Employee Plan, except for amendments required by applicable law.
(ii)   The Company has heretofore made available to Parent true, correct and complete copies of the following documents with respect to each of the Company Employee Plans, to the extent applicable, (i) all plans and amendments thereto, (ii) all trust agreements, insurance contracts or other funding sources, (iii) all summary plan descriptions, summaries of material modifications or material supplements to any Company Employee Plans, (iv) where any Company Employee Plan has not been reduced to writing, a written summary of all the material plan terms, (v) the annual report (Form 5500), if any, filed with the IRS for the last two (2) plan years and summary annual reports, with schedules and financial statements attached, (vi) the most recently received IRS determination letter, if any, relating to any Company Employee Plan, (vii) the most recently prepared actuarial report for each Company Employee Plan (if applicable) for each of the last two (2) years and (viii) copies of material notices, letters or other correspondence with the IRS, U.S. Department of Labor or Pension Benefit Guaranty Corporation.
(iii)   Each Company Employee Plan has been established, documented, operated, funded and administered in all material respects in accordance with its terms and the requirements of all applicable laws, including ERISA and the IRC. Except as set forth in Section 3.2(r) of the Company’s Disclosure Letter, neither the Company nor any of its Subsidiaries has taken any action to take corrective action or made a filing under any voluntary correction program of the IRS, the Department of Labor or any other Governmental Entity with respect to any Company Employee Plan, and neither the Company nor any of its Subsidiaries has any Knowledge of any plan defect that would qualify for correction under any such program. Each Company Employee Plan can be amended, terminated, frozen or otherwise discontinued after the Effective Time in accordance with its terms.

(iv)   Except as set forth in Section 3.2(r) of the Company’s Disclosure Letter, other than routine claims for benefits, there is no pending or, to the Knowledge of the Company, threatened litigation, audit, administrative action or proceeding relating to any Company Employee Plan. To the Knowledge of the Company, there has occurred no non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the IRC) with respect to the Company Employee Plans or, to the Knowledge of the Company any fiduciary thereof (including the Trustee) that is likely to result in the imposition of any penalties or Taxes upon the Company or any of its Subsidiaries under Section 502(i) of ERISA or Section 4975 of the IRC.
(v)   Except as set forth in Section 3.2(r) of the Company’s Disclosure Letter, neither the Company nor any of its Subsidiaries currently maintains or has within the last six (6) years maintained or had any liability with respect to any Company Employee Plan that is subject to Title IV of ERISA (a “Company Pension Plan”). Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Company Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the IRC. Neither the Company, any of its Subsidiaries, nor any ERISA Affiliate has contributed to, been obligated to contribute to, or could otherwise incur any actual or contingent liability under any “multiemployer plan,” as defined in Section 3(37) of ERISA. Except as set forth in Section 3.2(r)(v) of the Company’s Disclosure Letter, no Company Employee Plan is (i) a “multiple employer plan” within the meaning of Section 413(c) of the IRC, (ii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (iii) a “voluntary employees’ beneficiary association” (as defined in Section 501(c)(9) of the IRC) or other funded arrangement for the provision of welfare benefits.
(vi)   Each Company Employee Plan that is intended to be qualified under Section 401(a) of the IRC (a “Company Qualified Plan”) has received a favorable determination letter from the IRS or a favorable opinion letter, and, to the Knowledge of the Company, there are no circumstances likely to result in revocation of any such favorable determination letter or opinion letter.
(vii)   Each Company Employee Plan that is subject to Section 409A of the IRC has been administered and documented in compliance in all material respects with the requirements of Section 409A of the IRC and applicable guidance issued by the Internal Revenue Service thereunder. Each Company Stock Option was duly authorized no later than the date on which the grant of such grant was by its terms effective by all necessary corporate action, was made in compliance in all material respects with all applicable Laws, and has an exercise price that is equal or greater than the fair market value of the underlying shares of stock on the applicable grant date. Neither the Company nor any of its Subsidiaries has any obligation to gross up, indemnify or otherwise reimburse any individual for any excise taxes, interest or penalties incurred pursuant to Section 409A or 4999 of the IRC or otherwise.
(viii)   Except as set forth in Section 3.2(r) of the Company’s Disclosure Letter, neither the Company nor any of its Subsidiaries has any obligations for post-retirement or post-employment welfare benefits under any Company Employee Plan, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the IRC, or similar state laws, the cost of which is borne by the insured individuals.
(ix)   Except as set forth in Section 3.2(r) of the Company’s Disclosure Letter, all contributions required to be made with respect to any Company Employee Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Employee Plan, for any period through the date hereof have been timely made or paid in full, or to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the financial statements of the Company. Each Company Employee Plan that is an employee welfare benefit plan under Section 3(1) of ERISA either (A) is funded through an insurance company contract and is not a “welfare benefit fund” within the meaning of Section 419 of the IRC or (B) is unfunded.
(x)   Except as disclosed in Section 3.2(r) of the Company’s Disclosure Letter or as required by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the vesting, exercisability or delivery of, accelerated funding of, or increase in the amount or value of, any payment, compensation (including stock or stock-based), right or other benefit to any employee, officer, director, independent contractor, consultant or other service provider of the Company or any of its Subsidiaries, or result in any limitation on the right of the Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Employee Plan or related trust. Except as disclosed in Section 3.2(r) of the Company’s Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement in the payment of any “excess parachute payments” within the meaning of Section 280G of the IRC. Except as disclosed in Section 3.2(r) of the Company’s Disclosure Letter, neither the Company nor any of its Subsidiaries has made any payments and is not a party to any agreement, and does not maintain any plan, program or arrangement, that could require it to make any payments that would not be fully deductible by reason of Section 162(m) of the IRC. Section 3.2(r) of the Company’s Disclosure Letter includes a schedule of all termination benefits (with the exception of benefits paid pursuant to a Company Qualified Plan) and related payments that would be payable to, or accelerated with respect to, the individuals identified thereon under any employment agreement, change in control agreement, severance arrangements or policies, equity incentive plan, supplemental executive retirement plans, bonus plans, deferred compensation plans, salary continuation plans or any material compensation arrangement, or other pension benefit or welfare benefit plan maintained by the Company or any Company Subsidiary for the benefit of officers, employees or directors of the Company or any Company Subsidiary assuming their employment or service is terminated without cause as of January 1, 2021 and the Effective Time occurs on such date and based on other assumptions specified in Section 3.2(r) of the Company’s Disclosure Letter.
(xi)   The ESOP was validly authorized, established and maintained in accordance with applicable laws. The trust under the ESOP (the “Trust”) is a tax-exempt trust established in accordance with Section 501(a) of the IRC and is administered and interpreted in accordance with applicable law. The trustee of the Trust (the “Trustee”) has the requisite power and authority to carry out its duties under the Trust and the transactions contemplated by this Agreement. The ESOP has received a determination from the Internal Revenue Service that the ESOP meets the applicable qualification requirements of Section 401(a) of IRC and, to the Knowledge of the Company, since the date of such determination (i) such qualified status has not been revoked and (ii) nothing has occurred that would reasonably be expected to cause revocation of such qualified status or inability to rely on such determination. The shares of Company Common Stock held by the Trust constitute “employer securities” as defined in Section 409(l) of the IRC and “qualifying employer securities” as defined in Section 407(d)(5) of ERISA. Other than the outstanding indebtedness (as of the Closing Date) owed to the Company by the ESOP pursuant to the Term Loan Agreement, dated as of October 6, 2010, by and between Company and the Trust (the “ESOP Loan”) and outstanding invoices from service providers, there is no existing indebtedness of the ESOP. The ESOP Loan was initiated, documented, repaid, and administered in accordance with its terms, all applicable laws and the terms of the ESOP. Neither the transactions contemplated hereby nor any conduct described in this Agreement with respect to the ESOP violates any applicable law, including ERISA and the IRC, nor could reasonably be expected to cause or constitute a breach of fiduciary duty or non-exempt prohibited transaction under ERISA or the IRC, or result in the imposition of any excise tax under the IRC.
(s)   Properties.
(i)   A list of all real property owned or leased by the Company or a Subsidiary of the Company is set forth in Section 3.2(s) of the Company’s Disclosure Letter. The Company and each of its Subsidiaries has good and marketable fee simple title to all real property owned by it (including any property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer), in each case free and clear of any Liens except (i) liens for Taxes not yet due and payable and (ii) such easements, restrictions and encumbrances, if any, as are not material in character, amount or extent, and do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby (collectively, “Permitted Liens”). No real property owned by the Company or any of its Subsidiaries is subject to any right of first offer, right of first refusal or any other option to purchase held by any third party. Each lease pursuant to which the Company or any of its Subsidiaries as lessee or lessor, leases real or personal property is valid and in full force and effect and neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any other party to any such lease, is in default or in violation of any material provisions of any such lease. The Company has previously made available to Parent a complete and correct copy of each such lease. All real property owned or leased by the Company or any of its Subsidiaries are in all material respects in a good state of maintenance and repair (normal wear and tear excepted), conform with all applicable ordinances, regulations and zoning laws and are considered by the Company to be adequate for the current business of the Company and its Subsidiaries. To the Knowledge of the Company, none of the buildings, structures or other improvements located on any real property owned or leased by the Company or any of its Subsidiaries encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way or is subject to any encroachments from abutting properties.
(ii)   The Company and each of its Subsidiaries has good and marketable title to all tangible personal property owned by it, free and clear of all Liens except such Liens, if any, that are not material in character, amount or extent, and that do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. With respect to personal property used in the business of the Company and its Subsidiaries that is leased rather than owned, neither the Company nor any of its Subsidiaries is in default under the terms of any such lease.
(t)   Fairness Opinion.   The board of directors of the Company has received the opinion (which, if initially rendered verbally, has been or will be confirmed by a written opinion) from Keefe, Bruyette & Woods, Inc. to the effect that, as of the date of such opinion and subject to the factors, assumptions, limitations and qualifications set forth therein, the Merger Consideration is fair, from a financial point of view, to such Company stockholders.
(u)   Fees.   Other than for financial advisory services performed for the Company by Keefe, Bruyette & Woods, Inc., pursuant to an agreement dated March 27, 2020, a true and complete copy of which is attached as an exhibit to Section 3.2(u) of the Company’s Disclosure Letter, neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.
(v)   Environmental Matters.
(i)   Each of the Company’s and its Subsidiaries’ properties, the Participation Facilities, and, to the Knowledge of the Company, the Loan Properties are, and have been during the period of the Company’s or its Subsidiaries’ ownership or operation thereof, in material compliance with all Environmental Laws.
(ii)   There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the Knowledge of the Company, threatened, before any court, Governmental Entity or board or other forum against the Company or any of its Subsidiaries or any Participation Facility (A) for alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries or any Participation Facility.
(iii)   To the Knowledge of the Company, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, Governmental Entity or board or other forum relating to or against any Loan Property (or the Company or any of its Subsidiaries in respect of such Loan Property) (A) relating to alleged noncompliance (including by any predecessor) with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at a Loan Property.
(iv)   Neither the Company nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law.
(v)   There are no underground storage tanks at any properties owned or operated by the Company or any of its Subsidiaries or any Participation Facility. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other person or entity, has closed or removed any underground storage tanks from any properties owned or operated by the Company or any of its Subsidiaries or any Participation Facility.
(vi)   To the Knowledge of the Company, during the period of (A) the Company’s or its Subsidiary’s ownership or operation of any of their respective current properties or (B) the Company’s or its Subsidiary’s participation in the management of any Participation Facility, there has been no release of Hazardous Materials in, on, under or affecting such properties except for releases of Hazardous Materials in quantities below the level at which they are regulated under any Environmental Law in effect at the time of such release. To the Knowledge of the Company, prior to the period of (A) the Company’s or its Subsidiary’s ownership or operation of any of their respective current properties or (B) the Company’s or its Subsidiary’s participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties except for releases of Hazardous Materials in quantities below the level at which they are regulated under any Environmental Law in effect at the time of such release.
(w)   Loan Matters.
(i)   All Loans held by the Company or any of its Subsidiaries were made in all material respects for good, valuable and adequate consideration in the ordinary course of the business, in accordance in all material respects with sound banking practices, and, to the Knowledge of the Company, are not subject to any defenses, setoffs or counterclaims, including any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity. The notes or other evidences of indebtedness evidencing such Loans and all forms of pledges, mortgages and other collateral documents and security agreements are, in all material respects, enforceable, valid, true and genuine and what they purport to be.
(ii)   Neither the terms of any Loan, any of the documentation for any Loan, the manner in which any Loans have been administered and serviced, nor the Company’s practices of approving or rejecting Loan applications, violate in any material respect any federal, state, or local law, rule or regulation applicable thereto, including the Truth In Lending Act, Regulations O and Z of the FRB, the CRA, the Equal Credit Opportunity Act, and any state laws, rules and regulations relating to consumer protection, installment sales and usury.
(iii)   The allowance for loan losses reflected in the Company’s audited balance sheet at December 31, 2019 was, and the allowance for loan losses shown on the balance sheets in the SEC Reports for periods ending after such date, in the opinion of management, were, or will be, adequate, as of the dates thereof, under GAAP.
(iv)   Except as set forth in Section 3.2(w) of the Company’s Disclosure Letter, none of the agreements pursuant to which the Company or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.
(v)   (A) Section 3.2(w) of the Company’s Disclosure Letter sets forth a list of all Loans as of the date hereof by the Company or Standard Bank to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O of the FRB’s regulations (12 C.F.R. Part 215)) of the Company or any of its Subsidiaries, (B) there are no employee, officer, director or other affiliate Loans on which the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate that was not in compliance with Regulation O and (C) all such Loans are and were originated in compliance in all material respects with all applicable laws.
(vi)   Section 3.2(w) of the Company’s Disclosure Letter sets forth a listing, as of June 30, 2020, by account, of: (A) each borrower, customer or other party which has notified Standard Bank during the past twelve (12) months of, or has asserted against the Company or Standard Bank, in each case in writing, any “lender liability” or similar claim, and, to the Knowledge of the Company or Standard Bank, each borrower, customer or other party that has given the Company or Standard Bank any oral notification of, or orally asserted to or against Company or Standard Bank, any such claim; and (B) all Loans (1) that are contractually past due ninety (90) days or more in the payment of principal and/or interest, (2) that are on non-accrual status, (3) that are classified as “Watch,” “Special Mention,” “Substandard,” “Doubtful,” “Loss” or words of similar import, (4) where a reasonable doubt exists as to the timely future collectability of principal and/or interest, whether or not interest is still accruing or the loans are less than ninety (90) days past due, (5) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the origination of the Loan due to concerns regarding the borrower’s ability to pay in accordance with the Loan’s original terms, and (6) where a specific reserve allocation exists in connection therewith; and (C) all other assets classified by the Company or Standard Bank as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets currently held that were acquired through foreclosure or in lieu of foreclosure.
(x)   Anti-takeover Provisions Inapplicable.   The Company and its Subsidiaries have taken all actions required to exempt Parent, Merger Sub, the Agreement, the Merger and the Second Step Merger from any provisions of an anti-takeover nature contained in their organizational documents, and the provisions of any federal or state “anti-takeover,” “fair price,” “moratorium,” “control share acquisition” or similar laws or regulations.
(y)   Material Interests of Certain Persons.   Except for deposit and loan relationships entered into in the ordinary course of business, no current or former officer or director of the Company, or any family member or affiliate of any such person, has any material interest, directly or indirectly, in any contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Company or any of its Subsidiaries.
(z)   Insurance.   The Company and each of its Subsidiaries is insured, and during each of the past three (3) calendar years has been insured, for reasonable amounts against such risks as companies engaged in a similar business would, in accordance with good business practice customarily be insured, and has maintained all insurance required by applicable laws and regulations. Section 3.2(z) of the Company’s Disclosure Letter lists all insurance policies maintained by the Company and each of its Subsidiaries as of the date hereof, including any bank-owned life insurance (“BOLI”) policies. All of the policies and bonds maintained by the Company or any of its Subsidiaries are in full force and effect and all claims thereunder have been filed in a due and timely manner and, to the Knowledge of the Company, no such claim has been denied and no such claims are currently pending. Neither the Company nor any of its Subsidiaries is in breach of or default under any insurance policy, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a breach or default. The BOLI reflected on the Company’s most recent balance sheet is, and will at the Effective Time be, with the exception of the underlying split-dollar arrangements as set forth in Section 3.2(r) of the Company’s Disclosure Letter, owned by the Company or such Subsidiary, as the case may be, free and clear of any claims thereon by the officers, directors or members of their families. The Company and its Subsidiaries have obtained the informed, written consent of each employee on whose behalf BOLI has been purchased. The Company and its Subsidiaries have taken all necessary actions necessary to be in compliance in all material respects with applicable law in connection with its purchase of BOLI. A breakdown of the estimated cash surrender values for each policy, the purpose for which each policy was purchased, the beneficiaries under each policy and a list of the lives insured thereunder has been made available to Parent.
(aa)   Investment Securities; Derivatives.
(i)   Except for restrictions that exist for securities that are classified as “held to maturity,” none of the investment securities held by the Company or any of its Subsidiaries is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.
(ii)   Neither the Company nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that (A) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives” or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.
(bb)   Indemnification.   Except as provided in the articles of incorporation or bylaws of the Company and the similar organizational documents of its Subsidiaries or under the MGCL, Business Corporation Law of the Commonwealth of Pennsylvania or Delaware General Corporation Law, and in the employment agreements, change in control agreements and other agreements related to employment or service as a director, officer or employee, neither the Company nor any of its Subsidiaries is a party to any agreement that provides for the indemnification of any of its present or former directors, officers or employees, or other persons who serve or served as a director, officer or employee of another corporation, partnership or other enterprise at the request of the Company and, to the Knowledge of the Company, there are no claims for which any such person would be entitled to indemnification under the articles of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries, under any applicable law or regulation or under any such employment-related agreement.
(cc)   Corporate Documents and Records.   The Company has previously provided a complete and correct copy of the articles of incorporation, bylaws and similar organizational documents of the Company and each of the Company’s Subsidiaries, as in effect as of the date of this Agreement. Neither the Company nor any of the Company’s Subsidiaries is in violation of its articles of incorporation, bylaws or similar organizational documents. The minute books of the Company and each of the Company’s Subsidiaries constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their stockholders.
(dd)   CRA, Anti-Money Laundering, OFAC and Customer Information Security.    Standard Bank has received a rating of “Satisfactory” in its most recent examination or interim review with respect to the CRA. The Company does not have Knowledge of any facts or circumstances that would cause Standard Bank or any other Subsidiary of the Company: (i) to be deemed not to be in satisfactory compliance in any material respect with the CRA, and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal or state bank regulators of lower than “Satisfactory”; or (ii) to be deemed to be operating in violation in any material respect of the Bank Secrecy Act, the USA PATRIOT Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including in Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder, 201 C.M.R. 17.00, as well as the provisions of the information security program adopted by Standard Bank. To the Knowledge of the Company, no non-public customer information has been disclosed to or accessed by an unauthorized third party in a manner that would cause either the Company or any of its Subsidiaries to undertake any remedial action. The board of directors of Standard Bank (or where appropriate of any other Subsidiary of the Company) has adopted, and Standard Bank (or such other Subsidiary of the Company) has implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the USA PATRIOT Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the USA PATRIOT Act and the regulations thereunder, and Standard Bank (or such other Subsidiary of the Company) has complied in all material respects with any requirements to file reports and other necessary documents as required by the USA PATRIOT Act and the regulations thereunder.
(ee)   Internal Controls.   The Company and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, and (iii) access to assets is permitted only in accordance with management’s general or specific authorization. There are no significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information. To the Knowledge of the Company, there has not occurred any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(ff)   Information Security.   Except as set forth in Section 3.2(ff) of the Company’s Disclosure Letter, to the Knowledge of the Company, since January 1, 2020, no third party has gained unauthorized access to any information technology networks used in the operation of the business of the Company and its Subsidiaries.
(gg)   Transactions with Affiliates.   Except as set forth in Section 3.2(w)(v) of the Company’s Disclosure Letter, there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a creditor of or debtor to, any shareholder owning five percent (5%) or more of the Company Common Stock, or any director, officer, employee or affiliate of the Company or any of its Subsidiaries, other than as part of the normal and customary terms of such persons’ employment or service as a director with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to (i) any transaction or agreement with any of its respective affiliates, shareholders owning five percent (5%) or more of the outstanding Company Common Stock, directors or executive officers, or (ii) any transaction or agreement outside of the ordinary course of business with any employee that is not an executive officer. All agreements between the Company or any of its Subsidiaries and any of their affiliates comply, to the extent applicable, with Regulation W of the FRB.
(hh)   Transaction Expenses.   Section 3.2(hh) of the Company’s Disclosure Letter sets forth the attorneys’ fees, investment banking fees, accounting fees and other costs or fees that the Company and its Subsidiaries have accrued through June 30, 2020, and to the Company’s Knowledge as of the most reasonable practicable date, is a good faith estimate of the attorneys’ fees, investment banking fees, and accounting fees that the Company and its Subsidiaries expect to pay to retained representatives in connection with the transactions contemplated by this Agreement.
3.3   Representations and Warranties of Parent.   Parent represents and warrants to the Company that, except as set forth in Parent’s Disclosure Letter:
(a)   Organization and Qualification.
(i)   Parent is a mutual holding company duly organized, validly existing and in good standing under the laws of the United States and is registered with the FRB as a savings and loan holding company. Merger Sub is a Maryland corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Parent has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it. Parent is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Parent. Parent engages only in activities (and hold properties only of the types) permitted for savings and loan holding companies under the HOLA and the rules and regulations of the FRB promulgated thereunder.
(ii)   Each of Parent’s Subsidiaries is a corporation, limited liability company, or other entity duly organized and validly existing under the laws of its jurisdiction of organization, has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Parent.
(b)   Authority.   Parent and Merger Sub each has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and, subject to the consents, approvals and filings set forth in Section 3.3(d), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate actions on the part of Parent’s and Merger Sub’s board of directors, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, and assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.
(c)   Capital Structure.   Parent has no capital stock. Parent owns of record and beneficially all the capital stock of Merger Sub free and clear of any Liens. There are no contracts, commitments, agreements or understandings relating to Parent’s right to vote or dispose of any equity securities of Merger Sub. The outstanding shares of capital stock of Merger Sub have been validly authorized and are validly issued, fully paid and nonassessable. No shares of capital stock of Merger Sub are or may be required to be issued by virtue of any options, warrants or other rights, no securities exist that are convertible into or exchangeable for shares of such capital stock or any other debt or equity security of Merger Sub, and there are no contracts, commitments, agreements or understandings of any kind for the issuance of additional shares of capital stock or other debt or equity security of Merger Sub or options, warrants or other rights with respect to such securities.
(d)   No Violations.   The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation of the transactions contemplated by this Agreement will not, (i) assuming that the consents, approvals and filings referred to in Section 3.3(e) have been obtained and the applicable waiting periods have expired, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which Parent (or any of their respective properties) is subject, (ii) violate the charter or bylaws of Parent, Merger Sub or any other of Parent’s Subsidiaries or (iii) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Parent, Merger Sub or any other of Parent’s Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Parent or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject.
(e)   Consents and Approvals.   Except for (i) filings of applications and notices with, receipt of approvals or no objections from, and the expiration of related statutory waiting periods required by, federal and state banking authorities, including applications and notices, as applicable, with the FRB,

FDIC and PDBS (including receipt of any required Charter Conversion Approvals or Section 10(l) Approvals), and (ii) filings of the Articles of Merger with the SDAT pursuant to the MGCL, no consents or approvals of, or filings or registrations with, any Governmental Entity or any third party are required to be made or obtained in connection with the execution and delivery by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement. Parent has no Knowledge of any reason pertaining to Parent or any of its Subsidiaries as to why any of the approvals referred to in this Section 3.3(e) should not be obtained without the imposition of any material condition or restriction described in Section 6.2(e).
(f)   Financial Statements.   Parent has previously made available to the Company copies of (i) the consolidated statements of financial condition of Parent and its Subsidiaries as of November 30, 2019 and consolidated statements of income and changes in equity for the year ended November 30, 2019, together with the notes thereto and accompanied by the audit report of Parent’s independent registered public accounting firm, and (ii) the consolidated statements of financial condition of Dollar Bank and its Subsidiaries as of November 30, 2018 and consolidated statements of income and changes in equity for the year ended November 30, 2018, together with the notes thereto and accompanied by the audit report of Dollar Bank’s independent public accounting firm. Such financial statements were prepared from the books and records of Parent and its Subsidiaries, or Dollar Bank and its Subsidiaries, as applicable, fairly present the consolidated financial position, consolidated results of operations and changes in equity of Parent and its Subsidiaries, or Dollar Bank and its Subsidiaries, as applicable, in each case at and as of the dates indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby. In addition, Parent has previously made available to the Company copies of (i) Dollar Bank’s Reports of Condition and Income (“Call Reports”) filed with the Federal Financial Institutions Examination Council for each calendar quarter from December 31, 2019 through the Closing Date, and (ii) copies of Parent’s Form FR Y-9C filed with the FRB for each calendar quarter beginning with the quarter ended December 31, 2019 through the Closing Date. The Call Reports fairly present, in all material respects, the financial position of Dollar Bank and the results of its operations as of the dates and for the periods indicated therein in accordance, in all material respects, with the instructions for the preparation of Call Reports as promulgated by applicable Governmental Entities.
(g)   Absence of Certain Changes or Events.   Since January 1, 2020, there has not been any event or occurrence that has had, or is reasonably expected to have, a Material Adverse Effect on Parent.
(h)   Litigation.   There are no suits, actions or legal, administrative or arbitration proceedings pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries that (i) challenge the validity or propriety of the transactions contemplated by this Agreement or (ii) could reasonably be expected to adversely affect the ability of Parent to perform its obligations under this Agreement.
(i)   Compliance with Laws.   Parent and each of its Subsidiaries conducts its business in compliance with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to it or the employees conducting such business, except where noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Parent. Parent and each of its Subsidiaries has all material permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is, to the Knowledge of Parent, threatened. Neither Parent nor any of its Subsidiaries has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Parent.
(j)   Absence of Regulatory Actions.   Since January 1, 2017, neither Parent nor any of its Subsidiaries has been a party to any cease and desist order, written agreement or memorandum of understanding with, or any commitment letter or similar undertaking to, or has been subject to any action, proceeding, order or directive by any Governmental Entity, or has adopted any board resolutions relating to such matters as are material to the business of the Parent or its Subsidiaries at the request of any Governmental Entity, or has been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such action, proceeding, order, directive, written agreement, memorandum of understanding, commitment letter, board resolutions or similar undertaking.
(k)   Corporate Documents and Records.   Parent has previously provided a complete and correct copy of the charter and bylaws and similar organizational documents of Parent and each of its Subsidiaries, as in effect as of the date of this Agreement. Neither Parent nor any of Parent’s Subsidiaries is in violation of its charter, bylaws or similar organizational documents. The minute books of Parent and each of its Subsidiaries constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof).
(l)   Availability of Funds.   Parent has and will have available to it at the Effective Time, sources of capital sufficient to pay the aggregate Merger Consideration and to pay any other amounts payable pursuant to this Agreement and to effect the transactions contemplated hereby.
ARTICLE IV
Conduct Pending the Merger
4.1   Forbearances by the Company.   Except as expressly contemplated or permitted by this Agreement, disclosed in Section 4.1 of the Company’s Disclosure Letter (disclosure in any other Section of the Company’s Disclosure Letter not being sufficient for purposes of this exception), or required by law, regulation or any Governmental Entity during the period from the date of this Agreement to the Effective Time, the Company shall not, nor shall the Company permit any of its Subsidiaries to, without the prior written consent (which may include consent via electronic mail) of Parent, which consent will not be unreasonably withheld, delayed or conditioned:
(a)   conduct its business other than in the regular, ordinary and usual course consistent with past practice; fail to use reasonable efforts to maintain and preserve intact its business organization, properties, leases, employees and advantageous business relationships and retain the services of its officers and key employees; or take any action that would adversely affect or delay its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby;
(b)   except for (A) the creation of deposit liabilities in the ordinary course of business consistent with past practice and (B) advances from the Federal Home Loan Bank of Pittsburgh with a maturity of not more than one year, incur, modify, extend or renegotiate any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person;
(c)   take any action to incur any prepayment penalty in the course of prepaying any indebtedness or other similar arrangements;
(d)   other than in the regular, ordinary and usual course consistent with past practice, purchase any brokered certificates of deposit;
(e)   adjust, split, combine or reclassify any of the Company’s capital stock;
(f)   other than regular quarterly cash dividends on Common Stock no greater than $0.221 per share, make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except the acceptance of shares of Company Common Stock as payment for the exercise price of Company Stock Options or for withholding Taxes incurred in connection with the exercise of Company Stock Options or the vesting or settlement of Company RSAs), in each case, in accordance with past practice and the terms of the applicable award agreements;

(g)   grant any Company Equity Awards or any other stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;
(h)   issue any additional shares of capital stock or any securities or obligations convertible or exercisable for any shares of its capital stock, except pursuant to the exercise of Company Stock Options outstanding on the date hereof;
(i)   except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement and that are described in Section 4.1 of the Company’s Disclosure Letter (including the sale, transfer and disposal of other real estate owned), (i) sell, transfer, mortgage, encumber or otherwise dispose of any of its real property or other assets to any person other than a Subsidiary, or (ii) cancel, release or assign any indebtedness to any such person or any claims held by any such person;
(j)   other than in the ordinary course of business consistent with past practice and in an aggregate amount not exceeding $50,000, make any equity investment (other than mandatory purchases of Federal Home Loan Bank stock), either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other person, or form any new Subsidiary;
(k)   except as set forth in Section 4.1 of the Company’s Disclosure Letter, enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $25,000 per annum and other than contracts or agreements covered by Section 4.1(g);
(l)   except as set forth in Section 4.1 of the Company’s Disclosure Letter, make, renegotiate, renew, increase the amount of, extend the term of, modify or purchase any Loan, or make any commitment in respect of any of the foregoing, except (i) in conformity with existing lending practices in amounts not to exceed $50,000 if such Loan is not fully secured or $2,000,000 if such Loan is fully secured, (ii) Loans as to which the Company has a binding obligation to make as of the date hereof and that are described in the Company’s Disclosure Letter; provided, however, that neither the Company nor any of its Subsidiaries shall make, renegotiate, renew, increase the amount of, extend the term of, modify or purchase any Loan, or make any commitment in respect of any of the foregoing, to any person if when aggregated with all outstanding Loans and commitments for Loans made to such person and such person’s family members and affiliates, the Loans would exceed $4,000,000, or (iii) Loan participations in the ordinary course of business and consistent with past practices and not in an amount exceeding $2,000,000 in the aggregate;
(m)   make or increase any Loan, or commit to make or increase any such Loan or extension of credit, to any director or executive officer of the Company or Standard Bank, or any entity controlled, directly or indirectly, by any of the foregoing, except for Loans made in accordance with Regulation O of the Federal Reserve (12 C.F.R. Part 215);
(n)   except as set forth in Section 4.1 of the Company’s Disclosure Letter, increase in any manner the compensation, bonuses or other fringe benefits of any of its employees or directors other than in the ordinary course of business consistent with past practice and current accrual practices pursuant to policies currently in effect, provided that the Company may pay (x) bonuses for 2020 performance in the ordinary course of business consistent with past practice and current accrual practices pursuant to policies currently in effect; (y) all vacation, sick leave or personal leave accrued consistent with past practice that remains unused immediately prior to the Effective Time; and (z) the accrued earned time off;
(o)   become a party to, amend or commit itself to any arrangement that would be a Company Employee Plan if in effect on the date hereof, unless otherwise required by law;
(p)   elect to any executive office with the title of Vice President or higher any person who does not hold such office as of the date of this Agreement or elect to its board of directors any person who is not a member of its board of directors as of the date of this Agreement;

(q)   commence any action or proceeding, other than to enforce any obligation owed to the Company or any of its Subsidiaries and in accordance with past practice, or settle any claim, action or proceeding (i) involving payment by it of money damages in excess of $50,000 or (ii) which would impose any material restriction on its operations or the operations of any of its Subsidiaries;
(r)   amend its articles of incorporation or bylaws, or similar governing documents;
(s)   increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with past practice;
(t)   except in the ordinary course of business consistent with past practice, other than U.S. government and U.S. government agency securities with final maturities less than one year, purchase any debt security, including mortgage-backed and mortgage-related securities;
(u)   except as set forth in Section 4.1 of the Company’s Disclosure Letter, make any capital expenditures other than pursuant to binding commitments existing on the date hereof, which are described in the Company’s Disclosure Letter, in amounts not to exceed $50,000 each and $250,000 in the aggregate and expenditures necessary to maintain existing assets in good repair;
(v)   establish or commit to the establishment of, or file any application with respect to the establishment of, any new branch or other office facilities or automated teller machine or file any application to relocate or terminate the operation of any banking office or automated teller machine;
(w)   enter into any futures contract, option, interest rate cap, interest rate floor, interest rate exchange agreement, or take any other action for purposes of hedging the exposure of its interest-earning assets or interest-bearing liabilities to changes in market rates of interest;
(x)   make any changes in policies in any material respect in existence on the date hereof with regard to: the extension of credit, or the establishment of reserves with respect to possible loss thereon or the charge off of losses incurred thereon, investments, asset/liability management, or other material banking policies, in each case except as may be required by changes in applicable law or regulations, GAAP, or per the direction of a Governmental Entity;
(y)   except as set forth in Section 4.1 of the Company’s Disclosure Letter, as required by law, or for communications in the ordinary course of business consistent with past practice that do not relate to the Merger or other transactions contemplated hereby (i) issue any communication of a general nature to employees (including general communications relating to benefits and compensation) without prior consultation with Parent and, to the extent relating to post-Closing employment, benefit or compensation information, without the prior consent of Parent (which shall not be unreasonably withheld, conditioned or delayed) or (ii) issue any communication of a general nature to customers without the prior approval of Parent (which shall not be unreasonably withheld, conditioned or delayed);
(z)   except with respect to foreclosures in process as of the date hereof, foreclose upon or take a deed or title to any commercial real estate (i) without providing prior notice to Parent and conducting a Phase I environmental assessment of the property, or (ii) if the Phase I environmental assessment referred to in the prior clause reflects the presence of any Hazardous Material or underground storage tank;
(aa)   make, change or rescind any material election concerning Taxes or Tax returns, file any amended Tax return, enter into any closing agreement with respect to Taxes, settle or compromise any material Tax claim or assessment, or surrender any right to claim a refund of Taxes or obtain any Tax ruling;
(bb)   take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement;
(cc)   implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines; or

(dd)   except as set forth in Section 4.1 of the Company’s Disclosure Letter, agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 4.1.
Any request by the Company or response thereto by Parent shall be made in accordance with the notice provisions of Section 8.7 and shall note that it is a request pursuant to this Section 4.1.
4.2   Forbearances by Parent.   Except as expressly contemplated or permitted by this Agreement or required by law or regulation or any Governmental Entity, during the period from the date of this Agreement to the Effective Time, Parent shall not, nor shall Parent permit any of its Subsidiaries to, without the prior written consent of the Company, which shall not unreasonably be withheld, delayed or conditioned:
(a)   take any action that would adversely affect or delay its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby;
(b)   take any action that is intended to or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement; or
(c)   agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 4.2.
ARTICLE V
Covenants
5.1   Acquisition Proposals.
(a)   From the date of this Agreement until the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall not authorize or permit any of its Subsidiaries or any of its Subsidiaries’ officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate, induce or encourage, or take any other action to facilitate, any inquiries, offers, discussions or the making of any proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any confidential or non-public information or data regarding the Company or any of its Subsidiaries to any person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that would reasonably be expected to lead to an Acquisition Proposal, (iii) continue or otherwise participate in any discussions or negotiations, or otherwise communicate in any way with any person (other than Parent), regarding an Acquisition Proposal, other than to notify such person as to the existence of the provisions of this Section 5.1; (iv) approve, endorse or recommend any Acquisition Proposal, or (v) enter into or consummate any agreement, arrangement, letter of intent or understanding contemplating any Acquisition Proposal or requiring it to abandon, terminate or fail to consummate the transactions contemplated hereby. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any of the Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 5.1 by the Company. Notwithstanding the foregoing, prior to the adoption and approval of this Agreement by the Company’s stockholders at a meeting of the stockholders of the Company, this Section 5.1(a) shall not prohibit the Company from furnishing non-public information regarding the Company and its Subsidiaries to, or entering into discussions with, any person in response to an Acquisition Proposal that is submitted to the Company by such person (and not withdrawn) if (1) the Acquisition Proposal constitutes or is reasonably expected to result in a Superior Proposal, (2) the Company has not violated any of the restrictions set forth in this Section 5.1, (3) the Company’s board of directors determines in good faith, after consultation with and based upon the advice of its outside legal counsel, that the failure to take such action would reasonably be expected to violate the board of directors’ fiduciary obligations to the Company’s stockholders under applicable law, and (4) at least two (2) Business Days prior to furnishing any non-public information to, or entering into discussions with, such person, the Company gives Parent written notice of the identity of such person and of the Company’s intention to furnish non-public information to, or enter into discussions with, such person and the Company receives from such person an executed confidentiality agreement on terms no more favorable to such person than the confidentiality agreement between Parent and the Company.
(b)   The Company will notify Parent immediately orally (within one (1) Business Day) and in writing (within three (3) Business Days) of receipt of any Acquisition Proposal, any request for non-public information that could reasonably be expected to lead to an Acquisition Proposal, or any inquiry with respect to or that could reasonably be expected to lead to an Acquisition Proposal, including, in each case, the identity of the person making such Acquisition Proposal, request or inquiry and the terms and conditions thereof, and shall provide to Parent any written materials received by the Company or any of its Subsidiaries in connection therewith. The Company will keep Parent informed of any developments with respect to any such Acquisition Proposal, request or inquiry immediately orally (within one (1) Business Day) and in writing (within three (3) Business Days) upon the occurrence thereof.
(c)   The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any of the foregoing. The Company shall not, without the prior written consent of Parent, release any third party from, or waive any provisions of, any confidentiality agreements or standstill agreement to which it or any of its Subsidiaries is a party.
5.2   Advice of Changes.   Prior to the Closing, each party shall promptly advise the other party orally and in writing to the extent that it has Knowledge of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.
5.3   Access and Information.
(a)   Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall (and shall cause the Company’s Subsidiaries to) afford Parent and its representatives (including, without limitation, officers and employees of Parent and its affiliates and counsel, accountants and other professionals retained by Parent) such reasonable access during normal business hours in a manner not to interfere with the prudent operation and supervision of employees of the Company and its Subsidiary throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors and materials proposed in connection with meetings of the Company’s board of directors), contracts, properties, personnel and to such other information relating to the Company and the Company’s Subsidiaries as Parent may reasonably request, except where such materials relate to (i) matters involving this Agreement, (ii) pending or threatened litigation or investigations if, in the opinion of counsel to the Company, the presence of such designees would or rightly adversely affect the confidential nature of, or any privilege relating to, the matters being discussed or (iii) matter involving an Acquisition Proposal; provided, however, that no investigation pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty made by the Company in this Agreement. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of its customers, jeopardize the attorney-client privilege of the entity in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties will make appropriate and reasonable substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.
(b)   From the date hereof until the Effective Time, the Company shall, and shall cause the Company’s Subsidiaries to, promptly provide Parent with (i) a copy of each report filed with a Governmental Entity, (including any SEC Reports), (ii) a copy of each periodic report to its senior management and all materials relating to its business or operations furnished to its board of directors, including all monthly board packages and copies of the minutes of the meetings of the boards of directors of the Company and the Company’s Subsidiaries and any committees thereof, (iii) a copy of each press release made available to the public and (iv) all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that Parent shall not be entitled to receive reports or other documents relating to (w) matters involving this Agreement, (x) pending or threatened litigation or investigations if, in the opinion of counsel to the Company, the disclosure of such information would or might adversely affect the confidential nature of, or any privilege relating to, the matters being discussed, (y) matters involving an Acquisition Proposal or (z) matters involving the discussion or disclosure of regulatory examination ratings or other “confidential supervisory information”.
(c)   The Company and Parent will not, and will cause its respective representatives not to, use any information and document obtained in the course of the consideration of the consummation of the transactions contemplated by this Agreement, including any information obtained pursuant to this Section 5.3, for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The parties agree that all information and documents obtained pursuant to this Section 5.3 shall be held in confidence and shall be treated as secret and confidential, including to the extent required by, and in accordance with, the provisions of confidentiality set forth in the Confidentiality Agreement (as defined in Section 8.12 hereof).
(d)   From and after the date hereof, representatives of Parent and the Company shall meet on a regular basis to discuss the Company’s and its Subsidiaries’ data processing and related electronic informational systems.
(e)   Within five (5) days of providing its monthly board package to its directors, which is expected to be on or about the third Friday of each month, the Company shall provide Parent with an updated list of Loans described in Section 3.2(w)(vi).
5.4   Applications; Consents.
(a)   The parties hereto shall cooperate with each other and shall use their reasonable best efforts to prepare and file as soon as practicable after the date hereof all necessary applications, notices and filings to obtain all permits, consents, approvals and authorizations of all Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement. The Company and Parent shall furnish each other with all information concerning themselves, their respective Subsidiaries, and their respective Subsidiaries’ directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any application, notice or filing made by or on behalf of Parent or the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the transactions contemplated by this Agreement. Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on, all the information relating to Parent and the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any Governmental Entity pursuant to this Section 5.4(a).
(b)   As soon as practicable after the date hereof, each of the parties hereto shall, and they shall cause their respective Subsidiaries to, use its reasonable best efforts to obtain any consent, authorization or approval of any third party that is required to be obtained in connection with the transactions contemplated by this Agreement.
(c)   Parent and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that such consent or approval will not be obtained or that the receipt of any such required consent or approval will be materially delayed.
5.5   Anti-takeover Provisions.   The Company and its Subsidiaries shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt Parent, the Agreement and the Merger from any provisions of an anti-takeover nature in the Company’s or its Subsidiaries’ articles of incorporation and bylaws, or similar organizational documents, and the provisions of any federal or state anti-takeover laws.
5.6   Additional Agreements.   Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.
5.7   Publicity.   The initial press release announcing this Agreement shall be a joint press release mutually agreed to by the Company and the Parent. Thereafter, the Company and the Parent agree that no public release or announcement or statement concerning this Agreement or the transactions contemplated hereby shall be issued by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that nothing in this Section 5.7 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary in order to satisfy such party’s disclosure obligations imposed by law.
5.8   Stockholder Meeting.
(a)   The Company will submit to its stockholders this Agreement and any other matters required to be approved or adopted by stockholders in order to carry out the intentions of this Agreement. In furtherance of that obligation, the Company will take, in accordance with applicable law and its articles of incorporation and bylaws, all action necessary to call and give notice of a meeting of its stockholders (the “Stockholder Meeting”) as promptly as practicable to consider and vote on approval of this Agreement and the transactions provided for in this Agreement. Subject to Section 5.8(b), the Company shall, (i) through the Company’s board of directors, recommend to its stockholders approval of this Agreement (the “Recommendation”), (ii) include such recommendation in the Proxy Statement and (iii) use commercially reasonable efforts to obtain from its stockholders a vote approving and adopting this Agreement.
(b)   Notwithstanding anything in this Agreement to the contrary, at any time prior to the Stockholder Meeting, the Company’s board of directors may, if it concludes in good faith (after consultation with its outside legal advisors) that the failure to do so would be reasonably likely to result in a violation of its fiduciary duties under applicable law, withdraw, modify or change its recommendation that the stockholders of the Company approve this Agreement in a manner adverse to Parent (a “Change of Recommendation”); provided that prior to any such Change of Recommendation, the Company shall have complied in all material respects with Section 5.1, given Parent written notice promptly (and in any event within twenty-four (24) hours) advising it of the decision of the Company’s board of directors to take such action and, in the event the decision relates to an Acquisition Proposal, given Parent the material terms and conditions of the Acquisition Proposal, including the identity of the person making any such Superior Proposal and the material terms of such Acquisition Proposal; and provided, further, that in the event the decision relates to an Acquisition Proposal: (i) the Company shall have given Parent three (3) Business Days after delivery of such notice to propose revisions to the terms of this Agreement (or make another proposal) and if Parent proposes to revise the terms of this Agreement, the Company shall have negotiated, and shall have caused its financial and legal advisors to negotiate, in good faith with Parent with respect to such proposed revisions or other proposal; and (ii) the Company’s board of directors shall have determined in good faith, after considering the results of such negotiations and giving effect to any proposals, amendments or modifications made or agreed to by Parent, if any, that such Acquisition Proposal constitutes a Superior Proposal. In the event the Company’s board of directors does not make the determination referred to in clause (ii) of this paragraph and thereafter determines to withdraw, modify or change its recommendation that the stockholders of the Company approve this Agreement pursuant to this Section 5.8(b) in connection with a new Acquisition Proposal, the procedures referred to above shall apply anew and shall also apply to any subsequent withdrawal, amendment or change, except that the three (3) Business Day period referred to above shall be reduced to two (2) Business Days. In addition to the foregoing, the Company shall not submit to the vote of its stockholders any Acquisition Proposal other than the Merger. The Company shall adjourn or postpone the Stockholder Meeting for at least fifteen (15) calendar days if, as of the time for which such meeting is originally scheduled there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting the Company has not received proxies representing a sufficient number of shares necessary to approve the Merger, and subject to the terms and conditions of this Agreement, the Company shall continue to use commercially reasonable efforts to solicit proxies from its stockholders in order to obtain the votes required to approve the Merger; provided that the Company shall not be required to adjourn or postpone the Stockholder Meeting more than one time for the reasons set forth in this sentence. Notwithstanding anything to the contrary herein, but subject to the obligation to adjourn or postpone such meeting as set forth in the immediately preceding sentence, unless this Agreement has been terminated in accordance with its terms, the Stockholder Meeting shall be convened by the Company and this Agreement shall be submitted to the Company’s Stockholders.
(c)   Notwithstanding the foregoing, the changing, qualifying or modifying of the Company Recommendation or the making of a Change of Recommendation by the Company’s board of directors shall not change the approval of the Company’s board of directors for purposes of causing any applicable “moratorium,” “control share,” “fair price,” “takeover,” “interested shareholder” or similar law to be inapplicable to this Agreement.
(d)   Nothing contained in Section 5.8 shall prohibit the Company or the Company’s board of directors from complying with the Company’s obligations required under Rules 14d-9 (as if such rule were applicable to the Company) and 14e-2(a) (as if such rule were applicable to the Company) promulgated under the Exchange Act; provided, however, that any such disclosure relating to an Acquisition Proposal shall be deemed a change in the Company’s Recommendation unless it is limited to a stop, look and listen communication or the Company’s board of directors reaffirms the Company’s Recommendation in such disclosure.
5.9   Proxy Statement.
(a)   The Company shall prepare a proxy statement and related materials relating to the matters to be submitted to the Company stockholders at the Stockholder Meeting (such proxy statement and related materials and any amendments or supplements thereto, the “Proxy Statement”). Upon request, Parent will furnish to the Company the information required to be included in the Proxy Statement with respect to Parent’s and its business and affairs and shall have the right to review and consult with the Company and approve the form of, and any characterizations of such information included in, the Proxy Statement prior to its being filed on a preliminary basis with the SEC. The Company shall provide Parent and its counsel a reasonable opportunity for review and comment on the Proxy Statement prior to its filing with the SEC. If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective affiliates, officers or directors, should be discovered by Parent or the Company, which should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly disseminated to the stockholders of the Company.
(b)   Company Information.   The Proxy Statement will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. The information regarding the Company and its Subsidiaries included in the Proxy Statement, and all amendments and supplements thereto, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, provided that no representation is made by the Company with respect to information supplied by Parent or any affiliate or representative of Parent specifically for use or incorporation by reference in the Proxy Statement. The information supplied, or to be supplied, by the Company for inclusion in applications to Governmental Entities to obtain all permits, consents, approvals and authorizations necessary or advisable to consummate the transactions contemplated by this Agreement shall be accurate in all material respects.
(c)   Parent Information.   The information regarding Parent to be supplied by Parent for inclusion in the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
5.10   Notification of Certain Matters.   Each party shall give prompt notice to the other of: (i) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of each party and its Subsidiaries taken as a whole to which each party or any Subsidiary is a party or is subject; and (ii) any event, condition, change or occurrence that individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect. To the extent permitted by law, the Company shall give Parent prompt notice of any new civil, criminal, administrative or regulatory action, suit, demand letter, demands for indemnification, claim, hearing, notice of violation, arbitration, investigation, order to show cause, market conduct examination, notice of non-compliance or other proceeding of any nature pending or threatened against the Company or any of its Subsidiaries. Each of the Company, on the one hand, and Parent, on the other hand, shall give prompt notice to the other of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement.
5.11   Employee Benefit Matters.
(a)   Parent shall endeavor to retain as many of Company’s and Standard Bank’s employees (“Covered Employees”) as it deems reasonably practical to operate Standard Bank. Notwithstanding the foregoing, this Agreement is not intended to provide any Covered Employee a legally enforceable right to continuing employment, or any particular terms and conditions of employment, after the Effective Time, and any Covered Employees that continue employment after the Effective Time (each, a “Continuing Employee”) shall become employees at will of Parent or continue as an at-will employee of Standard Bank.
(b)   Following the Effective Time and for at least twelve (12) months thereafter, Parent shall maintain or cause to be maintained, except with respect to employees that will enter into Cancellation Agreements as provided in Section 5.11(e) of this Agreement, base salaries, health and welfare benefits, retirement benefits and incentive compensation (specifically excluding equity or equity-based plans, defined benefit pension plans, and the ESOP) opportunities for the benefit of Continuing Employees that, in the aggregate are; (i) substantially comparable to the base salaries, health and welfare benefits, retirement benefits and incentive compensation opportunities (specifically excluding equity or equity-based plans, defined benefit pension plans, and the ESOP) that are generally made available under the applicable Company Employee Plans, or, at Parent’s sole election, (ii) substantially comparable to the base salaries, health and welfare benefits, retirement benefits and incentive compensation opportunities provided by Parent or Dollar Bank to similarly situated employees of Parent or Dollar Bank.
(c)   Parent agrees that any Continuing Employee who is involuntarily terminated by Parent, Standard Bank or Dollar Bank (other than for cause as determined by Parent), upon executing an appropriate general release of claims in a form reasonably determined by Parent, will receive severance payments and benefits in accordance with Section 5.11(c) of the Company’s Disclosure Letter.
(d)   With respect to any employee benefit plans of Parent, Standard Bank or Dollar Bank in which any Continuing Employee becomes eligible to participate or continues to participate on or after the Effective Time (the “New Plans”), to the extent necessary, Parent agrees to use commercially reasonable efforts to: (i) cause to be waived all pre-existing conditions, exclusions and waiting period with respect to participation and coverage requirements applicable such employees and their eligible dependents under the New Plans, except to the extent such pre-existing conditions, exclusions or waiting period would apply under the analogous Company Employee Plan; (ii) provide each such employee and their eligible dependents with credit for any eligible expenses incurred by such employee or dependent prior to the Effective Time under a Company Employee Plan (to the same extent that such credit was given under the analogous Company Employee Plan prior to the Effective Time) in satisfying any applicable deductible, co-payment or out-of-pocket requirements under any New Plan; and (iii) provide each Continuing Employee with service credit for eligibility and vesting purposes and solely for purposes of vacation, sick and paid time off policies or arrangements benefit accrual under any New Plan in which Continuing Employees are eligible to participate for all periods of employment with the Company or any its Subsidiaries prior to the Effective Time; provided, however, that the foregoing service recognition shall not apply to the extent it would result in duplication of benefits for the same period of service, such service was not recognized under the corresponding Company Employee Plan, or for benefit accrual purposes under any New Plan, other than vacation, sick and paid time off.
(e)   Concurrently with the execution of this Agreement, the Company and Standard Bank shall obtain from Timothy K. Zimmerman, Andrew W. Hasley and Susan A. Parente, in the forms included in Section 5.11(e) of the Parent’s Disclosure Letter, an agreement (a “Cancellation Agreement”) to accept in full settlement of his or her rights under their respective employment agreements and termination of the employment agreements, the amounts and benefits determined under his or her Cancellation Agreement (the aggregate amounts of such payments to be specified in Section 5.11(e) of the Parent’s Disclosure Letter) and pay such amounts to such individuals who are employed at the Effective Time pursuant to the terms of each Cancellation Agreement. In addition, Parent intends to enter into new arrangements with certain Company executives, as disclosed in Section 5.11(e) of the Parent’s Disclosure Letter, which will describe certain terms and conditions of their “at will” employment and Company and Standard Bank will use reasonable efforts to enter into Cancellation Agreements with Standard Bank employees with a change in control agreement as specified in Section 5.11(e) of the Parent’s Disclosure Letter.
(f)   Notwithstanding the foregoing, references to “Parent” or the “Company” in this Section 5.11 shall also include any Subsidiary of Parent or Subsidiary of the Company, respectively, as the context requires.
(g)   Notwithstanding anything to the contrary, this Section 5.11 will not create any third-party beneficiary rights, nor will it be enforceable by any employee, any person representing the interest of employees, or any spouse, dependent, or beneficiary of any employee, nor will anything herein be deemed an amendment to any employee benefit plan.
5.12   Indemnification.
(a)   From and after the Effective Time through the sixth anniversary of the Effective Time, Parent shall indemnify and hold harmless each of the current or former directors, officers or employees of the Company or any of its Subsidiaries (each, an “Indemnified Party”), and any person who becomes an Indemnified Party between the date hereof and the Effective Time, against any costs or expenses (including reasonable attorneys’ fees and expenses), judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director or officer of the Company, any of its Subsidiaries or any of their respective predecessors or was prior to the Effective Time serving at the request of any such party as a director, officer, employee, trustee or partner of another corporation, partnership, trust, joint venture, employee benefit plan or other entity or (ii) any matters arising in connection with the transactions contemplated by this Agreement, to the fullest extent such person would have been indemnified or have the right to advancement of expenses pursuant to the Company’s articles of incorporation and bylaws as in effect on the date of this Agreement and as permitted by applicable law, and Parent and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to indemnification.

(b)   Any Indemnified Party wishing to claim indemnification under Section 5.12(a), upon learning of any action, suit, proceeding or investigation described above, shall promptly notify Parent thereof. Any failure to so notify shall not affect the obligations of Parent under Section 5.12(a) unless and to the extent that Parent is actually prejudiced as a result of such failure.
(c)   (i) Parent shall maintain, or shall cause to be maintained, in effect for six (6) years following the Effective Time, the current directors’ and officers’ liability insurance policies covering the officers and directors of Company and Standard Bank (provided, that Parent may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to claims against such officers and directors arising from facts or events occurring at or prior to the Effective Time; provided, however, that in no event shall Parent be required to expend in the aggregate pursuant to this Section 5.12(c) more than 225% of the annual premiums currently paid by the Company or Standard Bank for such insurance (the “Insurance Amount”); provided, further, that if the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds the Insurance Amount, Parent shall cause to be maintained policies of directors’ and officers’ insurance that, in Parent’s good faith determination, provide the maximum coverage available at an annual premium equal to the Insurance Amount; provided, further, that Parent may (i) request the Company to obtain an extended reporting period endorsement under the Company’s existing directors’ and officers’ liability insurance policy or (ii) substitute therefor “tail” policies the material terms of which, including coverage and amount, are no less favorable in any material respect to such person’s than the Company’s existing insurance policies as of the date hereof.
(d)   In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) liquidates, dissolves, transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that such successor and assign of Parent and its successors and assigns assume the obligations set forth in this Section 5.12.
(e)   The provisions of this Section 5.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.
(f)   Any indemnification payments made pursuant to this Section 5.12 are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. § 1828(k)) and the regulations promulgated thereunder by the Federal Deposit Insurance Corporation (12 C.F.R. Part 359).
5.13   Separate Banking Subsidiary; Post-Closing Governance.
(a)   Separate Banking Subsidiary.   Standard Bank will be maintained as a wholly owned Subsidiary of Parent for a period of at least one year following the Effective Time.
(b)   Resignation of Directors.   Each director of Company and each director of Standard Bank will resign such position with the Company and Standard Bank by delivering, at least three days prior to Closing, a written letter of resignation to be effective at the Effective Time. Effective at the Effective Time, the persons listed in Section 5.13(b) of the Parent’s Disclosure Letter shall be the directors of the Company and Standard Bank.
(c)   Advisory Board.   The current directors of Standard Bank listed in Section 5.13(c) of the Parent’s Disclosure Letter shall be offered a position, for a period of two years following the Effective Date, on an advisory board (the “Advisory Board”) to be established by Standard Bank. Fees to be paid to Advisory Board members are set forth in Section 5.13(c) of the Parent’s Disclosure Letter; provided, however, that service on the Advisory Board and fees paid to Advisory Board members remain subject to any required regulatory approval.
(d)   Senior Officers of Standard Bank.   Certain senior officers of Standard Bank shall be offered positions with Standard Bank, with the titles set forth in Section 5.13(d) of the Parent’s Disclosure Letter, and shall be eligible to participate in any employee benefit plans and policies as may be provided to employees of Standard Bank as a wholly owned Subsidiary of Parent.

5.14   Company Charitable Foundation.   The Company has listed the current members of the board of directors of the Company Charitable Foundation in Section 5.14 of the Company’s Disclosure Letter, and Company shall use its best efforts to cause such individuals to remain on the board of directors of the Company Charitable Foundation until the Effective Time. Company agrees that, as of the Effective Time, it will use its best efforts to take all necessary action such that (i) the Company Charitable Foundation is merged with the Parent Charitable Foundation, and the current directors of the Company Charitable Foundation set forth on Section 5.14 of the Company’s Disclosure Letter shall resign.
5.15   Rule 16b-3.   Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.
5.16   Exchange Act Deregistration.   Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable SEC rules to enable the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time.
5.17   ESOP Matters.   The Trustee and the Company shall take or cause to be taken all such actions as may be necessary to effect the actions set forth below relating to the ESOP prior to or simultaneous with the Closing, as applicable: Effective at least five (5) business days before the Closing (with relevant materials provided to Parent for its review and comment at least three (3) business days prior to such date), the ESOP shall be terminated (the “ESOP Termination Date”), no new participants shall be admitted on or after the ESOP Termination Date, no further distributions in the form of “qualifying employer securities” (as defined in Section 407 of ERISA) will be permitted, and all existing ESOP participants’ accounts shall be fully vested and 100% non-forfeitable. The Company shall cause the ESOP’s plan administrator to direct the Trustee to remit a sufficient amount of the Suspense Shares back to the Company to repay the outstanding ESOP Loan in full, and the proceeds of the sale of the Suspense Shares shall be used to repay the outstanding balance of the ESOP Loan as of the Effective Time, with each remitted share to be valued equal to the Merger Consideration. All remaining shares of Company Common Stock held by the ESOP as of the Effective Time shall be exchanged for the Merger Consideration within the ESOP in accordance with Section 2.5(a). After repayment of the outstanding ESOP Loan and the exchange of the shares of Company Common Stock for the Merger Consideration, the cash received upon conversion of the remaining Suspense Shares shall be deemed to be earnings and shall be allocated to ESOP participants’ accounts as earnings. Promptly, after the execution of this Agreement, the Company will take such actions as may be necessary to request a favorable determination letter with respect to the ESOP’s termination. No benefit distributions shall be made from the ESOP without the prior written consent of Parent before the IRS issues a favorable determination letter with respect to the tax-qualified status of the ESOP on termination, except that distributions from the ESOP may be made earlier if required by law or upon the occurrence of the ESOP participant’s retirement, death, disability or termination of employment or any other event, other than plan termination, that requires a distribution from the ESOP. The Company also shall take such other actions in furtherance of terminating the ESOP as Parent may reasonably request prior to the Closing, including the adoption of amendments to the ESOP. Notwithstanding the foregoing, Standard Bank will continue to make regularly scheduled payments on the ESOP Loan and related share allocations through the ESOP Termination Date.
5.18   Disclosure Supplements.   From time to time prior to the Effective Time, the Company and Parent will promptly supplement or amend their respective Disclosure Letters delivered in connection herewith with respect to any matter hereafter arising that, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Letters or that is necessary to correct any information in such Disclosure Letters that has been rendered materially inaccurate thereby. No supplement or amendment to such Disclosure Letters shall have any effect for determining satisfaction of the conditions set forth in Article VI.
5.19   Charter Conversion or Section 10(l) Election.   Company and Standard Bank shall not take any action that would, or would reasonably be expected to, cause Standard Bank to not be eligible to be a Qualified Thrift Lender or to obtain any required Charter Conversion Approval or Section 10(l) Approval,

as applicable, or fail to use reasonable efforts to ensure that Standard Bank continues to be eligible to be a Qualified Thrift Lender at the time of Closing or to obtain any required Charter Conversion Approval or Section 10(l) Approval. Company and Standard Bank agree to use all commercially reasonable efforts to, prior to the Effective Time, have Standard Bank, upon consultation with Parent, either (i) convert from a Pennsylvania chartered stock savings bank to a federally chartered stock savings bank or (ii) make an election under section 10(l) of HOLA to be deemed a savings association for the purpose of the Company being deemed a savings and loan holding company under section 10 of HOLA and to obtain any required Charter Conversion Approval or Section 10(l) Approval.
ARTICLE VI
Conditions to Consummation
6.1   Conditions to Each Party’s Obligations.   The respective obligations of each party to effect the Merger shall be subject to the satisfaction of the following conditions:
(a)   Stockholder Approval.   This Agreement shall have been approved by the requisite vote of the Company’s stockholders in accordance with applicable laws and regulations.
(b)   Regulatory Approvals.   All approvals, consents or waivers of any Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired or been terminated.
(c)   No Injunctions or Restraints; Illegality.   No party hereto shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger and no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Merger or any transactions contemplated by this Agreement. No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal consummation of the Merger.
(d)   Third Party Consents.   Parent and the Company shall have obtained the consent or approval of each person (other than the governmental approvals or consents referred to in Section 6.1(b)) whose consent or approval shall be required to consummate the transactions contemplated by this Agreement, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Parent (after giving effect to the consummation of the transactions contemplated hereby).
6.2   Conditions to the Obligations of Parent.   The obligations of Parent to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by Parent:
(a)   The Company’s Representations and Warranties.   Subject to the standard set forth in Section 3.1, each of the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date.
(b)   Performance of the Company’s Obligations.   The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.
(c)   Officers’ Certificate.   Parent shall have received a certificate signed by the chief executive officer and the chief financial or principal accounting officer of the Company to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.
(d)   No Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the Company.

(e)   Burdensome Condition.   None of the approvals, consents or waivers of any Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall contain any condition or requirement that would so materially and adversely impact the economic or business benefits to Parent of the transactions contemplated hereby that, had such condition or requirement been known, Parent would not, in their reasonable judgment, have entered into this Agreement.
(f)   Qualified Thrift Lender Election and Test.   As of the Closing Date, any required Charter Conversion Approvals or, in the alternative, any Section 10(l) Approvals, shall have been received by Company or Parent.
(g)   Resignation of Standard Bank Directors.   Each director of the Company and of Standard Bank shall have delivered their written resignation to be effective as of the Effective Time.
6.3   Conditions to the Obligations of the Company.   The obligations of the Company to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by the Company:
(a)   Parent’s Representations and Warranties.   Subject to the standard set forth in Section 3.1, each of the representations and warranties of Parent contained in this Agreement and in any certificate or other writing delivered by Parent pursuant hereto shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date.
(b)   Performance of Parent’s Obligations.   Parent shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.
(c)   Officers’ Certificate.   The Company shall have received a certificate signed by the chief executive officer and the chief financial or principal accounting officer of Parent to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.
(d)   Delivery of Merger Consideration.   On the Business Day prior to Closing, Parent shall have deposited with the Paying Agent the aggregate Merger Consideration in accordance with Section 2.6(c).
ARTICLE VII
Termination
7.1   Termination.   This Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time, by action taken or authorized by the board of directors of the terminating party, either before or after any requisite stockholder approval:
(a)   by the mutual written consent of Parent and the Company; or
(b)   by either Parent or the Company, in the event of the failure of the Company’s stockholders to approve the Agreement at the Stockholder Meeting (as it may be postponed or adjourned and reconvened); provided, however, that the Company shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under Section 5.8; or
(c)   by either Parent or the Company, if either (i) any approval, consent or waiver of a Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been denied and such denial has become final and non-appealable or (ii) any court or Governmental Entity of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or
(d)   by either Parent or the Company, in the event that the Merger is not consummated by September 30, 2021, unless the failure to so consummate by such time is due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; or

(e)   by either Parent or the Company (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a breach of any covenant or agreement on the part of the other party set forth in this Agreement, or if any representation or warranty of the other party shall have become untrue, in either case such that the conditions set forth in Sections 6.2(a) and (b) or Sections 6.3(a) and (b), as the case may be, would not be satisfied and such breach or untrue representation or warranty has not been or cannot be cured within thirty (30) days following written notice to the party committing such breach or making such untrue representation or warranty; or
(f)   by Parent, if (i) the Company shall have materially breached its obligations under Section 5.1 or Section 5.8 or (ii) if the board of directors of the Company does not publicly recommend in the Proxy Statement that stockholders approve and adopt this Agreement or if, after recommending in the Proxy Statement that stockholders approve and adopt this Agreement, the board of directors effects a Change of Recommendation; or
(g)   by the Company, at any time prior to the adoption and approval of this Agreement by the Company’s stockholders, in order to enter into an agreement with respect to a Superior Proposal, but only if (i) the Company’s board of directors has determined in good faith based on the advice of legal counsel that failure to take such action would cause the board of directors to violate its fiduciary duties under applicable law, and (ii) the Company has not breached its obligations under Section 5.1.
7.2   Termination Fee.
(a)   In the event of termination of this Agreement by the Company pursuant to Section 7.1(g), the Company shall make payment to Parent of the Termination Fee.
(b)   In the event of termination of this Agreement by Parent pursuant to Section 7.1(f), so long as at the time of such termination Parent is not in material breach of any representation, warranty or material covenant contained herein, the Company shall make payment to Parent of the Termination Fee.
(c)   If (i) this Agreement is terminated by either party pursuant to Section 7.1(b) or by Parent pursuant to Section 7.1(e) if the breach giving rise to such termination was knowing or intentional and (ii) at the time of such termination Parent is not in material breach of any representation, warranty or material covenant contained herein and (iii) prior to the Stockholder Meeting (in the case of termination pursuant to Section 7.1(b)) or the date of termination (in the case of termination pursuant to Section 7.1(e)), an Acquisition Proposal has been publicly announced, disclosed or communicated and (iv) within twelve (12) months of such termination the Company shall consummate or enter into any agreement with respect to an Acquisition Proposal, the Company shall make payment to Parent of the Termination Fee.
(d)   Any fee payable pursuant to this Section 7.2 shall be made by wire transfer of immediately available funds within two (2) Business Days after notice of demand for payment. The Company and Parent acknowledge that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. The amount payable by the Company pursuant to this Section 7.2 constitutes liquidated damages and not a penalty and shall be the sole remedy of Parent in the event of termination of this Agreement on the bases specified in this Section 7.2. Nothing in this Agreement shall in any way limit the right of the Company to seek a remedy at law or in equity in the event of a breach of this Agreement by Parent.
7.3   Effect of Termination.   In the event of termination of this Agreement by either Parent or the Company as provided in Section 7.1, this Agreement shall forthwith become void and, subject to Section 7.2, have no effect, and there shall be no liability on the part of any party hereto or their respective officers and directors, except that (i) Sections 5.3(c), 7.2, 7.3, 8.2, 8.6 and 8.11, shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its fraud or willful breach of any provision of this Agreement. In the event of a termination of this Agreement by either Parent or the Company, neither Parent nor the Company shall issue any press release or make any other public statement regarding this Agreement or the proposed Merger except as either party’s legal counsel deems necessary in order to satisfy such party’s disclosure obligations imposed by law.
ARTICLE VIII
Certain Other Matters
8.1   Interpretation.   When a reference is made in this Agreement to Sections or Exhibits such reference shall be to a Section of, or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.
8.2   Survival.   Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time, including Sections 5.12, 5.13, 5.14, 8.5, 8.11 and 8.12 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time.
8.3   Waiver; Amendment.   Prior to the Effective Time, any provision of this Agreement may be: (i) waived in writing by the party benefited by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the stockholders of the Company, no amendment or modification may be made that would reduce the amount or alter or change the kind of consideration to be received by holders of Company Common Stock or that would contravene any provision of the MGCL or the applicable state and federal banking laws, rules and regulations.
8.4   Counterparts.   This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument. A facsimile or other electronic copy of a signature page shall be deemed to be an original signature page.
8.5   Governing Law; Consent to Jurisdiction.   This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Maryland, without regard to the conflict of law principles thereof. Each of the parties hereto (a) consents to and submits itself to the exclusive jurisdiction of any Pennsylvania state court or the United States District Court for the Western District of Pennsylvania in any action or proceeding arising out of or relating to this Agreement or any of the Transactions, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. Each of the parties hereto waives any defense or inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. To the extent permitted by applicable law, any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.7. Nothing in this Section 8.5, however, shall affect the right of any party to serve legal process in any other manner permitted by law. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
8.6   Expenses.   Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.
8.7   Notices.   All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (with confirmation), by email, mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Parent, to:
Dollar Mutual Bancorp
Three Gateway Center, 9-West
401 Liberty Avenue
Pittsburgh, Pennsylvania 15222
Attention:   James J. McQuade, President and CEO
Email:       JMcQuade227@dollarbank.com
With copies to:
Luse Gorman, PC
5335 Wisconsin Avenue, N.W., Suite 780
Washington D.C. 20015
Attention:   Lawrence M.F. Spaccasi, Esq.,
Email:       lspaccasi@luselaw.com
If to the Company, to:
Standard AVB Financial Corp.
2640 Monroeville Boulevard
Monroeville, Pennsylvania 15146
Attention:   Andrew W. Hasley, President and CEO
Email:       ahasley@standardbankpa.com
With copies to:
Kilpatrick Townsend & Stockton LLP
607 14th Street, N.W., Suite 900
Washington, D.C. 20005
Attention:   Edward G. Olifer, Esq.
Email:       eolifer@kilpatricktownsend.com
8.8   Entire Agreement; No Third-Party Beneficiaries.   This Agreement, together with the Exhibits and Disclosure Letters hereto, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. Except for Section 5.12, which confers rights on the parties described therein, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities of any nature whatsoever under or by reason of this Agreement.
8.9   Successors and Assigns; Assignment.   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party hereto without the written consent of the other party.
8.10   Severability.   In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.
8.11   Specific Performance.   The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions thereof, this being in addition to any other remedy to which they are entitled at law or in equity. Each party agrees that it will not seek and will agree to waive any requirement for securing or posting a bond in connection with the other party’s seeking or obtaining such injunctive relief.

8.12   Confidentiality.   Except as specifically set forth herein, the Company and Parent mutually agree to be bound by the terms of the confidentiality agreement dated July 8, 2020 (the “Confidentiality Agreement”), previously executed by the parties hereto, which Confidentiality Agreement is hereby incorporated herein by reference. The parties hereto agree that such Confidentiality Agreement shall continue in accordance with its respective terms, notwithstanding the termination of this Agreement.
[Signature page follows]

In Witness Whereof, the parties hereto have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the date first above written.
Dollar Mutual Bancorp
By:
/s/ James J. McQuade

James J. McQuade
President and Chief Executive Officer
Dollar Acquisition Sub, Inc.
By:
/s/ James J. McQuade

James J. McQuade
President and Chief Executive Officer
Standard AVB Financial Corp.
By:
/s/ Andrew W. Hasley

Andrew W. Hasley
President and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

Exhibit A
VOTING AGREEMENT
This Voting Agreement (this “Agreement”), dated as of                  , 2020, is entered into by and between Dollar Mutual Bancorp, a federally chartered mutual holding company (“Dollar”) and the undersigned party (the “Stockholder”).
WHEREAS, subject to the terms and conditions of the Agreement and Plan of Merger (as the same may be amended, supplemented or modified, (the “Merger Agreement”)), dated as of the date hereof, by and among Dollar, Dollar Acquisition Sub, Inc. (“Merger Sub”) and Standard AVB Financial Corp. (“Standard”), (i) Standard will be merged with and into Merger Sub, with Standard as the surviving corporation (the “First Merger”), and (ii) immediately following the First Merger, Standard will merge with and into Dollar with Dollar as the surviving corporation (the “Second Merger”, and together with the First Merger, the “Merger”);
WHEREAS, as of the date of this Agreement, the Stockholder owns beneficially or of record, and has the power to vote or direct the voting of, certain shares of common stock issued by Standard, $0.01 par value per share (“Standard Common Stock”) (all such shares owned beneficially or of record by Stockholder, the “Existing Shares”); and
WHEREAS, as a condition and inducement for Dollar and Standard to enter into the Merger Agreement, Dollar requires that the Stockholder, in his or her capacity as a stockholder of Standard, enter into this Agreement, and the Stockholder has agreed to enter into this Agreement.
NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.
Definitions.   Capitalized terms not defined in this Agreement have the meaning assigned to those terms in the Merger Agreement. The following definition also applies to this Agreement:

a.
Beneficial Ownership.   For purposes of this Agreement, the terms “beneficial owner” and “beneficially own” shall have the meaning set forth in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

b.
Affiliate.   For purposes of this Agreement, the term “Affiliate” shall mean any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director. “Person” as used in this definition shall mean any individual, corporation, partnership, limited liability company, joint venture, association, trust or “group” (as that term is defined under the Exchange Act).

2.
Effectiveness; Termination.   This Agreement shall be effective upon signing. Notwithstanding any other provision of this Agreement, this Agreement shall automatically terminate and be null and void and of no effect upon the earlier of (i) the Effective Time, or (ii) if the Merger Agreement is terminated for any reason in accordance with its terms, as of the date of the termination of the Merger Agreement; provided that (i) this Section 2 and Sections 8 through 13 hereof shall survive any such termination and (ii) such termination shall not relieve any party of any liability or damages resulting from any willful or material breach of any of his or her representations, warranties, covenants or other agreements set forth herein.

3.
Voting Agreement.   From the date hereof until the earlier of (a) the final adjournment of the Stockholder Meeting or (b) the termination of this Agreement in accordance with its terms (such period of time, the “Support Period”), the Stockholder irrevocably and unconditionally hereby agrees, that at the Stockholder Meeting (whether annual or special and each adjourned or postponed meeting), however called, or in connection with any written consent of Standard’s stockholders to vote upon

Exhibit A-1

the Merger Agreement, the Stockholder shall (i) appear at the Stockholder Meeting or otherwise cause all of his or her Existing Shares and all other shares of Standard Common Stock or voting securities of Standard over which such Stockholder has acquired beneficial or record ownership after the date hereof and has the power to vote or direct the voting of (including any shares of Standard Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Standard Common Stock or the conversion of any convertible securities, or pursuant to any other equity awards or derivative securities (including any Company Stock Options) or otherwise) (together with the Existing Shares, the “Shares”), which such Stockholder beneficially owns or controls as of the applicable record date for the Stockholder Meeting, to be counted as present thereat for purposes of calculating a quorum, (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the approval of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, (B) in favor of any proposal to adjourn or postpone the Stockholder Meeting to a later date if there are not sufficient votes to approve the Merger Agreement, (C) against any action or proposal in favor of an Acquisition Proposal, and (D) against any action, proposal, transaction or agreement that would reasonably be likely to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of Standard contained in the Merger Agreement, or of the Stockholder contained in this Agreement, or (2) prevent, impede, interfere with, delay, postpone, discourage or frustrate the purposes of or adversely affect the consummation of the transactions contemplated by the Merger Agreement, including the Merger, and (iii) not disparage Dollar or the transactions contemplated by the Merger Agreement or discourage other stockholders of Standard from voting for, or encourage other stockholders of Standard to vote against, the Merger Agreement and the transactions contemplated thereby, including the Merger and shall generally advocate for the approval of the Merger Agreement by Standard’s stockholders; provided, that the foregoing applies solely to the Stockholder in his or her capacity as a stockholder and the Stockholder makes no agreement or understanding in this Agreement in the Stockholder’s capacity as a director or officer of Standard or any of its subsidiaries (if the Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by the Stockholder in the Stockholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit or restrict the Stockholder from exercising the Stockholder’s fiduciary duties as an officer or director to Standard or its stockholders. For the avoidance of doubt, the foregoing commitments apply to any Shares held by any Affiliate of Stockholder. The Stockholder covenants and agrees that, except for this Agreement, such Stockholder (x) has not entered into, and shall not enter into during the Support Period, any voting agreement or voting trust with respect to the Shares and (y) has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to the Shares except any proxy to carry out the intent of this Agreement and any proxy granted for ordinary course proposals at an annual meeting. The Stockholder agrees not to enter into any agreement or commitment with any person the effect of which would be inconsistent with or otherwise violate the provisions and agreements set forth herein.
4.
Transfer Restrictions.   The Stockholder hereby agrees that such Stockholder will not, during the Support Period, without the prior written consent of Dollar, directly or indirectly, offer for sale, sell, transfer, assign, give, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other hedging arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Shares, or any interest therein, including the right to vote any Shares, as applicable (a “Transfer”); provided, that the Stockholder may (i) Transfer Shares pursuant to any currently existing pledge agreement or for estate planning or philanthropic purposes so long as the transferee, prior to the date of Transfer, agrees in a signed writing to be bound by and comply with the provisions of this Agreement, in which case the Stockholder shall remain jointly and severally liable for any breach of this Agreement by such transferee, (ii) bequeath Shares by will or operation of law, in which case this Agreement shall bind the transferee, (iii) surrender Shares to Standard in connection with the vesting, settlement or exercise of Standard equity awards

Exhibit A-2

to satisfy any withholding for the payment of taxes incurred in connection with such vesting, settlement or exercise, or, in respect of Standard equity awards, the exercise price thereon, or (iv) Transfer Shares as is otherwise permitted in writing (including by electronic mail) by Dollar in its sole discretion.
5.
Representations of the Stockholder.   The Stockholder represents and warrants to Dollar as follows: (a) the Stockholder has full legal right, capacity and authority to execute and deliver this Agreement, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Dollar, constitutes a valid and legally binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Agreement by the Stockholder or the performance of his or her obligations hereunder; (c) the execution and delivery of this Agreement by the Stockholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on any of the Shares pursuant to, any agreement or other instrument or obligation binding upon the Stockholder or the Shares (including under the articles of incorporation and bylaws of Standard), nor require any authorization, consent or approval of, or filing with, any Governmental Entity; (d) the Stockholder beneficially owns (as such term is used in Rule 13d-3 of the Exchange Act) and has the power to vote or direct the voting of the Shares, and the number of such Shares as of the date of this Agreement is identified on the signature page hereto; (e) the Stockholder beneficially owns the Shares free and clear of any proxy, voting restriction, adverse claim or other lien (other than any restrictions created or permitted by this Agreement or under applicable federal or state securities laws); and (f) the Stockholder has read and is familiar with the terms of the Merger Agreement. The Stockholder agrees that the Stockholder shall not take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing, impairing, delaying or adversely affecting the performance by the Stockholder of his or her obligations under this Agreement. The Stockholder agrees, without further consideration, to execute and deliver such additional documents and to take such further actions as are necessary or reasonably requested by Dollar to confirm and assure the rights and obligations set forth in this Agreement. The Stockholder understands and acknowledges that Dollar is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations and warranties of such Stockholder contained herein. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

6.
Publicity.   The Stockholder hereby authorizes Dollar and Standard to publish and disclose in any announcement or disclosure in connection with the Merger, including in the Proxy Statement or any other filing with any Governmental Entity made in connection with the Merger, the Stockholder’s identity and ownership of the Shares and the nature of the Stockholder’s obligations under this Agreement. The Stockholder agrees to notify Dollar as promptly as practicable of any inaccuracies or omissions in any information relating to the Stockholder that is so published or disclosed.

7.
Entire Agreement; Assignment.   The recitals are incorporated as a part of this Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than, if the Stockholder is a director or officer of Standard, with respect to any employment, non-competition, non-solicit, change of control, severance, or consulting agreement between the Stockholder and either Dollar or Standard, or its Affiliates. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party to this Agreement any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto; provided, however, that the rights under this Agreement are assignable by Dollar to a majority-owned Affiliate or any successor-in-interest of Dollar, but no such assignment shall relieve Dollar of its obligations hereunder.

Exhibit A-3

8.
Remedies/Specific Enforcement.   Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Dollar would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with its specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by the Stockholder of any covenant or obligation contained in this Agreement, in addition to any other remedy to which Dollar may be entitled (including monetary damages), Dollar shall be entitled to seek injunctive relief to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions hereof, and the Stockholder hereby waives any defense in any action for specific performance or an injunction or other equitable relief that a remedy at law would be adequate. The Stockholder further agrees that neither Dollar nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and the Stockholder irrevocably waives any right he or she may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

9.
Governing Law.   This Agreement is governed by, and shall be interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to any applicable conflict of law principles.

10.
Notice.   All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by electronic mail (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) if to the Stockholder, to the address or e-mail address, as applicable, set forth in Schedule A hereto, and if to Dollar, in accordance with Section 8.7 of the Merger Agreement.

11.
Severability.   Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

12.
Amendments; Waivers.   Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (a) in the case of an amendment, by Dollar and the Stockholder, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

13.
Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) THE PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) THE PARTY MAKES THIS WAIVER VOLUNTARILY; AND (IV) THE PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

14.
Counterparts.   The parties may execute this Agreement in one or more counterparts, including by facsimile or other electronic signature. All the counterparts will be construed together and will constitute one Agreement.

[Signature pages follow]

Exhibit A-4

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.
DOLLAR MUTUAL BANCORP
By: Name: Title:
[Additional Signatures on Next Page]

Exhibit A-5

STOCKHOLDER:
Name Title
Number of Shares:

Exhibit A-6

SCHEDULE A
Stockholder Information
Name, Address and E-Mail Address for Notices

Exhibit A-7

Annex B
September 24, 2020
The Board of Directors
Standard AVB Financial Corp.
2640 Monroeville Boulevard
Monroeville, PA 15146
Members of the Board:
You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to the common stockholders of Standard AVB Financial Corp. (“Standard”) of the Merger Consideration (as defined below) to be received by such stockholders in the proposed acquisition of Standard by Dollar Mutual Bancorp (“Dollar Mutual”), through the proposed merger of Dollar Acquisition Sub, Inc., a newly-formed wholly-owned subsidiary (“Merger Sub”) of Dollar Mutual, with and into Standard (the “Merger”), pursuant to the Agreement and Plan of Merger to be entered into by and among Dollar Mutual, Merger Sub and Standard (the “Agreement”). Pursuant to the Agreement and subject to the terms, conditions and limitations set forth therein, by virtue of the Merger, automatically and without any action on the part of Dollar Mutual, Merger Sub, Standard or any stockholder of Standard, each share of common stock, par value $0.01 per share, of Standard (“Standard Common Stock”) issued and outstanding immediately prior to the Effective Time (as defined in the Agreement), other than shares of Standard Common Stock, if any, held, directly or indirectly, by Dollar Mutual or by Standard (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted), and each Suspense Share (as defined in the Agreement) remitted to Standard prior to the Effective Time for purposes of repayment of the ESOP Loan (as defined in the Agreement) as contemplated by the Agreement, shall become and be converted into the right to receive $33.00 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.
KBW has acted as financial advisor to Standard and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our and their broker-dealer businesses (and in the case of Standard, further to an existing sales and trading relationship with KBW), we and our affiliates may from time to time purchase securities from, and sell securities to, Standard, Dollar Mutual and their respective affiliates. In addition, as market makers in securities, we and our affiliates may from time to time have a long or short position in, and buy or sell, debt or equity securities of Standard. We have acted exclusively for the board of directors of Standard (the “Board”) in rendering this opinion and will receive a fee from Standard for our services. A portion of our fee is payable upon the rendering of this opinion and a significant portion is contingent upon the successful completion of the Merger. In addition, Standard has agreed to indemnify us for certain liabilities arising out of our engagement.
Other than in connection with this present engagement, KBW has not provided investment banking or financial advisory services to Standard during the past two years. In the past two years, KBW has not provided investment banking or financial advisory services to Dollar Mutual. We may in the future provide investment banking and financial advisory services to Standard or Dollar Mutual and receive compensation for such services.
In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Standard and bearing upon the Merger, including among other things,

The Board of Directors — Standard AVB Financial Corp.
September 24, 2020

the following: (i) a draft of the Agreement dated September 21, 2020 (the most recent draft made available to us); (ii) the audited financial statements and the Annual Reports on Form 10-K for the three fiscal years ended December 31, 2019 of Standard; (iii) the unaudited quarterly financial statements and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020 of Standard; (iv) certain regulatory filings of Standard and its subsidiaries, including the quarterly reports on Form FR Y-9SP and quarterly call reports required to be filed with respect to each quarter during the three year period ended December 31, 2019 and the quarters ended March 31, 2020 and June 30, 2020; (v) certain other interim reports and other communications of Standard to its stockholders; and (vi) other financial information concerning the business and operations of Standard that was furnished to us by Standard or that we were otherwise directed to use for purposes of our analyses. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of Standard; (ii) the assets and liabilities of Standard; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial and stock market information for Standard with similar information for certain other companies the securities of which are publicly traded; and (v) financial and operating forecasts and projections of Standard that were prepared by Standard management, provided to and discussed with us by such management and used and relied upon by us at the direction of such management and with the consent of the Board. We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also participated in discussions that were held with the management of Standard regarding the past and current business operations, regulatory relations, financial condition and future prospects of Standard and such other matters as we have deemed relevant to our inquiry. In addition, we have considered the results of the efforts undertaken by Standard, with our assistance, to solicit indications of interest from third parties regarding a potential transaction with Standard.
In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was provided to us or that was publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of Standard as to the reasonableness and achievability of the financial and operating forecasts and projections of Standard referred to above (and the assumptions and bases therefor), and we have assumed that such forecasts and projections have been reasonably prepared and represent the best currently available estimates and judgments of such management.
It is understood that the forecasts and projections provided to us and used and relied upon by us were not prepared with the expectation of public disclosure and that such information is based on numerous variables and assumptions that are inherently uncertain (including, without limitation, factors related to general economic and competitive conditions and, in particular, assumptions regarding the ongoing COVID-19 pandemic) and, accordingly, actual results could vary significantly from those set forth in such forecasts and projections. We have assumed, based on discussions with Standard management and with the consent of the Board, that the forecasts and projections of Standard that were prepared and provided to us by Standard management provide a reasonable basis upon which we could form our opinion and we express no view as to any such information or the assumptions or bases therefor. Among other things, such information have assumed that the ongoing COVID-19 pandemic could have a significant adverse impact on Standard. We have relied on all such information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.
We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Standard since the date of the last financial statements that were made available to us. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, without independent verification and with your consent,

The Board of Directors — Standard AVB Financial Corp.
September 24, 2020

that the aggregate allowances for loan and lease losses for Standard are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of Standard, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of Standard, or Dollar Mutual under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Such estimates are inherently subject to uncertainty and should not be taken as our view of the actual value of any companies or assets.
We have assumed, in all respects material to our analyses, the following: (i) that the Merger and any related transaction will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which we have assumed will not differ in any respect material to our analyses from the draft reviewed by us referred to above) with no adjustments to the Merger Consideration and with no other payments in respect of Standard Common Stock; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) that there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the Merger or any related transaction and that all conditions to the completion of the Merger and any related transaction will be satisfied without any waivers or modifications to the Agreement or any of the related documents; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the Merger or the future results of operations or financial condition of Standard. We have assumed that the Merger will be consummated in a manner that complies with all applicable federal and state statutes, rules and regulations. We have further been advised by Standard that Standard has relied upon advice from its advisors (other than KBW) or other appropriate sources as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Standard, Dollar Mutual, Merger Sub, the Merger and any related transaction, and the Agreement. KBW has not provided advice with respect to any such matters.
This opinion addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of Standard Common Stock of the Merger Consideration to be received by such holders in the Merger. We express no view or opinion as to any other terms or aspects of the Merger or any term or aspect of any related transaction (including the second-step merger of Standard with and into Dollar Mutual (with Dollar Mutual as the surviving corporation) immediately following the consummation of the Merger and the actions relating to the Standard Bank, PaSB Amended and Restated Employee Stock Ownership Plan to be undertaken in connection with the Merger as provided in the Agreement), including without limitation, the form or structure of the Merger or any such related transaction, any consequences of the Merger or any such related transaction to Standard, its stockholders, creditors or otherwise, or any terms, aspects, merits or implications of any employment, consulting, voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger, any such related transaction, or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. As you are aware, there is currently widespread disruption, extraordinary uncertainty and unusual volatility arising from the effects of the COVID-19 pandemic, including the effect of evolving governmental interventions and non-interventions. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of Standard to engage in the Merger or enter into the Agreement, (ii) the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by Standard or the Board, (iii) the fairness of the amount or nature of the compensation to any of

The Board of Directors — Standard AVB Financial Corp.
September 24, 2020

Standard’s officers, directors or employees, or any class of such persons, relative to the compensation to the holders of Standard Common Stock, (iv) the effect of the Merger or any related transaction on, or the fairness of any consideration to be received by, holders of any class of securities of Standard (other than the holders of Standard Common Stock (solely with respect to the Merger Consideration, as described herein and not relative to any consideration to be received by holders of any other class of securities)) or any other party to any transaction contemplated by the Agreement, (v) whether Dollar Mutual has sufficient cash, available lines of credit or other sources of funds to enable the aggregate Merger Consideration to be paid to the holders of Standard Common Stock at the closing of the Merger, (vi) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement, or (vii) any legal, regulatory, accounting, tax or similar matters relating to Standard or its stockholders, or relating to or arising out of or as a consequence of the Merger or any related transaction.
This opinion is for the information of, and is directed to, the Board (in its capacity as such) in connection with its consideration of the financial terms of the Merger. This opinion does not constitute a recommendation to the Board as to how it should vote on the Merger, or to any holder of Standard Common Stock as to how to vote in connection with the Merger or any other matter, nor does it constitute a recommendation regarding whether or not any such stockholder should enter into a voting, shareholders’, or affiliates’ or similar agreement with respect to the Merger or exercise any dissenters’ or appraisal rights that may be available to such stockholder.
This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Standard Common Stock in the Merger is fair, from a financial point of view, to such holders.
Very truly yours,
Keefe, Bruyette & Woods, Inc.

Standard AVB Financial Corp.

VOTE

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MR A SAMPLE
DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m., Eastern Daylight Time, on January 18, 2021 (January 12, 2021 by 10:00 a.m. Eastern Daylight Time for 401K and ESOP shares).

Online
Go to **www.investorvote.com/stnd** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/stnd

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card Control Number 1234 5678 9012 345

To vote as the Board of Directors recommends on all items listed below, sign, date and return this proxy card.

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A Proposals— The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

B Authorized Signatures — This section must be completed for your vote to be counted. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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03CHPE

Standard AVB Financial Corp.

2021 Special Meeting of Stockholders

The 2021 Special Meeting of Stockholders will be held on Tuesday, January 19, 2021 at 9:00 a.m., Eastern Time, virtually via the internet at www.meetingcenter.io/204307764.

To access the virtual meeting, you must have the control number printed in the shaded bar on the reverse side of this form. The password for the meeting is STND2021.

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Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/stnd

PROXY VOTING INSTRUCTIONS FOR SPECIAL MEETING OF STOCKHOLDERS

Tuesday, January 19, 2021

If you participate in the ESOP or 401K Plans, your voting instructions will be given to the Plan Trustees. The Trustee will vote your shares in accordance with your instructions received by 10:00 a.m., Eastern Daylight Time, January 12, 2021. You may also revoke previously given voting instructions by 10:00 a.m., Eastern Daylight Time, January 12, 2021, by filing with the Trustee either written notice of revocation or a properly completed and signed proxy card bearing a later date. Your voting instructions will be kept confidential by the Trustee. If you do not send voting instructions, the Trustee will vote the number of shares equal to the share equivalents credited to your account in the same proportion that it votes shares for which it did receive timely instructions.

Your vote is important. You are strongly encouraged to vote your proxy through the Internet or by telephone in accordance with the instructions on the reverse side. However, if you wish to vote by mail, just complete the reverse side of this card, sign, and date below and return in the enclosed envelope. If you wish to vote in accordance with the Board of Directors' recommendations, you need not mark the voting boxes, only return a signed card. If you do not sign and return a proxy, submit a proxy by telephone or through the Internet, or attend the virtual meeting and vote by ballot, shares that you own directly cannot be voted.

C Non-Voting Items

Change of Address — Please print new address below.

Standard AVB Financial Corp.

VOTE

Using a **black ink** pen, mark your votes with an **X** as shown in this example.
Please do not write outside the designated areas.

Special Meeting Proxy Card

To vote as the Board of Directors recommends on all items listed below, sign, date and return this proxy card.

A Proposals— The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

B Authorized Signatures — This section must be completed for your vote to be counted. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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  q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q PROXY VOTING INSTRUCTIONS FOR SPECIAL MEETING OF STOCKHOLDERS Tuesday, January 19, 2021 This PROXY is solicited by the Board of Directors for use at the Special Meeting of Stockholders on January 19, 2021. Your shares of stock will be voted as you specify. If you sign and date your proxy card, but do not provide instructions, your shares of stock will be voted “FOR” Proposals 1, 2 and 3. By signing this PROXY, you revoke all prior proxies and appoint the Secretary of Standard AVB Financial Corp. with the power to appoint substitutes, to vote your shares of stock that you would be entitled to cast if attending the virtual Special Meeting of Stockholders, and all adjournments or postponements of the meeting. Please mark your vote on the reverse side, date and sign.